    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2002


                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          TECHNICAL OLYMPIC USA, INC.*
             (Exact name of registrant as specified in its charter)

             DELAWARE                             1520                            76-0460831
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)


                                                                PATRICIA M. PETERSEN, ESQ.
                                                                   4000 HOLLYWOOD BLVD.
               4000 HOLLYWOOD BLVD.                                   SUITE 500 NORTH
                  SUITE 500 NORTH                                HOLLYWOOD, FLORIDA 33021
             HOLLYWOOD, FLORIDA 33021                                 (954) 364-4024
                  (954) 364-4000                                   (954) 364-4020 (FAX)
           (Address, including zip code,             (Name, address, including zip code, and telephone
    and telephone number, including area code,                            number,
   of Registrant's principal executive offices)         including area code, of agent for service)


                             ---------------------

                                    COPY TO:
                              T. MARK KELLY, ESQ.
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                  713-758-4592
                               713-615-5531 (FAX)

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                             ---------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


* Includes certain subsidiaries of Technical Olympic USA, Inc. identified on the following pages.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                ADLER REALTY CO.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            59-1807418
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                               ADRO CONST., INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                          65-0015243                            1520
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                        NEWMARK FINANCE AFFILIATE, LTD.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            76-0171088
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                          NEWMARK FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            76-0171087
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                            NEWMARK HOME CORPORATION
             (Exact name of registrant as specified in its charter)

             NEVADA                              1520                            76-0460834
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                          NEWMARK HOMES BUSINESS TRUST
             (Exact name of registrant as specified in its charter)

            DELAWARE                             1520                            76-6166146
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                               NEWMARK HOMES L.P.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            76-0515833
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                         NEWMARK HOMES PURCHASING, L.P.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            76-0660771
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                                NHC HOMES, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                              1520                            88-0369697
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                             NMH INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                              1520                            86-0855036
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                        PACIFIC UNITED DEVELOPMENT CORP.
             (Exact name of registrant as specified in its charter)

             NEVADA                              1520                            75-2504956
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                              PACIFIC UNITED L.P.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            75-2677699
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                                   PUDC, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                              1520                            88-0369698
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                              TAP ACQUISITION CO.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0561547
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)


                           THE ADLER COMPANIES, INC.


             (Exact name of registrant as specified in its charter)



             FLORIDA                             1520                            65-0557004
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)


                              BANYAN TRAILS, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0775403
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES DELAWARE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                             1520                            51-0394120
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                          ENGLE HOMES FINANCING, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                             1520                            51-0394121
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                            ENGLE HOMES REALTY, INC.
             (Exact name of registrant as specified in its charter)

             GEORGIA                             1520                            65-0816680
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                               ENGLE HOMES, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            59-2214791
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                     ENGLE HOMES/ARIZONA CONSTRUCTION, INC.
             (Exact name of registrant as specified in its charter)

             ARIZONA                             1520                            86-0873699
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/ARIZONA, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0482568
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/ATLANTA, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0357420
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/BROWARD, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0389397
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/COLORADO, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0496809
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/GEORGIA, INC.
             (Exact name of registrant as specified in its charter)

             GEORGIA                             1520                            58-2394990
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                          ENGLE HOMES/GULF COAST, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0429651
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                         ENGLE HOMES/JACKSONVILLE, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0839876
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                       ENGLE HOMES/LAKE BERNADETTE, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            59-3288055
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                        ENGLE HOMES/NORTH CAROLINA, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0482564
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/ORLANDO, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0326491
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                          ENGLE HOMES/PALM BEACH, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0388379
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/PEMBROKE, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0470740
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                      ENGLE HOMES/SOUTHWEST FLORIDA, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0559002
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                            ENGLE HOMES/TEXAS, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0424508
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           ENGLE HOMES/VIRGINIA, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0482565
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                             GREENLEAF HOMES, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0762713
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                          PEMBROKE FALLS REALTY, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0698225
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                        PREFERRED BUILDERS REALTY, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            59-2552841
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                        PREFERRED HOME MORTGAGE COMPANY
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0325930
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                       PRESTIGE ABSTRACT & TITLE, L.L.C.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0883517
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                       PROFESSIONAL ADVANTAGE TITLE, LTD.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0883517
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                         ST. TROPEZ AT BOCA GOLF, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0304088
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           SILVERLAKE INTERESTS, L.C.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            74-2900725
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                            TECHNICAL MORTGAGE, L.P.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            74-2994172
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                             TM INVESTMENTS, L.L.C.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            76-0696514
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                           UNIVERSAL LAND TITLE, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-2630287
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                       UNIVERSAL LAND TITLE AGENCY, INC.
             (Exact name of registrant as specified in its charter)

             ARIZONA                             1520                            59-2630287
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                   UNIVERSAL LAND TITLE INVESTMENT #1, L.L.C.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            01-0587412
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                   UNIVERSAL LAND TITLE INVESTMENT #2, L.L.C.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            01-0587430
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                   UNIVERSAL LAND TITLE INVESTMENT #3, L.L.C.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            01-0587451
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                   UNIVERSAL LAND TITLE INVESTMENT #4, L.L.C.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            01-0587464
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                  UNIVERSAL LAND TITLE OF SOUTH FLORIDA, LTD.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-1079806
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                      UNIVERSAL LAND TITLE OF TEXAS, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                              1520                            65-0866344
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                 UNIVERSAL LAND TITLE OF THE PALM BEACHES, LTD.
             (Exact name of registrant as specified in its charter)

             FLORIDA                             1520                            65-0796917
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

                     UNIVERSAL LAND TITLE OF VIRGINIA, INC.
             (Exact name of registrant as specified in its charter)

            VIRGINIA                             1520                            54-1989157
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)          Identification Number)

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT EXCHANGE FOR THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED NOVEMBER   , 2002

PROSPECTUS

                          TECHNICAL OLYMPIC USA, INC.
                            OFFER TO EXCHANGE UP TO
                    $200,000,000 OF 9% SENIOR NOTES DUE 2010

                                      FOR

                    $200,000,000 OF 9% SENIOR NOTES DUE 2010

          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,


      FULLY AND UNCONDITIONALLY GUARANTEED BY ALL OF OUR MATERIAL DOMESTIC
                                  SUBSIDIARIES


                                      AND
                            OFFER TO EXCHANGE UP TO
           $150,000,000 OF 10 3/8% SENIOR SUBORDINATED NOTES DUE 2012

                                      FOR

           $150,000,000 OF 10 3/8% SENIOR SUBORDINATED NOTES DUE 2012

          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,


      FULLY AND UNCONDITIONALLY GUARANTEED BY ALL OF OUR MATERIAL DOMESTIC
                                  SUBSIDIARIES

                             ---------------------
                          TERMS OF THE EXCHANGE OFFERS
                             ---------------------
- We are offering to exchange $200,000,000 of our outstanding 9% Senior Notes due 2010 and $150,000,000 of our outstanding 10 3/8% Senior Subordinated Notes due 2012 for new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable. The exchange offers are independent of each other and neither exchange offer is conditioned upon the other exchange offer.

- We will exchange all outstanding notes that you validly tender and do not validly withdraw before the applicable exchange offer expires for an equal principal amount of new notes.

- Each exchange offer will expire at 5:00 p.m., New York City time, on [30 days], 2002, unless extended. We may but do not currently intend to extend either exchange offer.

- Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the applicable exchange offer.

- Each exchange of outstanding notes for new notes will not be a taxable event for U.S. federal income tax purposes.
                             ---------------------
  TERMS OF THE NEW 9% SENIOR NOTES OFFERED IN THE SENIOR NOTES EXCHANGE OFFER
                             ---------------------
MATURITY

- The new senior notes will mature on July 1, 2010.

INTEREST

- Interest on the new senior notes is payable on January 1 and July 1 of each year, beginning January 1, 2003.

                                             (cover continued on following page)
                             ---------------------

     SEE "RISK FACTORS" ON PAGE 9 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
                             ---------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                The date of this prospectus is           , 2002.

(cover continued from previous page)

CHANGE OF CONTROL

- Following a change of control, we will be required to make an offer to purchase all of the new senior notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

- Interest will accrue from June 25, 2002.

REDEMPTION

- At any time prior to July 1, 2006, we may redeem all or part of the new senior notes by paying a "make whole" premium based on U.S. Treasury rates as specified in this prospectus under "Description of New Notes -- Description of the Senior Notes -- Optional Redemption."

- At any time on or after July 1, 2006, we may redeem all or a part of the new senior notes at the redemption prices specified in this prospectus under "Description of the New Notes -- Description of the Senior Notes -- Optional Redemption."

- At any time prior to July 1, 2005, we may redeem up to 35% of the new senior notes with the net proceeds of certain equity offerings, at a price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the new senior notes remains outstanding after the redemption.

RANKING

- The new senior notes will be

  - our senior, unsecured obligations;

  - equal in right of payment with all of our existing and future senior debt;
    and

  - senior in right of payment to all of our existing and future subordinated debt (including our senior subordinated notes).
                             ---------------------
    TERMS OF THE NEW 10 3/8% SENIOR SUBORDINATED NOTES OFFERED IN THE SENIOR
                       SUBORDINATED NOTES EXCHANGE OFFER
                             ---------------------
MATURITY

- The new senior subordinated notes will mature on July 1, 2012.

INTEREST

- Interest on the new senior subordinated notes is payable on January 1 and July 1 of each year, beginning January 1, 2003.

- Interest will accrue from June 25, 2002.

REDEMPTION

- At any time prior to July 1, 2007, we may redeem all or part of the new senior subordinated notes by paying a "make whole" premium based on U.S. Treasury rates as specified in this prospectus under "Description of the New Notes -- Description of the Senior Subordinated Notes -- Optional Redemption."

- At any time on or after July 1, 2007, we may redeem all or a part of the new senior subordinated notes at the redemption prices specified in this prospectus under "Description of the New Notes -- Description of the Senior Subordinated Notes -- Optional Redemption."

- At any time prior to July 1, 2005, we may redeem up to 35% of the new senior subordinated notes with the net proceeds of certain equity offerings, at a price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the senior subordinated notes remains outstanding after the redemption.

CHANGE OF CONTROL

- Following a change of control, we will be required to make an offer to purchase all of the new senior subordinated notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

RANKING

- The new subordinated senior notes will be

  - our senior subordinated, unsecured obligations;

  - subordinate in right of payment with all of our existing and future senior debt (including the senior notes);

  - equal in right of payment with all of our existing and future senior subordinated debt; and

  - senior in right of payment to all of our future subordinated obligations.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the "Commission"). In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                             ---------------------

                               TABLE OF CONTENTS


Prospectus Summary..........................................     1
Risk Factors................................................     9
Exchange Offers.............................................    15
Use of Proceeds.............................................    25
Selected Financial Data.....................................    26
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................    28
Business....................................................    39
Management..................................................    46
Executive Compensation......................................    48
Principal Stockholders......................................    50
Certain Related Party Agreements and Transactions...........    51
Description of the New Notes................................    55
Federal Income Tax Considerations...........................   119
Plan of Distribution........................................   121
Legal Matters...............................................   122
Experts.....................................................   122
Where You Can Find More Information.........................   123
Forward-Looking Statements..................................   123
Index to Consolidated Financial Statements..................   F-1


                             ---------------------

                               PROSPECTUS SUMMARY


     You should read this entire prospectus and the documents to which we have referred you before making any decision respecting the exchange offers. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information which involves risks and uncertainties. See "Forward-Looking Statements."


     Unless this prospectus otherwise indicates or the context otherwise requires, the terms "we," "our," "us," "Technical Olympic USA" or the "Company" as used in this prospectus refer to Technical Olympic USA, Inc. and its subsidiaries.

                                    OVERVIEW

     We are the twelfth largest homebuilder in the United States based on the number of homes we closed in 2001 and have a geographically diversified, national presence. We operate in eleven metropolitan markets located in four major geographic regions: Florida, Texas, the West and the Mid-Atlantic. For the twelve months ended June 30, 2002, we delivered 5,197 homes and generated approximately $1.4 billion in revenues from home sales and $67 million in income from continuing operations.


     We design, build and market single-family residences, town homes, patio homes and condominiums primarily for "move-up" homebuyers who want to purchase a home that is larger and more expensive than their current home. We also offer homes to homebuyers who are relocating to a new city or state, "first-time" homebuyers, buyers of vacation homes and homebuyers with grown children who want a smaller home (empty nesters). To meet the needs of our diverse customer base, we build homes that range in size from 1,275 square feet to more than 7,000 square feet and had an average sales price of $264,100 for the twelve months ended June 30, 2002.



     We also offer a variety of financial services, including mortgage financing, title and homeowners' insurance and closing services, to homebuyers in the majority of our markets. Our mortgage origination operation derives most of its revenues from buyers of our homes, although it also offers its services to other homebuyers and existing homeowners refinancing their mortgages. Our title and homeowners' insurance and closing services are more broadly subscribed to by buyers of our homes, buyers of homes built by other homebuilders, as well as others in the real estate market who need such services.


                              BUSINESS STRATEGIES

EXPAND OUR PRESENCE IN EXISTING MARKETS

     We historically have expanded our presence in our existing markets primarily through internal growth. We believe our existing markets are attractive and provide us with opportunities for further expansion and growth. To increase our presence in our existing markets, we intend to use our extensive knowledge of the markets, leverage our existing operating management teams and capitalize on our well-established brand names and reputation for quality homebuilding. We believe further expansion in our existing markets will enable us to achieve greater overall economies of scale than those we currently enjoy and increase our revenues and profitability.

MAINTAIN OUR CONSERVATIVE LOT ACQUISITION STRATEGY

     We adhere to a conservative lot acquisition strategy that reduces our exposure to changes in land values by acquiring options to purchase lots rather than purchasing land outright wherever feasible and by selecting attractive locations that we believe are less susceptible to decreases in land value. We seek to control a lot supply sufficient for our anticipated homebuilding operations for the next two to four years, and we attempt to balance our controlled lot supply equally between lots we own and lots we can acquire under option contracts. We only acquire entitled land suitable for lot development and residential construction and do not speculate on land values by acquiring and holding land for resale or for future development. We believe that our lot acquisition strategy allows us to minimize both our risks and land carrying costs, while maintaining the flexibility to acquire rights to land during favorable market conditions.

PROVIDE SUPERIOR QUALITY AND CUSTOMER SERVICE

     We intend to continue to focus on building high quality homes and maintaining a high level of customer satisfaction because we believe superior quality and customer service have been, and will continue to be, critical to our success. Through our customer service departments, we will continue to provide prompt, courteous responses to homebuyers' needs throughout the homebuying process, including the warranty period. We believe our attention to pre-closing quality control inspections and our responsiveness to post-closing customer inquiries reduces post-closing repair costs, enhances our reputation for quality and service, and leads to further significant repeat and referral business.

EXPAND INTO NEW MARKETS

     In addition to our primary growth strategy of expanding in our existing markets, we also intend to pursue a disciplined expansion strategy into new markets to further increase our geographic diversity. We will focus on entering markets that have favorable homebuilding characteristics, including significant single-family home permit activity, substantial job and population growth, a diversified economy and an availability of strong management with local market expertise. We believe this long-term emphasis on geographic diversification will enable us to minimize our exposure to adverse economic conditions, seasonality and housing cycles in individual local markets.

                              RECENT DEVELOPMENTS

     We completed the merger of Engle Holdings Corp., a Delaware Corporation ("Engle"), into us on June 25, 2002. Engle, prior to the merger was wholly-owned by Technical Olympic, Inc. ("Technical Olympic"). Technical Olympic is a wholly-owned, indirectly held subsidiary of Technical Olympic S.A., a Greek corporation that is publicly traded on the Athens Stock Exchange and engaged principally in infrastructure and real estate development in Greece and other European countries and, indirectly through the Company, in the United States. Following the merger, Technical Olympic owns 91.75% of our outstanding common stock.


     Our executive offices are located at 4000 Hollywood Blvd., Suite 500-N, Hollywood, Florida 33201, and our telephone number is (954) 364-4000.


                              THE EXCHANGE OFFERS

     On June 25, 2002, we completed private offerings of the outstanding senior notes and senior subordinated notes. We entered into registration rights agreements with the initial purchasers in these offerings in which we agreed to deliver to you this prospectus and to use our best efforts to complete the exchange offer within 150 days after the date we issued the outstanding senior notes and senior subordinated notes.

Exchange Offers...............   We are offering to exchange new senior notes
                                 for outstanding senior notes and to exchange new senior subordinated notes for outstanding senior subordinated notes.

Expiration Date...............   Each exchange offer will expire at 5:00 p.m.
                                 New York City time, on [30 days], 2002, unless we decide to extend it. We may extend one exchange offer without extending the other.

Condition to the Exchange
Offers........................   The registration rights agreements do not
                                 require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the Commission.

                                 A minimum aggregate principal amount of
                                 outstanding notes being tendered is not a condition to the exchange offer.

Procedures for Tendering
Outstanding Notes.............   To participate in an exchange offer, you must
                                 complete, sign and date the applicable letter of transmittal, or a facsimile of the applicable letter of transmittal, and transmit it together with all other documents required in the letter of transmittal, including the outstanding notes that you wish to exchange, to Wells Fargo Bank Minnesota, National
                                 Association, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, if your outstanding notes are held through The
                                 Depository Trust Company and you wish to participate in an exchange offer, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the applicable letter of transmittal that we are providing with this prospectus as though you had signed the applicable letter of transmittal.

                                 If a broker-dealer, commercial bank, trust company or other nominee is the registered holder of your outstanding notes, we urge you to contact that person promptly to tender your outstanding notes in the exchange offer.

                                 For more information on tendering your
                                 outstanding notes, please refer to the sections in this prospectus entitled "Exchange
                                 Offers -- Terms of the Exchange Offers,"
                                 "-- Procedures for Tendering" and
                                 "-- Book-Entry Transfer."

Guaranteed Delivery
Procedures....................   If you wish to tender your outstanding notes
                                 and you cannot get your required documents to the exchange agent on time, you may tender your outstanding notes according to the guaranteed delivery procedures described in "Exchange
                                 Offers -- Guaranteed Delivery Procedures."

Withdrawal of Tenders.........   You may withdraw your tender of outstanding
                                 notes under either exchange offer at any time prior to the expiration date. To withdraw, you must have delivered a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m. New York City time on the expiration date of the applicable exchange offer.


Acceptance of Outstanding
Notes and Delivery of New
Notes.........................   If you fulfill all conditions required for
                                 proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any outstanding note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the new notes promptly after the expiration date. Please refer to the section in this prospectus entitled "Exchange
                                 Offers -- Terms of the Exchange Offers."

Fees and Expenses.............   We will bear all expenses related to each
                                 exchange offer. Please refer to the section in this prospectus entitled "Exchange Offers --
                                 Fees and Expenses."

Use of Proceeds...............   The issuance of the new notes will not provide
                                 us with any new proceeds. We are making these exchange offers solely to satisfy our obligations under our registration rights agreements.

Consequences of Failure to
Exchange Outstanding Notes....   If you do not exchange your outstanding notes
                                 in the applicable exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under our registration rights agreements. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.


U.S. Federal Income Tax
Considerations................   The exchange of new registered senior notes for
                                 outstanding senior notes in the senior notes exchange offer and the exchange of new registered senior subordinated notes for outstanding senior subordinated notes will not be taxable events for U.S. federal income tax purposes. Please read "Federal Income Tax
                                 Considerations."


Exchange Agent................   We have appointed Wells Fargo Bank Minnesota,
                                 National Association, as exchange agent for each of the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent at its address shown in the applicable letter of transmittal. Eligible institutions may make requests by facsimile at the number indicated in the letter of transmittal.

                             TERMS OF THE NEW NOTES

     The new notes will be identical to the outstanding notes of the same issue except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The new notes will evidence the same debt as outstanding notes of the same issue, and the same indentures will govern the new notes and the outstanding notes.


     The following is a summary of the terms of the new notes. You should read this summary together with the section of this document entitled "Description of the New Notes."


                     TERMS OF NEW 9% SENIOR NOTES DUE 2010

Issuer........................   Technical Olympic USA, Inc.

Notes Offered.................   $200 million in aggregate principal amount of
                                 9% Senior Notes due 2010.

Maturity......................   July 1, 2010.

Interest on the New Notes.....   9% annually.

Interest Payment Dates........   January 1 and July 1 of each year, commencing
                                 on January 1, 2003.

Sinking Fund..................   None.

Optional Redemption...........   At any time prior to July 1, 2006, we may
                                 redeem all or part of the new senior notes by paying a "make whole" premium based on U.S.
                                 Treasury rates as specified in this prospectus under "Description of the New
                                 Notes -- Description of the Senior Notes --
                                 Optional Redemption."

                                 At any time on or after July 1, 2006, we may redeem all or a part of the new senior notes at the redemption prices specified in this prospectus under "Description of the New
                                 Notes -- Description of the Senior
                                 Notes -- Optional Redemption."

                                 At any time prior to July 1, 2005, we may redeem up to 35% of the senior notes with the net proceeds of certain equity offerings, at a price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the senior notes remains outstanding after the redemption.


Change of Control.............   Following a change of control, we will be
                                 required to make an offer to purchase all of the new senior notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If a change of control were to occur, we may not have sufficient financial resources and may not be able to arrange financing to purchase all of the outstanding new senior notes.


Guarantees....................   The new senior notes will be fully guaranteed
                                 on a senior, unsecured basis, jointly and severally, by all of our material domestic subsidiaries. The guarantees will be:

                                 - equal in right of payment with all of the
                                   existing and future senior debt of the
                                   guarantors; and

                                 - senior in right of payment to all of the
                                   existing and future subordinated obligations of the guarantors (including the senior subordinated note guarantees).


                                 As of June 30, 2002, the guarantees on the new senior notes would not have been subordinated to any additional senior debt and would have been subordinated to $42.1 million of secured debt to the extent of the collateral securing such debt.


Ranking.......................   The new senior notes will be:

                                 - our senior, unsecured obligations;

                                 - equal in right of payment with all of our
                                   existing and future senior debt; and

                                 - senior in right of payment to all of our
                                   existing and future senior subordinated
                                   obligations (including the senior
                                   subordinated notes).

                                 As of June 30, 2002, the new senior notes would not have been subordinated to any additional senior debt and would have been subordinated to $42.1 million of secured debt to the extent of the collateral securing such debt. As of June 30, 2002, we could have incurred an additional $234.1 million of secured debt under our revolving credit facility, our warehouse line of credit and our other credit facilities.


Certain Covenants.............   We will issue the new senior notes under the
                                 existing indenture, among us, the guarantors and Wells Fargo Bank Minnesota, National
                                 Association, as the trustee, pursuant to which we issued the outstanding senior notes. The indenture includes covenants that limit our ability and the ability of our restricted subsidiaries to:

                                 - pay dividends or make other restricted
                                   payments;

                                 - create or permit certain liens;

                                 - sell assets;

                                 - create or permit restrictions on the ability
                                   of our restricted subsidiaries to pay
                                   dividends or make other distributions to us;

                                 - engage in transactions with affiliates; and

                                 - consolidate or merge with or into other
                                   companies or sell all or substantially all of our assets.

                                 The indenture also includes a covenant that requires us to maintain a certain consolidated net worth.

                                 The covenants in the indenture are subject to a number of important exceptions and qualifications.

                                 If the new senior notes receive an Investment Grade Rating (as defined under "Description of the New Notes -- Terms Common to the Senior Notes and the Senior Subordinated
                                 Notes -- Certain Definitions"), then for so long as such rating is maintained and no default or event of default has occurred and is continuing, certain of the covenants will cease to apply as described under "Description of the New Notes -- Description of the Senior Notes -- Certain Covenants -- Covenant Suspension."

Transfer Restrictions; Absence
of a Public Market for the
Notes.........................   The new senior notes generally will be freely
                                 transferable, but will also be new securities for which there will not initially be a market.
                                 There can be no assurance as to the development or liquidity of any market for the new senior notes.

            TERMS OF NEW 10 3/8% SENIOR SUBORDINATED NOTES DUE 2012

Issuer........................   Technical Olympic USA, Inc.

Notes Offered.................   $150 million in aggregate principal amount of
                                 10 3/8% Senior Subordinated Notes due 2012.

Maturity......................   July 1, 2012.

Interest on the New Notes.....   10 3/8% annually.

Interest Payment Dates........   January 1 and July 1 of each year, commencing
                                 on January 1, 2003.

Sinking Fund..................   None.

Optional Redemption...........   At any time prior to July 1, 2007, we may
                                 redeem all or part of the new senior
                                 subordinated notes by paying a "make whole" premium based on U.S. Treasury rates as specified in this prospectus under "Description of the New Notes -- Description of the Senior
                                 Subordinated Notes -- Optional Redemption."

                                 At any time on or after July 1, 2007, we may redeem all or a part of the new senior subordinated notes at the redemption prices specified in this prospectus under "Description of the New Notes -- Description of the Senior Subordinated Notes -- Optional Redemption."

                                 At any time prior to July 1, 2005, we may redeem up to 35% of the new senior subordinated notes with the net proceeds of certain equity offerings, at a price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the new senior subordinated notes remains outstanding after the redemption.


Change of Control.............   Following a change of control, we will be
                                 required to make an offer to purchase all of the new senior subordinated notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If a change of control were to occur, we may not have sufficient financial resources and may not be able to arrange financing to purchase all of the outstanding new senior subordinated notes.


Guarantees....................   The new senior subordinated notes will be fully
                                 guaranteed on a senior subordinated, unsecured basis, jointly and severally, by all of our material domestic subsidiaries. The guarantees will be:

                                 - subordinate in right of payment to all of the
                                   existing and future senior debt of the
                                   guarantors (including the senior note
                                   guarantees);

                                 - equal in right of payment with all of the
                                   existing and future senior subordinated debt of the guarantors; and

                                 - senior in right of payment to all of the
                                   existing and future subordinated obligations of the guarantors.


                                 As of June 30, 2002, the guarantees on the new senior subordinated notes would have been subordinated to $242.1 million of senior debt.


Ranking.......................   The new senior subordinated notes will be:

                                 - our senior subordinated, unsecured
                                   obligations;

                                 - subordinate in right of payment to all of our
                                   existing and future senior debt (including the senior notes);

                                 - equal in right of payment with all of our
                                   existing and future senior subordinated debt; and

                                 - senior in right of payment to all of our
                                   existing and future subordinated obligations.


                                 As of June 30, 2002, the new senior
                                 subordinated notes would have been subordinated to $242.1 million of senior debt. As of June 30, 2002, we could have incurred an additional $234.1 million of senior debt under our revolving credit facility, our warehouse line of credit and our other credit facilities.


Certain Covenants.............   We will issue the new senior subordinated notes
                                 under an indenture, among us, the guarantors and Wells Fargo Bank Minnesota, National
                                 Association, as the trustee, pursuant to which we issued the outstanding senior subordinated notes. The indenture will include covenants that limit our ability and the ability of our restricted subsidiaries to:

                                 - incur additional indebtedness;

                                 - pay dividends or make other restricted
                                   payments;

                                 - create or permit certain liens;

                                 - sell assets;

                                 - create or permit restrictions on the ability
                                   of our restricted subsidiaries to pay
                                   dividends or make other distributions to us;

                                 - engage in transactions with affiliates;

                                 - incur layered indebtedness; and

                                 - consolidate or merge with or into other
                                   companies or sell all or substantially all of our assets.

                                 The indenture also includes a covenant that requires us to maintain a certain consolidated net worth.

                                 The covenants in the indenture are subject to a number of important exceptions and qualifications.

                                 If the new senior subordinated notes receive an Investment Grade Rating (as defined under "Description of the New Notes -- Terms Common to the Senior Notes and the Senior Subordinated Notes -- Certain Definitions"), then for so long as such rating is maintained and no default or event of default has occurred and is continuing, certain of the covenants will cease to apply as described under "Description of the New Notes -- Description of the Senior Subordinated Notes -- Certain
                                 Covenants -- Covenant Suspension."

Transfer Restrictions; Absence
of a Public Market for the
Notes.........................   The new senior subordinated notes generally
                                 will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new senior subordinated notes.

                                  RISK FACTORS


     See "Risk Factors," beginning on page 9 hereof, for a discussion of certain factors that you should consider before participating in either exchange offer.

                                  RISK FACTORS

     In addition to the other information set forth elsewhere or incorporated by reference in this prospectus, the following factors relating to our company and the exchange offers and the new notes should be considered carefully in deciding whether to participate in the exchange offers.

                         RISKS RELATED TO OUR BUSINESS

OUR SIGNIFICANT LEVEL OF DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR DEBT SERVICE OBLIGATIONS.


     We currently have a significant amount of debt, the ability of which to meet will depend on our future performance. Numerous factors outside of our control, including changes in economic or other business conditions generally or in the markets or industry in which we do business, may adversely affect our operating results and cash flows, which in turn may affect our ability to meet our debt service obligations. As of June 30, 2002, on a consolidated basis, we had approximately $392.1 million aggregate principal amount of debt outstanding (including the new notes, the warehouse line of credit and our other credit facilities, but excluding consolidated land bank obligations of $30 million). At June 30, 2002, we also had the capacity to borrow an additional $209.2 million under our revolving credit facility and $24.9 million under our warehouse line of credit and our other credit facilities, subject to our satisfying the relevant borrowing conditions in those facilities. In addition, subject to restrictions in our financing documents, we may incur additional debt.



     If we are unable to meet our debt service obligations, we may need to restructure or refinance our debt, seek additional equity financing or sell assets. We may be unable to restructure or refinance our debt, obtain additional equity financing or sell assets on satisfactory terms or at all.


WE MAY NEED ADDITIONAL FINANCING TO FUND OUR OPERATIONS OR FOR THE EXPANSION OF OUR BUSINESS, AND IF WE ARE UNABLE TO OBTAIN SUFFICIENT FINANCING, WE MAY NOT BE ABLE TO OPERATE OR EXPAND OUR BUSINESS AS PLANNED AND THIS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FUTURE GROWTH.

     Our operations require significant amounts of cash. If our business does not achieve the levels of profitability or generate the amount of cash that we anticipate or if we expand through acquisitions or organic growth faster than anticipated, we may need to seek additional debt or equity financing to operate and expand our business. If we are unable to obtain sufficient financing to fund our operations or expansion, it could adversely affect our results of operation and future growth. We may be unable to obtain additional financing on satisfactory terms or at all. If we raise additional funds through the incurrence of debt, we will incur increased debt service costs and may become subject to additional restrictive financial and other covenants.


ECONOMIC DOWNTURNS IN THE GEOGRAPHIC AREAS IN WHICH WE OPERATE COULD ADVERSELY AFFECT DEMAND AND PRICES FOR NEW HOMES IN THOSE AREAS AND WOULD HAVE AN ADVERSE EFFECT ON OUR REVENUES AND EARNINGS.


     Although we operate in 11 major metropolitan areas, our operations are concentrated in the southwestern and southeastern United States. Adverse economic or other business conditions in these regions or in the particular markets in which we operate, all of which are outside of our control, could have a material adverse impact on our revenues and earnings.

WE MAY NOT BE ABLE TO ACQUIRE SUITABLE LAND AT REASONABLE PRICES, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We have experienced an increase in competition for available land and developed lots in some of our markets as a result of the strength of the economy in many of these markets over the past few years and the availability of more capital to major homebuilders. Our ability to continue our development activities over the long term depends upon our ability to locate suitable parcels of land or developed lots and acquire them to support our homebuilding operations. As competition for land increases, the cost of acquiring it may rise and the availability of suitable parcels at acceptable prices may decline. If we are unable to acquire suitable land or developed lots at reasonable prices, it could limit our ability to develop new projects or result in increased land costs which we may not be able to pass through to our customers. Consequently, it could adversely affect our results of operations.


TECHNICAL OLYMPIC, INC., OUR MAJORITY STOCKHOLDER, CAN CAUSE US TO TAKE CERTAIN ACTIONS OR PRECLUDE US FROM TAKING CERTAIN ACTIONS WITHOUT THE APPROVAL OF THE OTHER STOCKHOLDERS AND MAY HAVE INTERESTS THAT COULD CONFLICT WITH YOUR INTERESTS.


     Currently, Technical Olympic, Inc., a Delaware corporation ("Technical Olympic") owns 91.75% of the voting power of our common stock. As a result, Technical Olympic has the ability to control all fundamental matters affecting us, including with respect to the election of our directors and the outcome of any matter submitted to our board of directors or our stockholders for approval and may authorize actions or have interests that could conflict with your interests.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE ENGLE COMPANIES INTO OUR EXISTING OPERATIONS OR TO REALIZE THE EXPECTED BENEFITS OF THE RECENT MERGER OF ENGLE HOLDINGS CORP., WITH AND INTO US.

     We completed the merger of Engle into us on June 25, 2002. We intend to integrate the Engle companies' operations with ours in order to achieve, among other things, various operating and purchasing efficiencies. In connection with the merger, the departure of management and other key personnel or difficulties in integrating the companies' operations could cause our financial condition, results of operations and competitive position to be adversely affected. Even if we overcome these challenges and risks, we may not realize the expected benefits of the merger.

                         RISKS RELATED TO OUR INDUSTRY


CHANGES IN ECONOMIC OR OTHER BUSINESS CONDITIONS COULD ADVERSELY AFFECT DEMAND AND PRICES FOR NEW HOMES AND COULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.


     The homebuilding industry historically has been cyclical and is affected significantly by adverse changes in general and local economic conditions, such as:

     - employment levels;

     - population growth;

     - consumer confidence and stability of income levels;

     - availability of financing for land acquisitions, construction and permanent mortgages;

     - interest rates;

     - inventory levels of both new and existing homes;

     - supply of rental properties; and

     - conditions in the housing resale market.

     One or more of these conditions, all of which are outside of our control, could adversely affect demand and the prices for new homes in some or all of the regions in which we operate. A decline in demand or the prices we can obtain for our homes could have an adverse effect on our results of operations.

WE ARE SUBJECT TO SUBSTANTIAL RISKS WITH RESPECT TO THE LAND AND HOME INVENTORIES WE MAINTAIN, AND FLUCTUATIONS IN MARKET CONDITIONS MAY AFFECT OUR RESULTS OF OPERATIONS.


     As a homebuilder, we must constantly locate and acquire new tracts of land for development and developed lots to support our homebuilding operations. There is often a lag time between the time we acquire land for development or developed lots and the time that we can bring the developed properties to market and sell them. Lag time varies on a project-by-project basis; however, historically, we have experienced a lag time of approximately 9 to 12 months. As a result, we face the risk that demand for housing may decline during this period and that we will not be able to dispose of developed properties or undeveloped land or lots acquired for development at expected prices or within anticipated time frames or at all. The market value of housing inventories, undeveloped land and developed lots can fluctuate significantly because of changing market conditions. In addition, inventory carrying costs (including interest on funds used to acquire land or build homes) can be significant and can adversely affect our performance. Because of these factors, we may be forced to sell homes or other property at a loss or for prices that generate less profit than we anticipate. We may also be required to make material write-downs of the book value of our real estate assets in accordance with generally accepted accounting principles if values decline.


SUPPLY RISKS AND SHORTAGES RELATING TO LABOR AND MATERIALS CAN HARM OUR BUSINESS BY DELAYING CONSTRUCTION AND INCREASING COSTS.

     The homebuilding industry from, time to time, has experienced significant difficulties with respect to:

     - shortages of qualified trades people and other labor;

     - inadequately capitalized local contractors;

     - shortages of materials; and

     - volatile increases in the cost of certain materials, including lumber, framing and cement, which are significant components of home construction costs.


     These difficulties could increase our construction costs and cause construction delays. In addition, we may not be able to pass through any increased costs to our customers, particularly because in many cases we fix the price of a home at the time a sales contract is signed, which may be up to one year in advance of the delivery of the home. While increases in the cost of materials we use has not had a material effect on our results of operations, we may experience such effects in the future.


FUTURE INCREASES IN INTEREST RATES COULD PREVENT POTENTIAL CUSTOMERS FROM PURCHASING OUR HOMES, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

     Almost all of our customers finance their purchases through mortgage financing obtained from us or other sources. Increases in interest rates or decreases in the availability of mortgage financing could cause a decline in the market for new homes as potential homebuyers may not be able to obtain affordable financing. Even if our potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. Interest rates currently are at their lowest level in decades, and any future increases in interest rates could adversely affect our revenues and earnings.


THE COMPETITIVE CONDITIONS IN THE HOMEBUILDING INDUSTRY COULD INCREASE OUR COSTS, REDUCE OUR REVENUES AND OTHERWISE ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.


     The homebuilding industry is highly competitive and fragmented. We compete in each of our markets with numerous national, regional and local builders, including some builders with greater financial resources, more experience and more established market positions than ours and who have lower costs of capital, labor and material than us and better opportunities for land acquisitions. Builders of new homes compete for homebuyers, as well as for desirable properties, raw materials and skilled subcontractors. The competitive conditions in the homebuilding industry could among other things:

     - increase our costs and reduce our revenues;

     - make it difficult for us to acquire suitable land at acceptable prices;

     - require us to increase selling commissions and other incentives;

     - result in delays in construction if we experience a delay in procuring materials or hiring laborers; and

     - result in lower sales volumes.

     We also compete with resales of existing homes, available rental housing and, to a lesser extent, condominium resales. An oversupply of attractively priced resale or rental homes in the markets in which we operate could adversely affect our ability to sell homes profitably.

     Our financial services operations are also subject to competition from third-party providers, many of which are substantially larger, may have a lower cost of funds or overhead than we do and may focus exclusively on providing such services.


OUR BUSINESS IS SUBJECT TO GOVERNMENTAL REGULATIONS THAT MAY INCREASE THE COST OF OUR DEVELOPMENT AND HOMEBUILDING PROJECTS.


     We are subject to extensive and complex laws and regulations that affect the land development and homebuilding process, including laws and regulations related to zoning, permitted land uses, levels of density, building design, elevation of properties, water and waste disposal and use of open spaces. We also are subject to a variety of local, state and federal laws and regulations concerning the protection of health and the environment. In some of the markets in which we operate, we are required to pay environmental impact fees, use energy saving construction materials and give commitments to provide certain infrastructure such as roads and sewage systems. We must also obtain permits and approvals from local authorities to complete residential development or home construction. The laws and regulations under which we operate and our obligations to comply with them may result in delays in construction and development, cause us to incur substantial compliance and other increased costs and prohibit or severely restrict development and homebuilding activity in certain areas in which we operate.

     Our financial services operations are subject to numerous federal, state and local laws and regulations. Failure to comply with these requirements can lead to administrative enforcement actions, the loss of required licenses and claims for monetary damages.

                           RISKS RELATED TO THE NOTES

THE INDENTURES FOR THE SENIOR NOTES AND THE SENIOR SUBORDINATED NOTES AND OUR CREDIT FACILITY IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS WHICH MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

     The indentures for the senior notes and the senior subordinated notes and our credit facility impose significant operating and financial restrictions on us. These restrictions limit our ability to, among other things:

     - incur additional debt;

     - pay dividends or make other restricted payments;

     - create or permit certain liens;

     - sell assets;

     - create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

     - engage in transactions with affiliates; and

     - consolidate or merge with or into other companies or sell all or substantially all of our assets.

     The agreements governing the debt of some of the subsidiary guarantors contain similar restrictions applicable to those guarantors. These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, our credit facility requires us to maintain specified financial ratios and satisfy certain financial covenants, the indentures for the notes require us to maintain a specified minimum consolidated net worth and our warehouse line of credit requires us to maintain the collateral value of our borrowing base. We may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our credit facility would prevent us from borrowing additional money under the facility and could result in a default under it. Our failure to maintain the specified minimum consolidated net worth under the indentures will require us to offer to purchase a portion of the notes. If we fail to purchase these notes, it would result in a default under the indentures and may result in a default under other debt facilities.


WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATIONS TO HOLDERS OF THE NOTES UPON A CHANGE OF CONTROL OR A DECLINE IN OUR CONSOLIDATED NET WORTH.

     If a change of control occurs, we will be required, subject to certain conditions, to order to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. Our failure to purchase, or give notice of purchase of, the notes would be in default under the indentures, which would in turn be a default under our credit facility. In addition, a change of control will constitute an event of default under our credit facility. A default under our credit facility would result in an event of default under the indentures if the lenders were to accelerate the debt under the facility.

     In addition, if our consolidated net worth falls below $150.0 million for any two consecutive fiscal quarters, we are required to make an offer to purchase at least 10% of the notes then outstanding at a price equal to 100% of the principal amount, together with accrued and unpaid interest, if any, to the date of purchase. As of June 30, 2002, on a consolidated basis, our consolidated net worth was $359 million.

     If a change of control were to occur today, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. In addition, we may not have sufficient funds available to fund a net worth offer. The source of funds for any purchase of notes in either event will be our available cash or cash generated from our operations or other sources, including borrowing, sales of assets or sales of equity. If we do not have sufficient cash on hand, we could seek to refinance the debt under our credit facility, the notes and our other debt or obtain a waiver from the lenders or the holders of the notes, as the case may be. We may not, however, be able to obtain a waiver or refinance our debt on satisfactory terms, or at all. In addition, the indenture for the senior notes restricts our ability to make a change of control offer for the senior subordinated notes to the extent we cannot comply with the covenant described under "Description of the New Notes -- Description of the Senior Notes -- Certain Covenants -- Limitation on Restricted Payments." See "Description of the New Notes -- Repurchase at the Option of Holders Upon a Change of Control" and "-- Certain Covenants -- Maintenance of Consolidated Net Worth."

     If the holders of the notes exercise their right to require us to repurchase notes in either event, the financial effect of this repurchase could cause a default under our other debt, even if the event itself would not cause a default.

THE RIGHT TO RECEIVE PAYMENTS ON THE SENIOR SUBORDINATED NOTES AND GUARANTEES OF THOSE NOTES IS SUBORDINATED TO OUR SENIOR DEBT.

     Payment on the senior subordinated notes is subordinated in right of payment to all of our senior debt, including the senior notes and our credit facility. Payment on the guarantee of each guarantor of the senior subordinated notes is subordinated in right of payment to that guarantor's senior debt, including its guarantee of the senior notes and our credit facility. Upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the senior subordinated notes or the subsidiary guarantees thereof, as the case may be. In these cases, we or a guarantor, as the case may be, may not have sufficient funds to pay all of our or its creditors and holders of senior subordinated notes may receive less, ratably, than the holders of senior debt, including the senior notes, and due to the turnover provisions in the senior subordinated notes indenture, less ratably than the holders of unsubordinated obligations, including trade payables. In addition, all payments on the senior subordinated notes and the related guarantees will be blocked in the event of a payment default on any senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES AND THE GUARANTEES IS UNSECURED AND WILL BE EFFECTIVELY SUBORDINATED TO OUR EXISTING AND FUTURE SECURED DEBT.


     The notes are effectively subordinated to claims of our secured creditors and the guarantees of each guarantor are effectively subordinated to the claims of the existing and future secured creditors of that guarantor. Our credit facility, our warehouse line of credit and certain of our development loans are secured obligations. At June 30, 2002, we had approximately $42.1 million aggregate principal amount of secured debt outstanding.


OUR HOLDING COMPANY STRUCTURE COULD LIMIT OUR ABILITY TO ACCESS THE CASH FLOW OF OUR NON-GUARANTOR SUBSIDIARIES AND THE ABILITY OF THE HOLDERS OF THE NOTES TO ACCESS THE ASSETS OF THOSE SUBSIDIARIES WILL BE EFFECTIVELY SUBORDINATED TO THOSE SUBSIDIARIES' OTHER OBLIGATIONS.

     Substantially all of our operations are conducted through our subsidiaries. Therefore, our ability to service our debt, including the notes, is dependent upon the cash flows of those subsidiaries and, to the extent they are not subsidiary guarantors, their ability to distribute those cash flows as dividends, loans or other payments to the entities which are obligors under the notes and the guarantees. If their ability to make these distributions were restricted, by law or otherwise, then we would not be able to use the earnings of the non-guarantor subsidiaries to make payments on the notes. In addition, our subsidiaries that are not subsidiary guarantors may have liabilities, including trade payables and contingent liabilities, that may be significant. Our rights as an equity holder of those subsidiaries to receive any of their assets, upon a liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, effectively will be subordinated to the claims of those subsidiaries' creditors, including trade creditors, if any.

YOUR ABILITY TO ENFORCE THE GUARANTEES OF THE NOTES MAY BE LIMITED.

     Although the notes are our obligations, they are unconditionally guaranteed on a senior, unsecured basis (in the case of the senior notes) or senior subordinated, unsecured basis (in the case of our senior subordinated notes) by all of our material domestic subsidiaries. The performance by each subsidiary guarantor of its obligations with respect to its guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such subsidiary guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of such incurrence, the subsidiary guarantor:

     - was insolvent;

     - was rendered insolvent by reason of such incurrence or grant;

     - was engaged in a business or transaction for which the assets remaining with such subsidiary guarantor constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor's obligations under its guarantee, recover payments made under the guarantee, subordinate the guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the notes.


     A court could also avoid an incurrence of indebtedness, including the guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.


             RISKS RELATED TO THE EXCHANGE OFFERS AND THE NEW NOTES


IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OUTSTANDING NOTES AND YOUR ABILITY TO TRANSFER OUTSTANDING NOTES WILL BE ADVERSELY AFFECTED.

     We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to insure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

     If you do not exchange your outstanding notes for new notes pursuant to the applicable exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Further, if you continue to hold any outstanding notes after the applicable exchange offer is consummated, you may have trouble selling them because there will be fewer outstanding notes outstanding.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, YOU MAY BE UNABLE TO SELL THE NEW NOTES OR TO SELL THE NEW NOTES AT A PRICE THAT YOU DEEM SUFFICIENT.

     The new notes will be new securities for which there currently is no established trading market. Although we will register the new notes under the Securities Act, we do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system. In addition, although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the new notes after the exchange offers, the initial purchasers may stop making a market at any time. Finally, if a large number of holders of outstanding notes do not tender outstanding notes or tender outstanding notes improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offers could adversely affect the development of a market for these new notes.

                                EXCHANGE OFFERS

PURPOSE AND EFFECT OF THE EXCHANGE OFFERS

     We entered into registration rights agreements with respect to each of the senior notes and the senior subordinated notes. Under each registration rights agreement, we agreed, for the benefit of the holders of the notes to which such agreement relates, that we would, (a) not later than 90 days after the date of original issuance of such notes, file a registration statement for such notes with the Commission with respect to a registered offer to exchange such notes for new notes of the Company having terms substantially identical in all material respects to such notes (except that the exchange notes will not contain terms with respect to transfer restrictions) and (b) use best efforts to cause the registration statement provided for under such agreement to be declared effective under the Securities Act not later than 150 days after the date of original issuance of such notes.

     We will keep the exchange offers for the senior notes and the senior subordinated notes open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the applicable exchange offer is mailed to the holders of the notes eligible to participate in such exchange offer.

     For each note surrendered to us pursuant to an exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the note surrendered in exchange thereof or, if no interest has been paid on such note, from the date of its original issue, June 25, 2002.

     Under existing Commission interpretations, exchange notes acquired in a registered exchange offer by holders of notes are freely transferable without further registration under the Securities Act if the holder of the exchange notes represents that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the exchange notes and that it is not an affiliate of the Company, as such terms are interpreted by the Commission, provided that broker-dealers ("participating broker-dealers") receiving exchange notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the exchange offer registration statement relating to such exchange notes.

     Under each registration rights agreement, we are required to allow participating broker-dealers and other Persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes for 180 days following the effective date of our exchange offer registration statement (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus).

     A holder of notes (other than certain specified holders) who wishes to exchange its notes for exchange notes in an exchange offer will be required to represent in the applicable letter of transmittal that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the applicable exchange offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

RESALE OF NEW NOTES

     Based on no action letters of the Commission staff issued to third parties, we believe that new notes received in the exchange offers may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     - such new notes are acquired in the ordinary course of your business; and

     - you do not intend to participate in a distribution of the new notes.

     The Commission, however, has not considered the exchange offer for the new senior notes or the exchange offer for the new senior subordinated notes in the context of a specific no action letter, and the Commission may not make a similar determination as in the no action letters issued to these third parties.

     If you tender in an exchange offer with the intention of participating in any manner in a distribution of the related new notes, you

     - cannot rely on such interpretations by the Commission staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the applicable letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFERS

     Subject to the terms and conditions described in this prospectus and in the applicable letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the applicable exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

     Neither exchange offer is conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange, and neither exchange offer is conditioned upon the other.

     As of the date of this prospectus, $200,000,000 in aggregate principal amount of the senior notes are outstanding and $150,000,000 in aggregate principal amount of senior subordinated notes are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in either exchange offer.

     We intend to conduct each exchange offer in accordance with the provisions of the applicable registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Outstanding notes that the holders thereof do not tender for exchange in the applicable exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the respective indenture relating to the notes and the applicable registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the provisions of the applicable registration rights agreements. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender outstanding notes in an exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with each exchange offer. It is important that you read the section labeled "-- Fees and Expenses" for more details regarding fees and expenses incurred in an exchange offer.


     We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the applicable exchange offer.


EXPIRATION DATE


     Each exchange offer will expire at 5:00 p.m. New York City time on
          , 2002, the 21st business day following the date of this prospectus, unless, in our sole discretion, we extend it. We may extend one exchange offer without extending the other.


EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which either exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend an exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes that are subject to the exchange offer of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "-- Conditions to the Exchange Offers" have not been satisfied in relation to either exchange offer, we reserve the right, in our sole discretion

     - to delay accepting for exchange any outstanding notes,

     - to extend the exchange offer, or

     - to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the applicable registration rights agreement, we also reserve the right to amend the terms of either exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes that are subject to the exchange offer. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes that are subject to the exchange offer. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend such exchange offer if such exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFERS

     We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the applicable exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the Commission. Similarly, we may terminate either exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "-- Purpose and Effect of the Exchange Offers," "-- Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate either exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.


     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.


     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the applicable indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

  HOW TO TENDER GENERALLY

     Only a holder of outstanding notes may tender such outstanding notes in an exchange offer. To tender in an exchange offer, a holder must:

     - complete, sign and date the applicable letter of transmittal, or a facsimile of the applicable letter of transmittal;

     - have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

     - mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m. New York City time on the expiration date; or

     - comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

     In addition, either:

     - the exchange agent must receive outstanding notes along with the letter of transmittal; or

     - the exchange agent must receive, prior to 5:00 p.m. New York City time on the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m. New York City time on the applicable expiration date.

     The tender by a holder that is not withdrawn prior to 5:00 p.m. New York City time on the applicable expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M. NEW YORK CITY TIME ON THE APPLICABLE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  HOW TO TENDER IF YOU ARE A BENEFICIAL OWNER

     If you beneficially own outstanding notes that are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either:

     - make appropriate arrangements to register ownership of the outstanding notes in your name; or

     - obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership, if permitted under the indenture for the notes, may take considerable time and may not be completed prior to the expiration date.

  SIGNATURES AND SIGNATURE GUARANTEES

     You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States, or an eligible guarantor institution.

  WHEN YOU NEED ENDORSEMENTS OR BOND POWERS

     If a letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

     If a letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

  TENDERING THROUGH DTC'S AUTOMATED TENDER OFFER PROGRAM

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing a letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     - DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

     - such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

     - the agreement may be enforced against such participant.

  DETERMINATIONS UNDER THE EXCHANGE OFFERS

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes in each exchange offer. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of either exchange offer, including the instructions in the applicable letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

  WHEN WE WILL ISSUE NEW NOTES

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under an exchange offer only after the exchange agent timely receives:

     - outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

  RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

     If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer in the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of an exchange offer.

  YOUR REPRESENTATIONS TO US

     By signing or agreeing to be bound by the applicable letter of transmittal, you will represent to us that, among other things:

     - any new notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     - you are not engaged in and do not intend to engage in the distribution of the new notes;

     - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     - you are not our "affiliate," as defined in Rule 405 of the Securities
       Act.

BOOK-ENTRY TRANSFER

     The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of each exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m. New York City time on the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

     - the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

     - prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having a office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

      - setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

      - stating that the tender is being made thereby, and

      - guaranteeing that, within three (3) New York Stock Exchange ("NYSE") trading days after the applicable expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) NYSE trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender under either exchange offer at any time prior to 5:00 p.m. New York City time on the applicable expiration date.

     For a withdrawal to be effective:

     - the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal; or

     - you must comply with the appropriate procedures of DTC's automated tender offer program system.

     Any notice of withdrawal must:

     - specify the name of the person who tendered the outstanding notes to be withdrawn; and

     - identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes.

     If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the applicable exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the applicable expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders with respect to each exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with each exchange offer. They include:

     - Commission registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under each exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

     - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

     If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes for new notes under the applicable exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

     We will record the new notes in our accounting records at the same carrying values as the outstanding notes. For each issue of the outstanding notes, this carrying value is the aggregate principal amount of the outstanding notes less the original issue discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with either exchange offer.

OTHER

     Participation in an exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

                                USE OF PROCEEDS

     Each exchange offer is intended to satisfy our obligations under the related registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offers. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes do not include certain transfer restrictions. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.


     We used the net proceeds from the sale of the outstanding notes, along with cash on hand, to repay, defease or discharge outstanding loans, credit facilities, notes and other debt.



     The following table sets forth the uses of the proceeds of the outstanding notes:



         SOURCES OF FUNDS                                          USES OF FUNDS
         ----------------                                          -------------
                                   (DOLLARS IN MILLIONS)
Proceeds of the offering of the
  Notes............................       $350.0        Repay Newmark debt (1).............  $ 89.5
Cash on hand.......................         51.4        Repay Engle credit facility(2).....   205.5
                                                        Repay Engle acquisition debt(3)....    75.7
                                                        Defease or discharge Engle 9 1/4%
                                                        Senior Notes due 2008(4)...........    14.7
                                          ------
                                                        Expenses of the offering of the
                                                        notes..............................    16.0
Total sources......................       $401.4        Total uses(5)......................  $401.4


---------------


(1) Represented: (i) amounts outstanding under loans to finance the purchase of lots and construction of homes, which were collateralized by the lots and homes, bore interest at varying rates from LIBOR plus a spread (4.20% per annum at March 31, 2002) to the prime rate (4.75% per annum at March 31,
    2002) and matured, in each case, upon the earlier of the sale of the financed home or the termination of the facility, with the facility maturing on June 27, 2003; (ii) amounts outstanding under a loan used to finance the purchase of Newmark's current corporate office, which bore interest at 7.45% per annum and matured on August 1, 2008; and (iii) amounts outstanding under a mortgage on a company condominium in Miami, Florida, which bore interest at the prime rate and matured on March 15, 2031.



(2) Represented amounts outstanding under a credit facility, consisting of term and revolving loans, entered into in connection with Engle's acquisition by Technical Olympic, Inc. on November 22, 2000. The term loan bore interest, at Engle's option, at either LIBOR plus a spread or prime rate plus a spread (4.91% per annum at March 31, 2002) and the revolving loans bore interest at LIBOR plus a spread or prime rate plus a spread (4.16% per annum at March 31, 2002). The loans under the credit facility matured on November 22, 2002.



(3) Represented a $72.0 million obligation of Technical Olympic, Inc. incurred in connection with its acquisition of Engle on November 22, 2000, which bore interest at 14.875% per annum. The obligation consisted of two notes: (i) a $60.0 million note that matured on September 30, 2004; and (ii) an $11.0 million note that matured on June 30, 2003. Commencing on January 1, 2002, pursuant to the terms of the notes, cash interest was paid at a rate of 10% per annum. All interest accruing in excess of the 10% payment rate was capitalized and added to the principal amounts of the notes. As of March 31, 2002, $1.0 million of accrued interest in excess of interest paid had been capitalized.



(4) Represented the amount required to defease or discharge the outstanding $12.9 million principal amount of the Engle 9 1/4% Senior Notes due 2008.



(5) Includes the principal amounts of the debt we repaid with the net proceeds from the offering of the outstanding notes and cash on hand. In addition, we also repaid accrued and unpaid interest through the date of the closing of the offering of the outstanding notes (approximately $3.8 million).

                            SELECTED FINANCIAL DATA

     The following selected financial data is derived from our consolidated financial statements and the related notes included elsewhere in this prospectus. These historical results are not necessarily indicative of the results of operations or financial condition to be expected in the future. You should read the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and the related notes to those financial statements included elsewhere in this prospectus.

                               SIX MONTHS ENDED
                                   JUNE 30,                         YEAR ENDED DECEMBER 31,
                             ---------------------   ------------------------------------------------------
                             2002(1)(2)     2001        2001        2000     1999(3)      1998       1997
                             ----------   --------   ----------   --------   --------   --------   --------
Total revenues.............   $675,375    $683,580   $1,425,571   $549,228   $420,748   $289,752   $215,360
Homebuilding revenues......   $657,428    $669,363   $1,392,912   $546,666   $420,748   $289,752   $215,360
Income from continuing
  operations...............   $ 20,489    $ 41,095   $   87,765   $ 23,774   $ 15,826   $  8,859   $  6,655
Net income.................   $ 25,452    $ 42,871   $   94,037   $ 30,095   $ 17,385   $ 12,795   $  6,655
Inventories................   $654,381          --   $  645,986   $613,095   $166,676   $141,069   $102,547
Total assets...............   $937,582          --   $  999,170   $868,553   $328,892   $245,337   $139,213
Total borrowings...........   $423,842          --   $  377,408   $346,720   $105,876   $ 84,681   $ 67,875
Stockholders' equity.......   $358,596          --   $  413,370   $355,059   $109,618   $ 90,112   $ 55,691
Ratio of earnings to fixed
  charges(4)...............        4.9x        6.3x         6.8x       3.2x       3.2x       2.4x       2.1x
Per common share:
  Income from continuing
    operations (basic and
    diluted)...............   $   0.73    $   1.47   $     3.15   $   1.79   $   1.38   $   1.16   $   0.72
  Income from discontinued
    operations (basic and
    diluted)...............   $   0.18    $   0.06   $     0.22   $   0.48   $   0.13   $     --   $     --
  Book value based on
    shares outstanding at
    end of period..........   $  12.86    $     --   $    14.83   $  12.74   $   9.53   $   7.84   $   6.05
  Cash dividends(5)........   $     --    $   0.22   $     0.22   $     --   $     --   $     --   $     --

---------------

(1) On June 25, 2002, the Company completed its merger with Engle. As both entities were under the common control of Technical Olympic, the merger was accounted for as a reorganization of entities under common control. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," the Company recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities became under common control of Technical Olympic on November 22, 2000, the financial statements and other operating data of the Company have been restated to include the operations of Engle from November 22, 2000. See Note 1 to the consolidated financial statements of Technical Olympic USA included elsewhere in this prospectus.

(2) On April 15, 2002, the Company completed the sale of Westbrooke Acquisition Corp. ("Westbrooke"). In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of Westbrooke's operations have been classified as discontinued operations, and prior periods have been restated. See Note 12 to the consolidated financial statements of Technical Olympic USA included elsewhere in this prospectus.

(3) Technical Olympic acquired 80% of the Company's common stock on December 15, 1999. Consequently, the Company's audited financial statements for 1999 present the results of operations in two columns on a predecessor and successor basis. The predecessor column includes the results of operations from January 1, 1999 to December 15, 1999. The successor column includes the results of operations from December 16, 1999 to December 31, 1999. In the above table, the financial data reflects the operations of the Company on a full-year basis, which represents the total of the predecessor and successor columns.

(4) For purposes of computing the ratio of earnings to fixed charges, earnings represents the sum of income from consolidated operations before income taxes and before the adjustment for minority interests in consolidated subsidiaries and income or loss from equity investments, distributed income from equity investments, interest amortized in cost of sale, amortization of debt issuance costs, interest expense and the portion of rent expense deemed to represent interest. Fixed charges include interest incurred, whether expensed or capitalized, including amortization of debt issuance costs and the portion of rent expense deemed to represent interest.

(5) Cash dividends per share have been restated to reflect the total shares outstanding as a result of the merger between the Company and Engle.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

     The following discussion and analysis of the financial condition and results of operations of Technical Olympic USA should be read in conjunction with "Selected Financial Data" and the consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

     We generate our revenues from our homebuilding operations ("Homebuilding") and financial services operations ("Financial Services"). In accordance with Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," we have concluded that Homebuilding and Financial Services comprise the Company's operating segments.

     Through our Homebuilding operations, we design, build and sell single-family homes, town homes and patio homes in eleven metropolitan markets located in four major geographic regions: Florida, Texas, the West and the Mid-Atlantic. Through our Financial Services operations, we offer a variety of financial services products, including mortgage banking and title insurance agency and closing services.

     On June 25, 2002, we completed our merger with Engle Holdings Corp. ("Engle"), which we refer to as the "Merger." In the Merger, each issued and outstanding share of Engle common stock was exchanged for 1,724.08294 shares of Newmark Homes Corp. ("Newmark") common stock and we changed our name to "Technical Olympic USA, Inc." At the date of the Merger, there were 9,500 shares of Engle common stock issued and outstanding, all of which were held by Technical Olympic. As a result of the Merger, 16,378,787 of additional shares were issued to Technical Olympic. In addition, we assumed approximately $75,000 of debt incurred by Technical Olympic. As both Engle and Newmark were under the control of Technical Olympic, the Merger was accounted for in a manner similar to a pooling of interests, whereby we recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities came under common control of Technical Olympic on November 22, 2000, our financial statements and other operating data have been restated to include the operations of Engle from November 22, 2000. The assumption of the $75,000 of debt incurred by Technical Olympic was accounted for as a distribution as of June 25, 2002. See Note 1 to the consolidated financial statements included elsewhere in this prospectus.

     On April 15, 2002, we sold all the stock of Westbrooke Acquisition Corp. ("Westbrooke"), our Florida operations, to Standard Pacific Corp. for consideration consisting of $41,000 in cash and the repayment by Standard Pacific of $54,400 of Westbrooke's debt, including $14,200 of intercompany liabilities owed to Newmark. The purchase price is subject to adjustment (either upwards or downwards) within 90 days of the closing, based on Westbrooke's net income from January 1, 2002 through the closing date. In connection with the Merger, we sold Westbrooke to eliminate operating redundancies in our South Florida markets and to strengthen our financial position. In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of Westbrooke's operations have been classified as discontinued operations, and prior periods have been restated. See Note 12 to the consolidated financial statements included elsewhere in this registration statement.

RESULTS OF OPERATIONS

     The following table includes selected statement of income and other data:

                                          SIX MONTHS ENDED
                                              JUNE 30,             YEAR ENDED DECEMBER 31,
                                         -------------------   --------------------------------
                                           2002       2001        2001        2000       1999
                                         --------   --------   ----------   --------   --------
HOMEBUILDING
Revenues:
  Home sales...........................  $654,086   $658,328   $1,374,551   $540,323   $413,780
  Land/lot sales.......................     3,342     11,035       18,361      6,343      6,968
                                         --------   --------   ----------   --------   --------
                                          657,428    669,363    1,392,912    546,666    420,748
Cost of Sales:
  Home sales...........................   520,728    524,967    1,091,626    434,736    339,205
  Land/lot sales.......................     3,045      9,756       16,660      6,203      6,387
                                         --------   --------   ----------   --------   --------
                                          523,773    534,723    1,108,286    440,939    345,592
                                         --------   --------   ----------   --------   --------
Gross profit...........................   133,655    134,640      284,626    105,727     75,156
Selling, general & administrative
  expenses.............................    79,612     72,834      152,063     63,832     47,503
Merger and related expenses............    24,467      1,864        2,643         --         --
Depreciation and amortization..........     3,241      4,415        8,849      3,112      2,239
Loss on early extinguishments debt.....     5,411         --
Other (income) expense.................    (3,332)    (3,051)      (3,941)     2,264        867
                                         --------   --------   ----------   --------   --------
Homebuilding pretax income.............    24,256     58,578      125,012     36,519     24,547
FINANCIAL SERVICES
Revenues...............................    17,947     14,217       32,659      2,562         --
Expenses...............................     9,837      8,249       17,688      1,635         --
                                         --------   --------   ----------   --------   --------
Financial Services pretax income.......     8,110      5,968       14,971        927         --
                                         --------   --------   ----------   --------   --------
Income from continuing operations
  before income taxes..................    32,366     64,546      139,983     37,446     24,547
Income tax expense.....................    11,877     23,451       52,218     13,672      8,721
                                         --------   --------   ----------   --------   --------
Income from continuing operations......  $ 20,489   $ 41,095   $   87,765   $ 23,774   $ 15,826
                                         ========   ========   ==========   ========   ========
Gross margin on home sales.............      20.4%      20.3%        20.6%      19.5%      18.0%
Ratio of SG&A expenses to revenues from
  home sales...........................      12.2%      11.1%        11.1%      11.8%      11.5%
Ratio of Homebuilding pretax income to
  revenues from home sales.............       3.7%       8.9%         9.1%       6.8%       5.9%
Total active communities at year end...       127        150          146        161         48
Homes closed...........................     2,461      2,568        5,304      1,994      1,620
Average sales price per home closed....  $    266   $    256   $      259   $    271   $    255
Backlog at end of period in sales
  value................................  $666,082   $773,304   $  573,405   $629,348   $137,582
Backlog at end of period in number of
  homes................................     2,394      2,932        2,149      2,486        540

     The following table sets forth by region and in total homebuilding revenues, the number of homes closed, average sales price per home closed, the number of sales contracts executed (net of cancellations) and backlog for the periods indicated

                                          SIX MONTHS ENDED
                                              JUNE 30,             YEAR ENDED DECEMBER 31,
                                         -------------------   --------------------------------
                                           2002       2001        2001        2000       1999
                                         --------   --------   ----------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
Homebuilding revenues:
  Florida..............................  $258,677   $203,719   $  437,784   $ 38,216   $     --
  Texas................................   186,084    215,174      433,389    393,873    332,584
  Mid-Atlantic.........................    96,118     96,684      213,571     83,671     81,196
  West.................................   113,207    142,751      289,807     24,563         --
                                         --------   --------   ----------   --------   --------
Total..................................  $654,086   $658,328   $1,374,551   $540,323   $413,780
Homes closed:
  Florida..............................     1,050        918        1,931        178         --
  Texas................................       711        800        1,623      1,441      1,313
  Mid-Atlantic.........................       281        328          693        280        307
  West.................................       419        522        1,057         95         --
                                         --------   --------   ----------   --------   --------
Total..................................     2,461      2,568        5,304      1,994      1,620
Average sales price per home closed:
  Florida..............................  $    246   $    222   $      227   $    215   $     --
  Texas................................       262        269          267        273        253
  Mid-Atlantic.........................       342        295          308        299        264
  West.................................       270        273          274        259         --
                                         --------   --------   ----------   --------   --------
Total..................................  $    266   $    256   $      259   $    271   $    255
New sales contracts, net of
  cancellations:
  Florida..............................       918      1,234        1,987        154         --
  Texas................................       843        868        1,511      1,362      1,346
  Mid-Atlantic.........................       380        339          524        205        223
  West.................................       565        573          945         98         --
                                         --------   --------   ----------   --------   --------
Total..................................     2,706      3,014        4,967      1,819      1,569
Backlog at end of period in sales
  value:
  Florida..............................  $301,849   $375,010   $  326,026   $286,100   $     --
  Texas................................   137,200    156,697      105,283    135,517    116,043
  Mid-Atlantic.........................   106,689    112,489       59,991     95,831     21,539
  West.................................   120,344    129,108       82,105    111,900         --
                                         --------   --------   ----------   --------   --------
Total..................................  $666,082   $773,304   $  573,405   $629,348   $137,582
Backlog at end of period in number of
  homes:
  Florida..............................     1,141      1,533        1,273      1,217         --
  Texas................................       534        582          402        514        449
  Mid-Atlantic.........................       268        349          169        338         91
  West.................................       451        468          305        417         --
                                         --------   --------   ----------   --------   --------
Total..................................     2,394      2,932        2,149      2,486        540

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Income. Income from continuing operations decreased to $20,489 (or $0.73 per share) during the six months ended June 30, 2002 from $41,095 (or $1.47 per share) during the six months ended June 30, 2001. The decrease was primarily the result of severance and merger related charges and the early retirement of debt recognized during the six months ended June 30, 2002 in connection with the Merger.

     Homebuilding. We generated homebuilding revenues of $657,428 during the six months ended June 30, 2002, as compared to $669,363 during the six months ended June 30, 2001. The decline in revenues of $11,935, or 1.8%, for the six months ended June 30, 2002 compared to the six months ended June 30, 2001 was primarily attributable to the decrease in sales of land and a decline in the number of homes closed. During the six months ended June 30, 2002, sales of land decreased to $3,342, as compared to $11,035 during the six months ended June 30, 2001. The number of homes closed declined to 2,461 in the six months ended June 30, 2002 from 2,568 in the six months ended June 30, 2002.

     Homebuilding cost of sales decreased to $523,773, during the six months ended June 30, 2002 from $534,723 during the six months ended June 30, 2001. This decrease is primarily attributable to the decline in the sale of land described above.

     SG&A expenses increased to $79,612 for the six months ended June 30, 2002 from $72,834 for the six months ended June 30, 2001. As a percentage of revenues from home sales, SG&A increased to 12.2% for the six months ended June 30, 2002 from 11.1% for the six months ended June 30, 2001. This increase is primarily attributable to increases in compensation, information technology, insurance and legal expenses.

     During the six months ended June 30, 2002, we incurred $24,467 in severance and Merger related charges. These charges include severance accrued related to former executives of both Engle and us. Additionally, in connection with the Merger, we incurred approximately $6,000 in legal, consulting and advisory fees.

     During the six months ended June 30, 2002, we recognized a loss on the early retirement of debt of $5,411. This charge relates to the exit fees incurred and the write off of unamortized deferred finance costs associated with the then existing borrowings.

     For the six months ended June 30, 2002, depreciation and amortization expense was $3,241 as compared to $4,415 for the six months ended June 30, 2001. This decline is primarily attributable to a reduction in goodwill amortization as a result of the adoption of SFAS 142 effective January 1, 2002.

     During the six months ended June 30, 2002, gross margin on revenue from home sales was 20.4%, which is consistent with the 20.3% gross margins generated for the six months ended June 30, 2001.

     Financial services. Through our financial services businesses, we generated pretax income of $8,110 as compared to $5,968 for the six months ended June 30, 2001. This increase is primarily attributable to the increase in the capture ratio of closings and an improvement in the margin. For the six months ended June 30, 2002, the margin improved to 45.2% from 42.0% for the six months ended June 30, 2001.

     Income taxes. For the six months ended June 30, 2002, our provision for income taxes was 37%, which is consistent with the 36% of the corresponding period in the prior year.

     Markets. At June 30, 2002, we were actively marketing in 127 communities as compared to 150 at June 30, 2001.

TWELVE MONTHS ENDED DECEMBER 31, 2001 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 2000

     Income. Income from continuing operations increased to $87,765 (or $3.15 per share) during the twelve months ended December 31, 2001 from $23,774 (or $1.79 per share) during the twelve months ended December 31, 2000. The increase is primarily a result of the inclusion of a full year of Engle's results of operations during the twelve months ended December 31, 2001 as compared to approximately 40 days during the twelve months ended December 2000. As a result of the Merger which is being accounted for as a reorganization of entities under common control, Engle's results of operations are included from November 22, 2000, the earliest date that both Newmark and Engle were under common control.

     Homebuilding. As a result of the Merger, homebuilding revenues increased to $1,392,912 during the twelve months ended December 31, 2001 from $546,666 during the twelve months ended December 31, 2000. During the twelve months ended December 31, 2001, we closed 5,304 homes which generated revenues from home sales of $1,374,551, as compared to 1,994 homes closed, which generated revenues from home sales of $540,323 for the twelve months ended December 31, 2000. The average sales price per closed home for the twelve months ended December 31, 2001 decreased to $259 from $271 during the twelve months ended December 31, 2000. The decrease is primarily attributable to the change in the mix of closings between our regions. During the twelve months ended December 31, 2000, 72.2% of the homes we closed occurred in Texas, which realized an average sales price per closed home of $273, while only 8.9% of the homes we closed occurred in Florida, which realized an average sales price per closed home of $215. During the twelve months ended December 31, 2001, the number of homes we closed in Texas, which had an average sales price per closed home of $267, decreased to 30.6%, while the number of homes we closed in Florida, which had an average sales price per closed home of $227, increased to 36.4%. This market shift was partially offset by the increase in the number of homes we closed in the West region. During the twelve months ended December 31, 2000, we closed 4.8% of the total number of homes closed in the West, which realized an average sales price per closed home of $259. During the twelve months ended December 31, 2001, the number of homes we closed in the West increased to 19.9%, with an average selling price per closed home of $274.

     As a result of the Merger, homebuilding cost of sales increased to $1,108,286 during the twelve months ended December 31, 2001 from $440,939 during the twelve months ended December 31, 2000. For the twelve months ended December 31, 2001 the cost of home sales was $1,091,626, or 79.4% of revenues from home sales as compared to $434,736 or 80.5% of revenues from home sales for the twelve months ended December 31, 2000. The improvement in the percentage of cost of home sales to revenues from homes sales is primarily due to the shift in the product mix of homes closed to higher margin homes.

     SG&A expenses increased to $152,063 for the twelve months ended December 31, 2001 from $63,832 for the twelve months ended December 31, 2000, primarily as a result of the Merger. As a percentage of revenues from home sales, SG&A remained relatively consistent, decreasing to 11.1% for the twelve months ended December 31, 2001 from 11.8% for the twelve months ended December 31, 2000.

     During the twelve months ended December 31, 2001, we incurred $2,643 in Merger and related expenses. These expenses relate primarily to legal, consulting and related costs incurred in connection with the Merger.

     During the twelve months ended December 31, 2001 depreciation and amortization expense was $8,849 as compared to $3,112 for the twelve months ended December 31, 2000. Of these amounts, amortization of goodwill was $2,398 and $1,633 for the twelve months ended December 31, 2001 and 2000, respectively. As a result of the adoption of SFAS 142 effective January 1, 2002, the Company will cease amortization of goodwill. The elimination of this amortization expense would have resulted in an increase in net income per common share for the twelve months ended December 31, 2001 and the twelve months ended December 31, 2000 of $0.05 and $0.08, respectively.

     Financial services. During the twelve months ended December 31, 2001, financial services generated pretax income of $14,971 as compared to $927 for the twelve months ended December 31, 2000. The increase is primarily attributable to the Merger since we did not have a financial services segment prior to the Merger.

     Income taxes. Our provision for income taxes increased to 37.0% during the twelve months ended December 31, 2001 from 36.5% during the twelve months ended December 31, 2000. This increase in our effective rate is primarily a result of an increase in state taxes, due to a higher proportion of our pretax income being generated from states which are subject to state income tax.

     Markets. At December 31, 2001, we were actively marketing in 146 communities as compared to 161 at December 31, 2000.

TWELVE MONTHS ENDED DECEMBER 31, 2000 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1999

     Income. Income from continuing operations increased to $23,774 (or $1.79 per share) during the twelve months ended December 31, 2000 from $15,826 (or $1.38 per share) during the twelve months ended December 31, 1999. The increase is primarily a result of the inclusion of approximately 40 days of Engle's results of operations during the twelve months ended December 31, 2000 as a result of the Merger.

     Homebuilding. We generated homebuilding revenues of $546,666 during the twelve months ended December 31, 2000, as compared to $420,748 during the twelve months ended December 31, 1999. This increase of $125,918, or 29.9%, was primarily related to the Merger. For the twelve months ended December 31, 2000, we had 1,994 closings for the twelve months ended December 31, 1999, which generated revenues from home sales of $540,323, as compared to 1,620 closings, which generated revenues from home sales of $413,780. The average sales price per closed home for the twelve months ended December 31, 2000 increased to $271 from $255 during the twelve months ended December 31, 1999. The increase is primarily attributable to market conditions and the mix of homes sold.

     Homebuilding cost of sales increased to $440,939 during the twelve months ended December 31, 2000 from $345,592 during the twelve months ended December 31, 1999. For the twelve months ended December 31, 2000, the cost of home sales was $434,736, or 80.5% of revenues from home sales as compared to $339,205, or 82.0% of revenues from home sales for the twelve months ended December 31, 1999. The improvement in the percentage of cost of home sales to revenues from homes sales is primarily due to the shift in the product mix of homes closed to higher margin homes.

     SG&A expenses increased to $63,832 for the twelve months ended December 31, 2000 from $47,503 for the twelve months ended December 31, 1999, primarily as a result of the Merger. As a percentage of revenues from home sales, SG&A remained relatively consistent, increasing to 11.8% for the twelve months ended December 31, 2000 from 11.5% for the twelve months ended December 31, 1999.

     During the twelve months ended December 31, 2000 depreciation and amortization expense was $3,112 as compared to $2,239 for the twelve months ended December 31, 1999. Of these amounts, amortization of goodwill was $1,633 and $1,070 for the twelve months ended December 31, 2000 and 1999, respectively. As a result of the adoption of SFAS 142 effective January 1, 2002, we will cease amortization of goodwill. The elimination of this amortization expense would have resulted in an increase in net income per common share for the twelve months ended December 31, 2000 and the twelve months ended December 31, 1999 of $0.08 and $0.06, respectively.

     Income taxes. Our provision for income taxes increased to 36.5% during the twelve months ended December 31, 2000 from 35.5% during the twelve months ended December 31, 1999. This increase in our effective rate was primarily a result of an increase in state taxes, due to a higher proportion of our pretax income being generated from states which are subject to state income tax.

     Markets. At December 31, 2000, we were actively marketing in 161 communities as compared to 48 at December 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

     The following table includes selected statement of financial condition and other information for the periods indicated:

                                    SIX MONTHS ENDED
                                        JUNE 30,           YEAR ENDED DECEMBER 31,
                                   ------------------   ------------------------------
                                     2002      2001       2001       2000       1999
                                   --------   -------   --------   --------   --------
Cash -- unrestricted.............  $ 83,728   $55,521   $ 75,136   $ 24,251   $  7,586
Inventory........................  $654,381        --   $645,986   $613,095   $166,676
Total assets.....................  $937,582        --   $999,170   $868,553   $328,892
Homebuilding borrowings..........  $367,405        --   $308,697   $337,649   $ 97,587
Homebuilding debt(1).............  $397,471        --   $338,719   $337,649   $105,876
Stockholders' equity.............  $358,596        --   $413,370   $355,059   $109,618
Cash flow from operating
  activities.....................  $ 23,628   $39,917   $ 24,657   $  2,314   $ (5,716)
Cash flow from investing
  activities.....................  $ (6,125)  $(3,397)  $ (6,382)  $ 32,130   $     30
Cash flow from financing
  activities.....................  $(59,234)  $(6,970)  $ 30,756   $(18,525)  $ 22,103
EBITDA(2)........................  $ 50,435   $86,807   $184,160   $ 53,550   $ 36,693
Ratio of Homebuilding debt to
  total assets...................      42.4%       --       33.9%      38.9%      32.2%
Ratio of Homebuilding debt to
  capital(3).....................      52.6%       --       45.0%      48.7%      49.1%

---------------

(1) Homebuilding debt includes homebuilding borrowings and consolidated land bank obligations.

(2) EBITDA represents earnings from continuing operations before interest, taxes, depreciation, and amortization and consists of the sum of income from continuing operations before: (a) income taxes, (b) amortization of capitalized interest in cost of sales, (c) homebuilding interest expense and
    (d) depreciation and amortization. We have included information concerning EBITDA because some investors use it as a measure of a company's ability to service and incur debt. EBITDA is not required by generally accepted accounting principles, or GAAP, and other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with GAAP) and should not be construed as an indication of our operating performance or a measure of our liquidity.

(3) Capital includes homebuilding debt and stockholders' equity. Capital excludes financial services borrowings.

     Our homebuilding operations primary use of cash has been for land acquisitions, construction and development expenditures, and SG&A expenditures. Our sources of cash to finance these requirements have been primarily cash generated from operations and cash borrowed under prior credit facilities. Our financial services segment relies primarily on internally generated funds, which include the proceeds generated from the sale of mortgages, and from the mortgage company's warehouse line of credit to fund its operations.

     On June 25, 2002, we completed a private placement (the "Notes Offering") of $200,000 9% Senior Notes due 2010 and $150,000 10 3/8% Senior Subordinated Notes due 2012 (collectively, the "Notes"). The net proceeds of approximately $335,000 and cash on hand were used to repay existing homebuilding borrowings and approximately $75,000 in debt assumed from Technical Olympic in the Merger. The interest rates on the Notes are higher than the collective interest rates on the obligations that were repaid. As a result of the higher interest rates and the assumption of the Technical Olympic debt, we anticipate that interest incurred will exceed the amounts which would have been incurred under the prior borrowings. Therefore, the increased interest incurred will have an effect on gross margins in future periods.

     At June 30, 2002, we had unrestricted cash and cash equivalents of $83,728, as compared to $75,136 at December 31, 2001. The increase in unrestricted cash was primarily attributable to cash generated from our sale of Westbrooke during April 2002 and income generated from continuing operations. During the six months ended June 30, 2002, we generated $23,628 in cash from operating activities. This, along with the proceeds generated from discontinued operations of $50,323 and the proceeds from the Notes Offering, were used to repay $379,577 in existing homebuilding borrowings and Technical Olympic debt assumed in the Merger.

     Additionally, we entered into a revolving credit facility, which provides for loans up to $220,000. As of June 30, 2002, we had borrowed $10,000 under this new credit facility.


     At June 30, 2002, the amount of our annual debt service payments was $34,200. This amount included debt service payments on the Notes of $33,600 and interest payments on the revolving credit facility of $600. The amount of our annual debt service payments on the revolving credit facility fluctuates based on the principal outstanding under the facility and the interest rate. An increase or decrease of 1% in interest rates will change our annual debt service payments by $100 per year. The revolving credit facility terminates in June 2005 at which time we will be required to repay all outstanding principal. Under certain circumstances, we may extend the facility in one-year increments, for up to two additional years.


     We believe that as a result of the Merger and the Notes Offering, we will have adequate financial resources, including cash from operations and availability under the new credit facility and the warehouse line of credit, to meet our current working capital and land acquisition and development needs based on current market conditions into the foreseeable future. However, there can be no assurance that the amounts available from such sources will be sufficient. If we identify new acquisition opportunities, or if our operations do not generate sufficient cash from operations at levels currently anticipated, we may need to seek additional debt or equity financing to operate and expand our business

DIVIDENDS

     We paid a dividend of $0.54 per share (on a pre-restatement basis) of common stock in the twelve months ended December 31, 2001. We did not pay any cash dividends on our common stock in the twelve months ended December 31, 2000.

CRITICAL ACCOUNTING POLICIES

     In the preparation of our financial statements, we apply accounting principles generally accepted in the United States. The application of generally accepted accounting principles may require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying results.

     Housing and other real estate sales are recognized when title passes to the buyer and certain other conditions are met. As a result, our revenue recognition process does not involve significant judgments or estimates. However, we do rely on certain estimates to determine the related construction and land costs and resulting gross margins associated with revenues recognized. Our construction and land costs are comprised of direct and allocated costs, including estimated costs for future warranties and indemnities. Land, land improvements and other common costs are generally allocated on a relative fair value basis to units within a parcel or subdivision. Land and land development costs generally include related interest and property taxes incurred until development is substantially completed.

     We had goodwill in the amount of $57,726 at June 30, 2002. We periodically evaluate goodwill for impairment by determining whether the carrying amount can be recovered through future undiscounted cash flows. Our estimates of future cash flows are based on reasonable and supportable assumptions and represent our best estimates of the cash flows expected to result from the use of the corresponding assets and their eventual disposition.

     We enter into option contracts with third parties to acquire developed lots. From time to time to leverage our ability to acquire and finance the development of these lots, we transfer our option right to a special purpose entity owned by third parties, including our current and former officers or trusts related to them. These special purpose entities incur debt to finance the acquisition and development of the lots and us an option to acquire these assets. In consideration for these options, we make a non-refundable deposit, typically less than 20% of the option price. We do not have legal title to the special purpose entities or their assets and have not guaranteed their liabilities. However, because we have the right to exercise the options, we may be deemed to have certain rights of ownership over these entities' assets. As a result, we are required to include the assets of these entities and their corresponding liabilities in our financial statements under the caption "Consolidated Land Bank Obligations."


     We are involved in litigation incidental to our business, the disposition of which is expected to have no material effect on our financial position or results of operations. We accrue our best estimate of the probable cost for the resolution of legal claims. Such estimates are developed in consultation with outside counsel handling these matters and are based upon a combination of litigation and settlement strategies. To the extent additional information arises or our strategies change, it is possible that our best estimate of our probable liability in these matters may change.


IMPACT OF NEW ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board, or the FASB, issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the object of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedge risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, we have not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the adoption of the new standard on January 1, 2001 did not affect our consolidated financial statements.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS 140 replaces SFAS 125 and is effective for transfers and servicing of financial assets and extinguishments occurring after March 31, 2001. SFAS 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ended after December 15, 2000. The adoption of SFAS 140 did not materially affect our results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires companies to recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141. The adoption of SFAS No. 141 did not have a material impact on our consolidated financial statements.

     SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead review goodwill for impairment at least annually. SFAS No. 142 prescribes a two-phase process for impairment testing of goodwill. The first phase, required to be completed by June 30, 2002, screens for impairment. The second phase (if necessary), required to be completed by December 31, 2002, measures the impairment. The impairment loss is the amount, if any, by which the implied fair value of goodwill is less than the book carrying value. In addition, SFAS 142 requires companies to identify reporting units for the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. Companies are also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

     We adopted SFAS 142 as of January 1, 2002 and have accounted for previous business combinations using the purchase method. As of December 31, 2001, the net carrying amount of goodwill is $57,726. We completed the first phase impairment analysis during the second quarter of 2002 and found no instances of impairment on our recorded goodwill. Accordingly, the second testing phase, absent future indicators of impairment, is not necessary during 2002.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supersedes the rules on asset impairment under SFAS No. 121, "Accounting for Long Lived Assets and for Long Lived Assets to Be Disposed Of," but retains many of its fundamental provisions.

     Additionally this Statement expands the scope of discontinued operations to include more disposal transactions. SFAS 144 provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value or carrying amount. SFAS 144 also requires expected future operating losses from discontinued operations to be displayed in the periods in which the losses are incurred, rather than as of the measurement date as previously required. The provisions of this Statement are effective for financial statements issued beginning after December 15, 2001. As a result of the adoption of SFAS 144 on January 1, 2002 we have classified the operations of Westbrooke as discontinued operations in the consolidated financial statements. See Note 12 to Technical Olympic USA consolidated financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." SFAS 145 prevents gains or losses on extinguishment of debt not meeting the criteria of APB 30 to be treated as extraordinary. SFAS 145 amends SFAS No. 13, "Accounting for Leases," to eliminate inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. In addition, SFAS 145 rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers" and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS 145 does not have a material impact on our previously issued financial statements. However, the adoption of SFAS 145 could impact the financial statements of subsequent periods, although it is not expected to be material.

SEASONALITY OF OPERATIONS

     The homebuilding industry tends to be seasonal, as generally there are more homes sold in the spring and summer months when the weather is milder, although the rate of sales contracts for new homes is highly dependent on the number of active communities and the timing of new community openings. We operate primarily in the southwest and southeast, where weather conditions are more suitable to a year-round construction process than in other parts of the country. Because new home closings trail new home sales by several months, we typically have a greater percentage of home closings in the fall.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK


     We are exposed to market risk primarily related to potential adverse changes in interest rates. We expect our exposure to market risks to relate primarily to changes in the interest rates applicable to borrowings under our new credit agreement. We have not entered into and currently do not intend to enter into, derivative financial instruments for trading or speculative purposes. We expect the interest rates relative to our bank loans to fluctuate with the prime and LIBOR lending rates, both upwards and downwards. We have an aggregate of approximately $10,000 as of June 30, 2002 drawn under our bank loan arrangements that is subject to changes in interest rates. An increase or decrease of 1% in interest rates will change our annual debt service payments by $100 per year as a result of our bank loan arrangements that is subject to changes in interest rates.


     Interest Rates. Our operations are interest rate sensitive. Overall housing demand is adversely affected by increases in interest rates. If mortgage interest rates increase significantly, this may negatively affect the ability of homebuyers to secure adequate financing. Higher interest rates will adversely affect our revenues, gross margins and net income. Higher interest rates also increase our borrowing costs because, as indicated above, our bank loans will fluctuate with the prime and LIBOR lending rates, both upwards and downwards.

     Inflation. We and the homebuilding industry in general, may be adversely affected during periods of high inflation, primarily because of higher land and construction costs. Inflation also increases our financing, labor and material costs, which may reduce gross margins. In addition, higher mortgage rates significantly affect the affordability of permanent mortgage financing to prospective homebuyers. We attempt to pass through to out customers any increases in our costs through increased sales prices. To date, inflation has not had a material adverse effect on our results of operations. However, there is no assurance that it will not have a material adverse impact on our future results of operations.

                                    BUSINESS

     We are the twelfth largest homebuilder in the United States based on the number of homes closed in 2001 and have a geographically diversified, national presence. We operate in eleven metropolitan markets located in four major geographic regions: Florida, Texas, the West and the Mid-Atlantic. We also provide title and mortgage brokerage services to our homebuyers. We do not retain or service the mortgages that we originate but, rather, we sell the mortgages and related servicing rights to investors. For the twelve months ended June 30, 2002, we delivered 5,197 homes and generated approximately $1.4 billion in revenues from home sales and $67 million in income from continuing operations.

     We design, build and market single-family residences, town homes and condominiums primarily for "move-up" homebuyers who want to purchase a home that is larger and more expensive than their current home. We also offer homes to homebuyers who are relocating to a new city or state, "first-time" homebuyers, buyers of vacation homes and homebuyers with grown children who want a smaller home (empty nesters). To meet the needs of our diverse customer base, we build homes that range in size from 1,275 square feet to more than 7,000 square feet and had an average sales price of $264,100 for the twelve months ended June 30, 2002. As of June 30, 2002, we owned, or had options to acquire, 14,514 lots, and we were actively building or marketing in 127 communities. Our backlog of homes at June 30, 2002 was 2,394 homes under contract, representing $666 million in revenues.

     We believe we compete favorably with other homebuilders in our markets by offering a broad selection of homes with a wide range of amenities. We provide homebuyers with the ability to select various design features in accordance with their personal preferences. As a high-volume builder, we believe our homes offer more value than those offered by local, lower-volume custom builders, primarily due to our effective purchasing, construction and marketing programs resulting from economies of scale. We believe that our ability to meet the design tastes of prospective homebuyers at competitive prices enables us to compete effectively with many of the other builders in our markets.

     We also offer a variety of financial services, including mortgage financing, title and homeowners' insurance and closing services, to homebuyers in the majority of our markets. Our mortgage origination operation derives most of its revenues from buyers of our homes, although it also offers its services to other homebuyers and existing homeowners refinancing their mortgages. Our title and homeowners' insurance and closing services are more broadly subscribed to by buyers of our homes, buyers of homes built by other homebuilders as well as others in the real estate market who need such services.

BUSINESS STRATEGIES

  EXPAND OUR PRESENCE IN EXISTING MARKETS

     We historically have expanded our presence in our existing markets primarily through internal growth. We believe our existing markets are attractive and provide us with opportunities for further expansion and growth. To increase our presence in our existing markets, we intend to use our extensive knowledge of the markets, leverage our existing operating management teams and capitalize on our well-established brand names and reputation for quality homebuilding. We believe further expansion in our existing markets will enable us to achieve greater overall economies of scale than those we currently enjoy and increase our revenues and profitability.

  MAINTAIN OUR CONSERVATIVE LOT ACQUISITION STRATEGY

     We adhere to a conservative lot acquisition strategy that reduces our exposure to changes in land values by acquiring options to purchase lots rather than purchasing land outright wherever feasible and by selecting attractive locations that we believe are less susceptible to decreases in land value. We seek to control a lot supply sufficient for our anticipated homebuilding operations for the next two to four years, and we attempt to balance our controlled lot supply equally between lots we own and lots we can acquire under option contracts. We only acquire entitled land suitable for lot development and residential construction and do not speculate on land values by acquiring and holding land for resale or for future development. We believe that our lot acquisition strategy allows us to minimize both our risks and land carrying costs, while maintaining the flexibility to acquire rights to land during favorable market conditions.

  PROVIDE SUPERIOR QUALITY AND CUSTOMER SERVICE

     We intend to continue to focus on building high quality homes and maintaining a high level of customer satisfaction because we believe superior quality and customer service have been, and will continue to be, critical to our success. Through our customer service departments, we will continue to provide prompt, courteous responses to homebuyers' needs throughout the homebuying process, including the warranty period. We believe our attention to pre-closing quality control inspections and our responsiveness to post-closing customer inquiries reduces post-closing repair costs, enhances our reputation for quality and service, and leads to further significant repeat and referral business.

  EXPAND INTO NEW MARKETS

     In addition to our primary growth strategy of expanding in our existing markets, we also intend to pursue a disciplined expansion strategy into new markets to further increase our geographic diversity. We will focus on entering markets that have favorable homebuilding characteristics, including significant single-family home permit activity, substantial job and population growth, a diversified economy and an availability of strong management with local market expertise. We believe this long-term emphasis on geographic diversification will enable us to minimize our exposure to adverse economic conditions, seasonality and housing cycles in individual local markets.

  MARKETS

     We operate in 11 metropolitan markets located in four major geographic regions: Texas, Florida, the West and the Mid-Atlantic. In Texas, we operate in the four metropolitan markets of Houston, Austin, Dallas/Ft. Worth and San Antonio; in southern Florida, we operate in the combined metropolitan markets of Broward county, Palm Beach county and Martin county; in central Florida, we operate in the Orlando metropolitan market; in western Florida, we operate in the combined metropolitan markets of Fort Myers and Naples; in the West, we operate in the Phoenix, Arizona and Denver, Colorado metropolitan markets; and in the Mid-Atlantic, we operate in northern Virginia and the Nashville, Tennessee metropolitan market. We selected these markets based on a number of factors, including regional economic conditions, projected job growth, land availability, the local land development process, consumer tastes, competition from other builders of new homes and secondary home sales activity. We continue to evaluate new markets for possible entry where we believe there are attractive opportunities.

     Our sales backlog at June 30, 2002 was 2,394 units compared to 2,149 units at December 31, 2001. Backlog represents home purchase contracts that have been executed and for which earnest money deposits have been received, but for which the sale has not yet closed. We do not record home sales as revenues until the closings occur. Historically, substantially all of the homes in our backlog at any given point in time have been sold in the following 12-month period. Although cancellations can disrupt anticipated home closings, we believe that cancellations have not had a material negative impact on our operations or liquidity during the last several years.

     We attempt to reduce the cancellations by reviewing each homebuyer's ability to obtain mortgage financing early in the sales process and by closely monitoring the mortgage approval process.

  LAND POLICIES AND POSITIONS

     To support our homebuilding operations, we acquire: (i) lots that have sewage systems, drainage and other similar infrastructure in place (we refer to these lots as "developed lots"); and (ii) larger tracts of land having the necessary approvals for residential homebuilding (we refer to these tracts of land as "entitled land"). A developed lot is ready to have a house constructed on it. Before we build a house on entitled land, we must construct sewage systems, drainage and other infrastructure.

     We generally acquire multiple developed lots that are located adjacent to or near each other in a community, which enables us to build and market our homes more cost efficiently than if the lots were located in their separate locations. Cost efficiencies arise from economics of scale, such as shared marketing expenses and project management. Historically, we have been able to acquire a majority of our developed lots through options rather than firm purchase contracts due to the awareness of our brand names among developers and their willingness to option lots. There has been increased competition for available lots and increasingly, we have been required to acquire more of our developed lots under firm purchase contracts.

     We also acquire entitled land to develop lots through both options and firm purchase contracts. Before we enter into these options or contracts, we conduct extensive due diligence using our local experience and expertise, including on-site inspection and soil testing, and we confirm that the land has the required approvals for sewage systems, drainage and other infrastructure necessary for us to develop the lots and build homes on them. Occasionally, we sell a portion of the entitled land we purchase and develop to third-party builders to provide a source of additional revenue and to reduce the risk we incur by holding these lots in inventory.

     We intend to increase our lot inventory to control lots to support our homebuilding operations for two to four years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations'

     The table below shows our lot inventory by region and in total for the periods indicated.

                                                                      DECEMBER 31,
                                                    JUNE 30,   --------------------------
                                                      2002      2001    2000(2)   1999(2)
                                                    --------   ------   -------   -------
Florida...........................................    5,057     3,761    4,755     6,306
Texas.............................................    3,537     3,262    3,749     2,980
Mid-Atlantic......................................    1,901     1,925    1,764     2,015
West..............................................    4,019     3,711    3,675     4,143
                                                     ------    ------   ------    ------
  Total(1)........................................   14,514    12,659   13,943    15,444
                                                     ======    ======   ======    ======

---------------

(1) Includes 8,734, 7,644, 7,062 and 7,556 lots under option contracts as of June 30, 2002 and December 31, 2001, 2000, and 1999, respectively. Totals do not include lots upon which construction has commenced.

(2) The lot inventory as stated for 2000 and 1999 reflect Newmark's lot position as of December 31 and Engle's lot position as of October 31.

     We believe our decrease in backlog resulted primarily from general economic conditions as well as our decision, consistent with our strategy to maximize profits, to maintain our margins rather than increase sales volumes at lower margins.

  DESIGN

     To appeal to the tastes and preferences of local communities, we expend considerable effort in developing an appropriate design and marketing concept for each of our subdivisions, including determining the size, style and price range of the homes and, in certain projects, the layout of streets, individual lots and the overall community design. In addition, in certain markets outside architects who are familiar with the local communities in which we build prepare some of our home designs and floor plans. We also have the capability to change our standard floor plans to accommodate individual homebuyers. While most design modifications are significant to homebuyers, they typically involve relatively minor adjustments by us that allow us to maintain construction efficiencies and result in greater profitability due to increased margins. The product line that we offer in a particular subdivision depends upon many factors, including the housing generally available in the area, the needs of the particular market and our costs of lots in the subdivision.

  CENTRALIZED PURCHASING

     We utilize centralized purchasing to leverage our purchasing power into volume discounts, and thereby reduce costs, ensure timely deliveries and reduce the risk of supply shortages due to allocations of materials. We have negotiated price arrangements, which we believe are favorable, to purchase lumber, sheetrock, appliances, heating and air conditioning, counter tops, bathroom fixtures, roofing and insulation products, concrete, bricks, floor coverings and other housing equipment and materials. Our purchase contracts are with high quality national and regional suppliers, including E.I. du Pont de Nemours & Company, General Electric Appliances, Moen Incorporated, Mohawk Industries, Inc., National Gypsum Company, Owens Corning, Rheem Manufacturing Sales, Inc., Royal Baths Manufacturing Co., Schlage Lock Company, a subsidiary of Ingersoll-Rand Company, The Dow Chemical Company, The Sherwin-Williams Company and Weyerhaeuser Company. There are no minimum purchase requirements for these arrangements.

  CONSTRUCTION

     Subcontractors perform substantially all of our construction work. Our construction superintendents monitor the construction of each home, coordinate the activities of subcontractors and suppliers, subject the work of subcontractors to quality and cost controls and monitor compliance with zoning and building codes. We typically retain subcontractors pursuant to a contract that obligates the subcontractor to complete construction at a fixed price in a "workmanlike manner." In addition, under these contracts the subcontractor provides us with standard indemnifications and warranties. Typically, we work with the same subcontractors within each city, which provides us with a stable and reliable work force and better control over the costs and quality of the work performed. Although we compete with other homebuilders for qualified subcontractors, we have established long-standing relationships with many of our subcontractors and have not experienced any material difficulties in obtaining the services of desired subcontractors.

     We typically complete the construction of a home within four to five months. Construction time, however, depends on weather, availability of labor, materials, supplies and other factors. We do not maintain significant inventories of construction materials, except for materials related to work in progress for homes under construction. Generally, the construction materials used in our operations are readily available from numerous sources. We have price arrangements or contracts, which we believe are favorable, with suppliers of certain of our building materials, but we are not under specific purchasing requirements. In recent years, we have not experienced significant delays in construction due to shortages of materials.

  MARKETING AND SALES

     We build and market different types of homes to meet the needs of different homebuyers and the needs of different markets. We employ a variety of marketing techniques to attract potential homebuyers through numerous avenues including our Internet web site, extensive telemarketing and advertising, and other marketing programs. We advertise on television, in newspapers and other publications, through our own brochures and newsletters, on billboards and in brochures and newsletters produced and distributed by real estate and mortgage brokers. Some of our suppliers participate in our advertising and promotional materials, either through co-branding, cost-sharing or through rebates.

     We typically conduct home sales from sales offices located in furnished model homes in each community. We use commissioned sales personnel who assist prospective buyers by providing them with floor plans, price information, tours of model homes and information on the available options and other custom features. We provide our sales personnel with extensive training, and we keep them updated as to the availability of financing, construction schedules and marketing and advertising plans to facilitate their marketing and sales activities. We supplement our in-house training program with training by outside sales and marketing consultants.

     In addition to using model homes, we build a limited number of speculative homes in most communities in advance of any specific customer order or contract to enhance our marketing and sales activity. We build speculative homes to satisfy the requirements of relocated buyers, move-up homebuyers, and other buyers who need completed homes prior to the completion of the typical four to five month construction period. The number of speculative homes we build in any given community is influenced by local market factors, such as new employment opportunities, significant job relocations, housing demand and the length of time we have operated in the market. We market and sell homes through our own commissioned sales personnel and in cooperation with independent real estate brokers. Because a significant portion of our sales originate from independent real estate brokers, we sponsor a variety of programs and events, including breakfasts, contests and other events to provide the brokers with a level of familiarity with our communities, homes and financing options necessary to successfully market our homes. We also offer other incentives to brokers to actively market our homes.

     Sales of our homes generally are made pursuant to a standard sales contract that is tailored to the requirements of each jurisdiction. Generally, our sales contracts require a down payment of a fixed amount (typically between $1,000 and $5,000) on our less expensive homes and as a percentage of the sales price (typically 5% to 10%) on our more expensive customized homes. The contract includes a financing contingency which permits the customer to cancel in the event mortgage financing at prevailing interest rates cannot be obtained within a specified period, typically four to six weeks from the signing. The contract may include other contingencies, such as the prior sale of a buyer's existing home. We estimate that the average period between the execution of a sales contract for a home and closing is approximately four to six months for presold homes.

  CUSTOMER SERVICE AND QUALITY CONTROL

     Our operating divisions are responsible for both pre-closing quality control inspections and responding to customers' post-closing needs. We believe that the prompt, courteous response to homebuyers' needs reduces post-closing repair costs, enhances our reputation for quality and service and ultimately leads to significant repeat and referral business. We conduct home orientations and pre-closing inspections with homebuyers immediately before closing. In conjunction with these inspections, we create a list of unfinished construction items and address outstanding issues promptly.

     An integral part of our customer service program includes post-closing interviews. In most markets, we send a customer service representative into each new home within 45 days of closing to evaluate the homeowners' satisfaction with the home, as well as their experience with our sales personnel, construction department and title and mortgage services. Typically, approximately one year after we sell a house we conduct a follow-up interview with the homeowner to determine the level of the homeowner's continued satisfaction. These interviews provide us with a direct link to the customer's perception of the entire buying experience as well as valuable feedback on the quality of the homes we deliver and the services we provide.

  WARRANTY PROGRAM

     For the homes we build under the Engle brand, we provide a one-year limited warranty of workmanship and materials. We provide a two-year limited warranty of workmanship and materials for the homes we build under all our other brand names. We subcontract homebuilding work to subcontractors who provide us with an indemnity and a certificate of insurance before receiving payments for their work and, therefore, claims relating to workmanship and materials are the primary responsibility of our subcontractors. We provide an additional eight-year limited homeowners' warranty covering major structural defects for all of the homes we build except those built under the Engle brand. In the homes we build under the Engle name, we provide a ten-year structural warranty. We generally have not had any material litigation or claims regarding warranties or latent defects with respect to construction of homes. Current claims and litigation are expected to be substantially covered by our reserve or insurance. After we close a home, we process all warranty requests through our customer service departments located in each of our markets. In most instances, a customer service manager inspects the warranty request within 48 hours of receipt. If a warranty repair is necessary, the construction superintendent who built the particular home manages and supervises the repair to ensure that the appropriate subcontractor takes prompt and appropriate corrective action.

  FINANCIAL SERVICES

     Our financial services businesses generally provide mortgage financing, title insurance and closing services for both our homebuyers and others.

     Our mortgage origination business is conducted through our subsidiaries, PHMC and its subsidiary, Technical Mortgage, L.P. ("TMLP"). We underwrite, originate and sell mortgages for homes built by us and, to a lesser extent, homes built by other homebuilders. In addition, we refinance existing mortgages. We are an approved lender by the FNMA to deliver loan origination to other investors and to service such loans. During 2001, our mortgage subsidiaries sold a total of approximately $489.0 million aggregate principle amount of mortgage loans (including servicing rights), representing most of the loans made by PHMC and TMLP. Substantially all our mortgage subsidiaries revenues are derived from mortgages on homes built by us. At June 30, 2002, we were originating mortgages in most of our homebuilding divisions.

     Our insurance business is conducted primarily through our subsidiary, Universal Land Title, Inc., and its subsidiaries. We sell title insurance and provide closing services for homes built by us and by other homebuilders. In addition, we offer homeowner insurance and related insurance services to new homebuyers. At June 30, 2002, we were providing title insurance services in most of the markets we serve.

  GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     We are subject to extensive and complex laws and regulations that affect the development and homebuilding process, including laws and regulations related to zoning, permitted land uses, levels of density, building design, elevation of properties, water and waste disposal, use of open spaces and the protection of health and the environment. We must also obtain permits and approvals from local authorities to complete residential development or home construction. Our mortgage financing and title insurance operations are subject to numerous federal, state and local laws and regulations, including applicable insurance laws and regulations. Failure to comply with these requirements can lead to administrative enforcement actions, the loss of required licenses and claims for monetary damages.

  COMPETITION AND MARKET FORCES

     The development and sale of residential properties is a highly competitive business. We compete in each of our markets with numerous national, regional and local builders. Builders of new homes compete for homebuyers, as well as for desirable properties, raw materials and reliable, skilled subcontractors. We also compete with resales of existing homes, available rental housing and, to a lesser extent, resales of condominiums. We believe we generally compare favorably to other builders in the markets in which we operate, due primarily to:

     - our experience within our geographic markets;

     - the ability of our local managers to identify and quickly respond to local market conditions; and

     - our reputation for service and quality.

     Our mortgage origination operations focus primarily on providing services to buyers of our homes. Thus, we generally do not actively compete with independent providers for customers other than buyers of the homes we build. Many of these competitors are engaged only in the business of providing these financial services and not building and selling homes. We believe marketing these services to our homebuilding clients provides us with a competitive advantage compared to those providers marketing such services without an established relationship.

  EMPLOYEES

     At June 30, 2002, we employed 1,355 persons, 470 of whom were sales and marketing personnel, 500 were executive, administrative and clerical personnel and 385 were construction personnel. None of our employees are covered by collective bargaining agreements. We believe our relations with our employees are good.

  PROPERTIES

     Our executive offices are located at 4000 Hollywood Blvd., Suite 500-N, Hollywood, Florida 33201. We own a 19,000 square foot facility in Sugar Land, Texas, which houses our Houston homebuilding operations and a design center, which allows a prospective homebuyer to view samples of some of the products and features we offer in our homes in Houston. We lease an aggregate of an additional approximately 100,000 square feet in our markets for our homebuilding and financial services operations and our corporate offices. We believe our existing facilities are adequate for our current and planned levels of operations.

  LEGAL PROCEEDINGS

     We are involved in various claims and legal actions arising in the ordinary course of business. We do not believe that the ultimate resolution of these matters will have a material adverse effect on our financial condition or results of operations.

     In early February 2002, Alec Engelstein, then Chief Executive Officer of Engle Homes, Inc. ("Engle Homes"), and David Shapiro, then Vice President-Chief Financial Officer of Engle Homes, resigned from their executive positions with Engle Homes, and alleged that they were entitled to receive severance packages in the aggregate amount of approximately $9.4 million, plus other benefits, including a claim by Mr. Engelstein of a monthly retirement benefit equal to 1/12th of his annual salary with such payments to continue for a period of 60 consecutive months. We dispute their claims, but there can be no assurance that if litigated or arbitrated, we will prevail. However, we have included amounts sufficient to cover the alleged payments due to Mr. Engelstein and Mr. Shapiro in our financial statements as of June 30, 2002.

     In connection with our announcement in March 2001 of the Company's proposed merger with Engle, there was a class action suit filed in District Court, Clark County, Nevada, and a class action suit filed in the 80th Judicial District Court of Harris County, Texas, each of which challenged the merger as a breach of fiduciary duty. In addition, two interveners filed interventions in the Texas class action. In March 2002, we reached an agreement in principle for settlement of the class actions and interventions. Under the terms of settlement, we have agreed to pay the plaintiffs' attorneys' fees and expenses in an amount not to exceed $350,000 in the aggregate. The settlement is subject to a number of conditions, including the closing of the Merger, providing notice to the class, conducting confirmatory discovery, executing a definitive settlement agreement and obtaining final approval by the court. The Merger closed June 25, 2002, and we are now in the process of finalizing and implementing the settlement. After payments made by our insurance provider, we anticipate being obligated to pay $160,000 in connection with the settlement of this litigation. This amount has been accrued for in our financial statements as of June 30, 2002.

                                   MANAGEMENT

  OUR DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning our directors and executive officers. Our directors are elected for one-year terms.


NAME                                                           POSITION
----                                                           --------
Constantine Stengos................  66    Chairman of the Board
Antonio B. Mon.....................  56    Executive Vice Chairman, Chief Executive Officer,
                                           President and Director
Tommy L. McAden....................  40    Vice President -- Finance and Administration and
                                           Chief Financial Officer
Yannis Delikanakis.................  35    Executive Vice Chairman and Director
Lonnie M. Fedrick..................  57    Emeritus Vice Chairman and Director
Andreas Stengos....................  40    Director
George Stengos.....................  35    Director
Larry D. Horner....................  68    Director
William A. Hasler..................  60    Director
Michael J. Poulos..................  71    Director
Michael S. Stevens.................  52    Director


     Constantine Stengos has been Chairman of the Board of the Company since December 15,1999. Mr. Stengos has also been a director and the President of Technical Olympic and a director of Technical Olympic (UK)PLC, since November 1999. Technical Olympic is a wholly owned subsidiary of Technical Olympic
(UK)PLC. Technical Olympic (UK)PLC is a wholly owned subsidiary of Technical Olympic S.A. Mr. Stengos formed Technical Olympic S.A. in 1965 and serves as a director, the Chairman of its board of directors and its Managing Director. Mr. Stengos owns more than 5% of the outstanding equity of Technical Olympic S.A. Technical Olympic, Technical Olympic (UK)PLC and Technical Olympic S.A. are all affiliates of the Company.

     Antonio B. Mon became one of our directors, and our Executive Vice Chairman, Chief Executive Officer and President on June 25, 2002. Since October 2001, Mr. Mon has served as the Chief Executive Officer of Technical Olympic and since February 2002 Mr. Mon has served as Chief Executive Officer and President of Engle Homes. From May 2001 to October 2001, Mr. Mon was a consultant to Technical Olympic. From 1997 to 2001, Mr. Mon was the Chairman of Maywood Investment Company, LLC, a private firm engaged in private equity investments and general consulting. In 1991, Mr. Mon co-founded Pacific Greystone Corporation, a west-coast homebuilder that merged with Lennar Corporation in 1997 and served as its Vice Chairman from 1991 to 1997. Prior to 1991, Mr. Mon worked in various positions for The Ryland Group, Inc. (a national homebuilder), M.J. Brock Corporation (a California homebuilder) and Cigna Corporation (a financial services corporation).

     Tommy L. McAden became our Chief Financial Officer and Vice
President -- Finance and Administration on June 25, 2002. Since February 2002, Mr. McAden has served as Chief Financial Officer of Engle Homes. Mr. McAden served as a director, Vice President and Chief Financial Officer of Technical Olympic from January 2000 to June 25, 2002. From 1994 to December 1999, Mr. McAden was Chief Financial Officer of Pacific Realty Group, Inc., which was the former 80% shareholder of the Company.

     Yannis Delikanakis has been a director of the Company since 1999 and has also served as a director and Vice President of Technical Olympic since 1999. Mr. Delikanakis has been the Real Estate and Housing Director of Technical Olympic S.A. since 1999. Mr. Delikanakis was a director and the manager of the Real Estate Development and Project Management Departments of Lambert Smith Hampton S.A. from 1994 to 1999.

     Lonnie M. Fedrick has been a director of the Company since 1997 and served as our President and Chief Executive Officer from 1997 until June 25, 2002. Mr. Fedrick has been President and Chief Executive Officer of Newmark Home Corporation, our wholly-owned subsidiary, since 1994 and was its Executive Vice President from 1984 to 1994.

     Andreas Stengos has been a director of the Company since 1999, has served as a director and Treasurer of Technical Olympic since 1999, and has been a director and the General Director of Technical Olympic (UK)PLC since 1997. Mr. Stengos has also been a director of Technical Olympic S.A. since 1989, has served as its Managing Director from 1989 to 1995 and has been its General Manager since 1995.


     George Stengos has been a director of the Company since 1999, has served as a director of Technical Olympic since November 1999 and has been a director and the Corporate Secretary of Technical Olympic (UK)PLC since 1997. Mr. Stengos was the Executive Vice President from 1993 through 2001 and, since 2001, the President and Chairman of the Board of Mochlos S.A., a subsidiary of Technical Olympic S.A., that is publicly traded on the Athens Stock Exchange.



     Larry D. Horner has been a director of the Company since 1997. Mr. Horner served as Chairman of Pacific USA Holdings Corp. from 1994 to 2001 and was Chairman of the Board of Asia Pacific Wire & Cable Corporation Limited, a manufacturer of copper wire and cable and fiber optic wire products, with operations in Southeast Asia, which was publicly traded on the New York Stock Exchange until 2001. He is also a director of ConocoPhillips, Atlantis Plastics Corp., UT Starcom, Inc., Novitron International, Inc., a publicly traded bio-pharmaceutical manufacturing company, and New River Pharmaceuticals, Inc. Mr. Horner was formerly associated with KPMG LLP, a professional services firm, for 35 years, retiring as Chairman and Chief Executive Officer of both the U.S. and International firms in 1991. He is a certified public accountant.



     William A. Hasler has been a director of the Company since 1998 and has served as Vice Chair and Co-Chief Executive Officer of Aphton Corporation since July 1998. Aphton Corporation is a biotechnology products company. From August 1991 to July 1998, Mr. Hasler served as Dean of the Haas School of Business at the University of California at Berkeley. Prior to that, he was both Vice Chairman and a director of KPMG LLP, a professional services firm. Mr. Hasler also serves on the boards of Mission West, Elevon, Solectron Corp., DiTech Communications, Schwab Funds and DMC Stratex. Mr. Hasler is a trustee of Pomona College.


     Michael J. Poulos has been a director of the Company since 2000. Mr. Poulos has also served as an advisory director of Greystone Capital Partners I, LP and a trustee of Century Shares Trust. Mr. Poulos had been Chairman, President, and Chief Executive Officer of Western National Corporation from 1993 until 1998 when he retired. Mr. Poulos worked for American General Corporation, from 1970 to 1993, and served as its Vice Chairman from 1991 to 1993.

     Michael S. Stevens has been a director of the Company since 2000. Mr. Stevens has been the Chairman and owner of Michael Stevens Interests, Inc., a real estate development company, since 1981, as well as the owner and director of various affiliated companies. Mr. Stevens serves on the board of directors of the Greater Houston Partnership, the Memorial Hermann Foundation, the Houston Convention Center Hotel Corporation, the Houston 2012 Foundation and the Texas Exile Foundation.

FAMILY RELATIONSHIPS

     Constantine Stengos is the father of both Andreas Stengos and George Stengos. Yannis Delikanakis is the son-in-law of Constantine Stengos and the brother-in-law of Andreas Stengos and George Stengos. We have no other familial relationships among the executive officers and directors.

COMPENSATION OF DIRECTORS

     Our independent or non-affiliate directors receive an annual fee of $15,000 and $2,000 per board meeting attended and are reimbursed for reasonable out-of-pocket expenses incurred for attendance at meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years awarded to or earned by the Company's Chief Executive Officer and four other most highly paid executive officers whose salary and bonus earned in Fiscal Year 2001 for services rendered to the Company exceeded $100,000 ("Named Executive Officers").


                                                      ANNUAL COMPENSATION
                                            ---------------------------------------
                                                                     OTHER ANNUAL      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY      BONUS      COMPENSATION(1)   COMPENSATION
---------------------------          ----   --------   ----------   ---------------   ------------
Antonio B. Mon.....................  2001   $     --   $       --       $    --         $     --
  President, Chief Executive         2000   $     --   $       --       $    --         $     --
  Officer and Director(2)            1999   $     --   $       --       $    --         $     --
Lonnie M. Fedrick..................  2001   $550,000   $1,450,685(4)     $12,529(5)     $563,737(6)
  President, Chief Executive         2000   $525,000   $1,497,702(4)     $ 9,137(5)     $563,737(6)
  Officer and Director(3)            1999   $450,000   $1,341,644(4)     $10,420(5)     $563,737(6)
J. Eric Rome.......................  2001   $350,000   $  479,640(8)     $ 6,478(5)     $750,990(6)
  Executive Vice President --        2000   $300,000   $  467,390(8)     $ 7,993(5)     $750,990(6)
  Homebuilding(7)                    1999   $275,000   $  485,827(8)     $ 7,212(5)     $750,990(6)
James M. Carr......................  2001   $518,506   $  518,506       $ 9,000(5)      $500,000(10)
  Executive Vice President           2000   $493,450   $  493,815       $ 9,000(5)      $500,000(10)
  & Director(9)                      1999   $474,822   $       --       $ 6,138(5)      $500,000(10)
Terry C. White.....................  2001   $205,000   $  232,371(12)     $10,670(5)    $292,161(6)
  Senior Vice President, Chief
     Financial                       2000   $190,000   $  251,521(12)     $ 8,204(5)    $292,161(6)
  Officer and Treasurer(11)          1999   $175,000   $  255,571(12)     $10,140(5)    $292,161(6)
J. Michael Beckett.................  2001   $240,000   $  270,558(12)     $ 4,460(5)    $292,161(6)
  Executive Vice President --        2000   $210,000   $  268,346(12)     $ 7,776(5)    $292,161(6)
  Purchasing/Product
     Development(13)                 1999   $170,000   $  250,458(12)     $ 8,526(5)    $292,161(6)


---------------

 (1) Information with respect to certain prerequisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under the regulations of the Commission.

 (2) Mr. Mon has served as President, Chief Executive Officer and Director of the Company since June 25, 2002.

 (3) Mr. Fedrick served as President and Chief Executive Officer of the Company from 1997 to June 25, 2002. Mr. Fedrick continues to serve as a director of the Company.

 (4) Includes (a) payment from the Company's Capital Accumulation Plan ("CAP Plan"), a former executive bonus plan, earned in 1997 and prior years, payable in annual installments of $154,394, the last payments being in January 2000 and 2001 (contributions of $61,345 paid or to be paid by Pacific Realty Group, Inc. ("Pacific Realty") and Pacific USA Holdings Corp. ("Pacific USA" and together with Pacific Realty the "Pacific Entities") to the Company in 2000 and 2001), and (b) obligations pursuant to a Capital Appreciation Plan of the Pacific Entities and payable by the Pacific Entities in five annual installments of $600,000, the first being paid in Fiscal Year 1999.

 (5) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

 (6) Reflects the three annual payments by the Pacific Entities as a result of the sale of the Company's common stock by the Pacific Entities to Technical Olympic and the resulting change of control, the first payment paid in Fiscal Year 1999, the second payment earned in Fiscal Year 2000 but paid in 2001, and the third payment earned in Fiscal Year 2001.

 (7) Mr. Rome served as Executive Vice President-Homebuilding of the Company from 1997 to June 25, 2002. Mr. Rome is currently part of our operations team and is Executive Vice President -- Homebuilding of Newmark Home Corporation.

 (8) Includes payment from the CAP Plan payable in annual installments of $123,515, the last payment being in January 2001 (contributions of $49,076 paid or to be paid by the Pacific Entities to the Company in 2000 and
     2001).


 (9) Mr. Carr served as Executive Vice President and a director of the Company from 1998 to April 15, 2002, the date Westbrooke was sold to Standard Pacific Corp. Mr. Carr is no longer an officer or director of the Company.



(10) Includes obligation by the Pacific Entities of the first, second and/or third of four annual payments but does not include the acceleration of the earn-out consideration in connection with the acquisition of Westbrooke because such payments were made as additional consideration for the acquisition of Westbrooke and were not tied to Mr. Carr's employment by the Company.


(11) Mr. White served as Chief Financial Officer and Treasurer of the Company from 1997 to June 25, 2002. Mr. White continues to serve as part of our corporate management team and is currently Vice President of Finance/Treasury.

(12) Includes payment from the CAP Plan payable in annual installments of $61,758, the last payment being in January 2001 (contributions of $24,538 paid or to be paid by the Pacific Entities to the Company in 2000 and
     2001).

(13) Mr. Beckett served as Executive Vice President-Purchasing/Product Development of the Company from January 2000 to June 25, 2002. Mr. Beckett is currently part of our operations team and is Vice President of Purchasing and Product Development for Newmark Home Corporation.

                             PRINCIPAL STOCKHOLDERS

     As of June 30, 2002, 27,878,787 shares of our common stock are outstanding. The following table sets forth certain information regarding beneficial ownership of our common stock by (i) each person (or group of affiliated persons) who we know to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our current directors and named executive officers, and (iii) all of our current executive officers and directors as a group.


NAME AND ADDRESS OF                                        AMOUNT AND NATURE OF   PERCENT
BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP    OWNED
-------------------                                        --------------------   -------
Technical Olympic, Inc. .................................       25,578,787         91.75%
  1200 Soldiers Field Drive
  Sugar Land, Texas 77479(1)
Lonnie M. Fedrick........................................           42,900          *
Constantine Stengos......................................           25,000          *
Andreas Stengos..........................................               --          *
George Stengos...........................................               --          *
Yannis Delikanakis.......................................               --          *
Larry D. Horner..........................................               --          *
William A. Hasler........................................               --          *
Michael J. Poulos........................................               --          *
Michael S. Stevens.......................................               --          *
Antonio B. Mon...........................................          228,320(2)       1.0%
Tommy L. McAden..........................................           57,082(2)       *
All directors and executive officers as a group (11
  persons)...............................................          353,310          1.26%


---------------

 *  Less than one percent.

(1) Technical Olympic, Inc. is a subsidiary of Technical Olympic (UK) PLC, which is a subsidiary of Technical Olympic S.A. Mr. Constantine Stengos owns more than 5% of the outstanding stock of Technical Olympic S.A.


(2) Consists of shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

               CERTAIN RELATED PARTY AGREEMENTS AND TRANSACTIONS

TAX ALLOCATION AGREEMENTS

     Pursuant to a Tax Allocation Agreement between Technical Olympic and the Company, dated effective as of December 16, 1999, and a Tax Allocation Agreement between Technical Olympic and Engle, dated effective as of March 15, 2000, the Company's and Engle's earnings may be included in the consolidated federal income tax returns filed by Technical Olympic. The amount of the Company's and Engle's liability to (or entitlement to payment from) Technical Olympic equals the amount of taxes that each would respectively owe (or refund that each would receive) had the Company or Engle, as the case may be, prepared its federal tax returns on a stand-alone basis. In addition, under federal income tax law, each member of a consolidated group (as determined for federal income tax purposes) is also jointly and severally liable for the federal income tax liability of the consolidated group. Pursuant to the Tax Allocation Agreements, Technical Olympic has agreed to indemnify the Company and Engle for payments which Technical Olympic has already received from the Company or Engle, respectively, or with respect to any tax liabilities of Technical Olympic or its affiliated entities other than the Company or Engle, as the case may be. With respect to the Tax Allocation Agreements, the Company made payments totaling $12.8 million for the year ended December 31, 2001 and Engle made payments totaling $34.5 million for the year ended December 31, 2001. The Tax Allocation Agreement between Technical Olympic and Engle was terminated after the Merger.

MANAGEMENT SERVICES AGREEMENT

     Pursuant to a Management Services Agreement, dated June 1, 2000, Technical Olympic, through its subsidiary Techolym, L.P., provides certain corporate and staff support and management services to the Company. The services performed by Technical Olympic under the Management Services Agreement include consultation with and assistance to the Company's board of directors and management in connection with issues involving the Company's business. In addition, as of January 1, 2001, Technical Olympic provided plan administration of a self-funded group medical and dental plan for the Company and its subsidiaries under the Management Services Agreement. The Company made payments totaling $1.9 million and $1.5 million for the years ended December 31, 2001 and 2000, respectively, related to this agreement. In future years, Technical Olympic is entitled to receive the greater of (i) 107.5% of the actual consideration paid to Technical Olympic for the services provided in the prior year and (ii) the amount, subject to a maximum of 125% of the consideration paid to Technical Olympic for the services provided in the prior year, of the budgeted operating cost of Technical Olympic necessary to provide the services to the Company for that year. The Company may terminate the Management Services Agreement upon 60 days prior written notice.

CONTRACTOR AGREEMENTS

     In order to consolidate the purchasing function, both the Company and Engle entered into separate Contractor Agreements with Technical Olympic S.A., or TOSA, an affiliate of Technical Olympic, in November 2000. Under these Contractor Agreements, TOSA agreed to provide certain construction services and to purchase such materials, supplies and labor on our behalf pursuant to certain third-party contracts assigned to TOSA by the Company or Engle, as the case may be. Both the Company and Engle maintain the right to contract directly for any construction services and purchase any goods and services from any vendors in its own free unlimited discretion. In addition, goods and services bought by TOSA under these Contractor Agreements are provided to the Company and Engle at TOSA's cost. The Company and Engle do not pay a fee or other consideration to TOSA under these Contractor Agreements. The Company or Engle may terminate the Contractor Agreement to which they are a party upon 60 days prior notice. For goods and services pursuant to these Contractor Agreements, the Company paid on behalf of TOSA $137.0 million and $51.0 million in 2001 and 2000, respectively, and Engle paid on behalf of TOSA $205.6 million and $19.5 million in 2001 and 2000, respectively.

CERTAIN LAND BANK TRANSACTIONS

     During 2001, Engle Homes sold certain undeveloped real estate tracts to an investment limited liability company owned by several of Engle's current and former executive officers, including related trusts of management. Engle Homes has placed deposits and entered into a number of agreements, including option contracts and construction contracts with the limited liability company, to develop and buy back fully developed lots from time to time, subject to the terms and conditions of such agreements. Additionally, under these agreements, Engle Homes can cancel these agreements to purchase the land by forfeiture of its deposit. As of June 30, 2002, the remaining value of lots that Engle can acquire was approximately $25.6 million. Engle Homes believes that the terms of the purchase contract and the terms of the related option and development contracts are comparable to those available from unaffiliated parties. Although Engle does not have legal title to the assets of the limited liability company and has not guaranteed its liabilities, Engle may be deemed to have certain rights of ownership over the limited liability company's assets. Consequently, the assets and associated liabilities of the limited liability company have been recorded in Engle's Consolidated Balance Sheet as of June 30, 2002. Minority interest in consolidated subsidiaries, represents the equity provided by members of management.

CONSULTING AGREEMENT

     Pursuant to a Consulting Agreement between Mr. James Carr, one of our former directors, and Technical Olympic, dated April 6, 2002, Mr. Carr provides consulting services to the Company. The Consulting Agreement was assigned to the Company effective April 6, 2002. The services performed by Mr. Carr for the Company include consultation with the Company's senior management regarding (1) organizational matters related to the business of the Company and its subsidiaries; (2) strategic direction of the Company and its subsidiaries; and
(3) certain land opportunities. Under the Consulting Agreement, the Company pays Mr. Carr $83,333.33 per month. The Consulting Agreement terminates on April 5, 2005.

MERGER AGREEMENT

     On June 25, 2002 we completed our merger with Engle. As a result of the exchange of equity interests in the Merger, Technical Olympic owns 91.75% of the Company. Technical Olympic is a wholly owned subsidiary of Technical Olympic
(UK)PLC, an English company, which is a wholly owned subsidiary of Technical Olympic S.A., a Greek company that is publicly traded on the Athens Stock Exchange.

                      DESCRIPTION OF MATERIAL INDEBTEDNESS



REVOLVING CREDIT FACILITY



     On June 25, 2002, we entered into a new revolving credit facility, which provides for revolving loans of up to $220.0 million to be used for our working capital requirements. The facility includes a $60.0 million letter of credit sub-facility. The amount of available credit under the facility will be reduced by the aggregate amount of all outstanding undrawn letters of credit. The facility will terminate three years from the effective date of the Merger, although, under certain circumstances, at our option, we may extend the facility in one-year increments, for up to two additional years. We have the right to increase the size of the facility to provide for up to an additional $5.0 million of revolving loans, subject to meeting certain requirements including procuring lenders to provide such additional loans. All of our domestic subsidiaries (subject to certain limited exceptions) unconditionally guarantee our obligations under the new revolving credit facility. All amounts borrowed under the facility are secured by a first-priority perfected lien on all capital stock of subsidiaries owned by us and each of the guarantors.



     Loans outstanding under the facility bear interest at a rate per annum equal to, at our option, either (A) the sum of (i) an alternate base rate, which is defined as the higher of Citibank, N.A.'s base rate, the sum of the three-month certificate of deposit rate plus 0.5%, and the Federal Funds Rate plus 0.5% and (ii) an applicable margin; or (B) the sum of (i) reserve-adjusted LIBOR and (ii) an applicable margin. Applicable margins will be adjusted based on the ratio of our liabilities to our tangible worth. We will pay commitment fees ranging from 0.35% to 0.50% per annum (depending on the ratio of our liabilities to our net worth) on the unused portion of the facility. We will also pay customary administration fees, and expenses and customary fees due upon the issuance of any letters of credit, an extension of the facility term or an increase in aggregate borrowings.



     In order to borrow under the revolving credit facility and request that letters of credit be issued thereunder, we must satisfy certain borrowing conditions, including certifying that all representations and warranties contained in the revolving credit facility documents are true and that no default has occurred and is continuing thereunder. The amount we may borrow under the revolving credit facility is limited by financial covenants and by a borrowing base that is based on the value of our land and homes held for sale and the amount of our outstanding debt.



     We are able to prepay outstanding revolving loans, in whole or in part, without penalty. We are required to make certain mandatory prepayments (and concurrently to reduce the commitments under the facility), including with 100% of the net cash proceeds arising from (i) certain asset sales; (ii) certain property losses or condemnation events; and (iii) the sale or issuance of certain debt securities.



     The facility contains various covenants and restrictions on our ability, and the ability of our subsidiaries, to engage in certain activities, including incurring debt or liens, making investments, selling assets, paying dividends, entering into mergers or similar transactions (other than the Merger) or engaging in transactions with affiliates. In addition, the facility requires that we meet or exceed certain net worth and fixed charge coverage ratios and not exceed specified leverage ratios. It also includes various events of default.



CONSTRUCTION AND LOT LOANS



     We historically have financed its homebuilding operations, including the construction of homes and the acquisition of land and lots for development and sales of homes, in part, from borrowings by our subsidiaries under credit facilities with regional and national financial institutions. At June 30, 2002, we had construction and lot loans outstanding in an aggregate principal amount of $5.6 million. These construction and lot loans are made to a subsidiary of Newmark and are collateralized by lots and homes completed or under construction. Some of the loans are guaranteed by Newmark. These construction and lot loans bear interest at varying rates from LIBOR plus a spread (4.20% per annum at March 31, 2002) to the prime rate (4.75% per annum at March 31, 2002) and mature between March 5, 2003 and December 31, 2005. In addition, these construction and lot development loans contain provisions that relate to the operations of the subsidiary borrower and, among other things, restrict the incurrence of debt and liens, prohibit asset sales, limit speculative homebuilding, prohibit investments, restrict mergers or similar transactions and require the subsidiary borrower to maintain a specified tangible net worth of at least $100,000. In addition, the construction and lot development agreements contain restrictions on Newmark's ability to, among other things, incur liens, sell assets and engage in speculative homebuilding, subject to certain exceptions. Newmark is also required to maintain a tangible net worth of at least $70.0 million and a ratio of total liabilities to tangible net worth not to exceed 3.5 to 1.0.



WAREHOUSE LINE OF CREDIT



     To fund the origination of residential mortgage loans, our subsidiary, PHMC, entered into a warehouse line of credit. The facility is guaranteed by us and secured by the mortgage loans held for sale. The warehouse line of credit is comprised of a credit facility providing for revolving loans of up to $30.0 million, subject to meeting borrowing base requirements based on the value of collateral provided. As part of the warehouse line of credit, PHMC also entered into a mortgage loan purchase agreement with the warehouse facility lender which provides for the purchase by the lender of up to $20.0 million in mortgage loans generated by PHMC. At no time may the amount outstanding under the facility plus the amount of purchased loans pursuant to the purchase agreement exceed $50.0 million. We refer to the line of credit and the mortgage loan purchase agreement in this offering memorandum collectively as the "warehouse line of credit." The facility bears interest at the federal funds rate plus 1.375% (2.895% at December 31, 2001) and was originally scheduled to expire on July 5, 2002. On June 25, 2002, the warehouse line of credit was amended to extend the expiration to June 24, 2003. The facility includes customary covenants and restrictions on PHMC's and in some circumstances, its subsidiaries', ability to engage in certain activities, including among other things and subject to certain exceptions, incurring debt or liens, entering into mergers, consolidations or acquisitions, issuing capital stock, selling assets, making investments, using the facility proceeds for purposes other than mortgage origination, compromising or releasing collateral and engaging in transactions with affiliates. The facility also requires PHMC to maintain certain financial covenants, including a consolidated tangible net worth of at least $5.0 million, a ratio of consolidated total debt to consolidated tangible net worth between 10.0 and 1.0, and consolidated net income (measured on a quarterly basis) of at least $1.00. The facility also restricts Engle's ability to enter into mergers or consolidations (other than the Merger). PHMC is required by the terms of the facility to fund 2.0% of all mortgages originated and to sell all funded mortgages within 90 days. At June 30, 2002, the outstanding balance on the warehouse line of credit was $26.4 million.

                          DESCRIPTION OF THE NEW NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Company," "we" and "our" refer only to Technical Olympic USA and not to any of its subsidiaries, except where information is presented on a pro forma consolidated basis.


     We issued the outstanding Senior Notes under an indenture dated as of June 25, 2002 (the "Senior Notes Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Senior Notes Trustee"), and we issued the outstanding Senior Subordinated Notes under an indenture dated as of June 25, 2002 (the "Senior Subordinated Notes Indenture"), among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Senior Subordinated Notes Trustee"). The initial purchasers of the outstanding Senior Notes and Senior Subordinated Notes were Solomon Smith Barney Inc., Duetsche Bank Securities Inc. and Fleet Securities, Inc. In this description, the term "Notes" refers to both the new and outstanding Senior Notes and the Senior Subordinated Notes, the term "Indentures" refers to the Senior Notes Indenture and the Senior Subordinated Notes Indenture and the term "Trustees" refers to the Senior Notes Trustee and the Senior Subordinated Notes Trustee.


     The new Senior Notes and the new Senior Subordinated Notes (collectively, "New Notes") will be identical to the outstanding Senior Notes and Senior Subordinated Notes respectively, of the same issue, except that the New Notes are registered under the Securities Act. The New Notes will evidence the same debt as outstanding Notes of the same issue, and the same Indentures will govern the New Notes and the outstanding Notes.

     The terms of the Notes include those stated in the applicable Indenture and those made part of that Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     We urge you to read the Indentures because they, and not this description, define your rights as a holder of the Notes. Copies of the Indentures are available upon request to us at the address indicated under "Where You Can Find Additional Information."

     If the exchange offers contemplated by this prospectus are consummated, holders of outstanding Notes who do not exchange those Notes for new notes in the exchange offer will vote together with holders of New Notes for all relevant purposes under the Indenture covering the Notes. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under such Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under either Indenture, any outstanding Notes that remain outstanding after the exchange offer will be aggregated with the New Notes, and the holders of such outstanding Notes and the New Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the Notes outstanding shall be deemed to mean, at any time after an exchange offer is consummated, such percentages in aggregate principal amount of the outstanding Notes and the New Notes then outstanding.

DESCRIPTION OF THE SENIOR NOTES

  PRINCIPAL, MATURITY AND INTEREST

     The Company issued $200.0 million aggregate principal amount of Senior Notes on June 25, 2002, and, subject to compliance with the limitations described under "-- Certain Covenants -- Limitation on Debt," it can issue an unlimited principal amount of additional Senior Notes (the "Additional Senior Notes") at later dates under the Senior Notes Indenture. The Company can issue the Additional Senior Notes as part of the same series or as an additional series. Any Additional Senior Notes that the Company issues in the future will be identical in all respects to the Senior Notes issued on June 25, 2002, except that Senior Notes issued in the future will have different issuance prices and issuance dates. The Company will issue the Senior Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

     The Senior Notes will mature on July 1, 2010.

     Interest on the Senior Notes accrues at a rate of 9% per annum and is payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2003. We will pay interest to those persons who were holders of record on the December 15 or June 15 immediately preceding each interest payment date.

     Interest on the Senior Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The interest rate on the Senior Notes will increase if:

          (1) we do not file on a timely basis either:

             (A) a registration statement to allow for an exchange offer; or

             (B) a resale shelf registration statement for the Senior Notes;

          (2) the registration statement referred to above is not declared effective on a timely basis; or

          (3) certain other conditions are not satisfied.

     Any interest payable as a result of any such increase in the interest rate is referred to as "Special Interest."

  RANKING

     The Senior Notes are:

     - senior, unsecured obligations of the Company;

     - equal in ranking ("pari passu") with all existing and future senior debt of the Company;

     - senior in right of payment to all existing and future Subordinated Debt of the Company (including the Senior Subordinated Notes); and

     - guaranteed on a senior, unsecured basis by the Subsidiary Guarantors.

     Substantially all the operations of the Company are conducted through its subsidiaries. Therefore, the Company's ability to service its debt, including the Senior Notes, is dependent upon the cash flow of its subsidiaries and, to the extent they are not Subsidiary Guarantors, their ability to distribute those earnings as dividends, loans or other payments to the Company. If their ability to make these distributions were restricted, by law or otherwise, then the Company would not be able to use the cash flow of the nonguarantor subsidiaries to make payments on the Senior Notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Senior Subsidiary Guaranties. If this were to occur, the Company would also be unable to use the cash flows of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

     The Company only has a stockholder's claim on the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of the Company's subsidiaries have against those subsidiaries. Holders of the Senior Notes will only be creditors of the Company and those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries that are not Subsidiary Guarantors, all the existing and future liabilities of such subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Senior Notes. The Subsidiary Guarantors and the Company's other subsidiaries also have other liabilities, including contingent liabilities, that may be significant. The Senior Notes Indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may incur.

However, the amounts of such Debt could nevertheless be substantial and may be incurred either by the Company, the Subsidiary Guarantors or by the Company's other subsidiaries.

     The Senior Notes and the Senior Subsidiary Guaranties are unsecured obligations of the Company and the Subsidiary Guarantors, respectively. Secured Debt of the Company and the Subsidiary Guarantors, including under the Senior Credit Facility and the guarantees of that facility, effectively will be senior to the Senior Notes and the Senior Subsidiary Guaranties to the extent of the value of the assets securing such Debt.

     See "Risk Factors -- Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured debt," "-- Our holding company structure could limit our ability to access the cash flow of our non-guarantor subsidiaries and the ability of the holders of the notes to access the assets of those subsidiaries will be effectively subordinated to those subsidiaries' other obligations" and "-- Your ability to enforce the guarantees of the notes may be limited."

  SUBSIDIARY GUARANTIES

     The obligations of the Company under the Senior Notes Indenture, including the repurchase obligation resulting from a Change of Control or in the event the Company's Consolidated Net Worth is less than a specified amount for a specified period of time, are fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis, by the material existing and all future Domestic Restricted Subsidiaries of the Company.

     The Subsidiary Guarantors currently generate substantially all the Company's revenue.

          (1) If the Company sells or otherwise disposes of either:

             (a) its entire ownership interest in a Subsidiary Guarantor, or

             (b) all or substantially all the Property of a Subsidiary Guarantor, or

          (2) a Subsidiary Guarantor sells or otherwise disposes of either:

             (a) its entire ownership interest in another Subsidiary Guarantor, or

             (b) all or substantially all the Property of another Subsidiary Guarantor,

then in any such case, such Subsidiary Guarantor being sold or whose Property is being sold will be released from all its obligations under its Senior Subsidiary Guaranty, subject to compliance with the covenant described under "-- Merger, Consolidation and Sale of Property." In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the designated Subsidiary Guarantor will be released from all its obligations under its Senior Subsidiary Guaranty. See
"-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries" and "-- Merger, Consolidation and Sale of Property."

     If any Subsidiary Guarantor makes payments under its Senior Subsidiary Guaranty, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company's and the other Subsidiary Guarantors' shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

  OPTIONAL REDEMPTION

     Except as set forth below, the Senior Notes are not redeemable at the option of the Company prior to July 1, 2006. Starting on that date, the Company may redeem all or any portion of the Senior Notes, at once or over time, after giving the required notice under the Senior Notes Indenture. The Senior Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Senior Notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount:

                            YEAR                              REDEMPTION PRICE
                            ----                              ----------------
2006........................................................      104.500%
2007........................................................      102.250%
2008 and thereafter.........................................      100.000%

     At any time prior to July 1, 2006, the Company may redeem all or any portion of the Senior Notes, at once or over time, after giving the required notice under the Senior Notes Indenture at a redemption price equal to the greater of:

          (a) 100% of the principal amount of the Senior Notes to be redeemed, and

          (b) the sum of the present values of (1) the redemption price of the Senior Notes at July 1, 2006 (as set forth in the preceding paragraph) and
     (2) the remaining scheduled payments of interest from the redemption date to July 1, 2006, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Any notice to holders of Senior Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Senior Notes Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case, such Officers' Certificate will be delivered on the redemption date).

     At any time and from time to time, prior to July 1, 2005, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Senior Notes (including any Additional Senior Notes) that have been issued under the Senior Notes Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 109.0% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Senior Notes (including any Additional Senior Notes) that have been issued under the Senior Notes Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

  SINKING FUND

     There are no mandatory sinking fund payments for the Senior Notes.

  REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company shall make an offer to all holders of the Senior Notes to repurchase all or any part of a holder's Senior Notes pursuant to the terms described below at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 30 days following any Change of Control, the Company shall:

          (a) cause a notice of the Change of Control offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

          (b) send, by first-class mail, with a copy to the Senior Notes Trustee, to each holder of Senior Notes, at such holder's address appearing in the security register for the Senior Notes, a notice stating:

             (1) that a Change of Control has occurred and an offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all Senior Notes timely tendered will be accepted for payment;

             (2) the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

             (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

             (4) the procedures that holders of Senior Notes must follow in order to tender their Senior Notes (or portions thereof) for payment, and the procedures that holders of Senior Notes must follow in order to withdraw an election to tender Senior Notes (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

     The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Notes Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company and the Restricted Subsidiaries considered as a whole dispose of less than all their assets by any of the means described above, the ability of a holder of Senior Notes to require the Company to repurchase its Senior Notes may be uncertain. In such a case, holders of the Senior Notes may not be able to resolve this uncertainty without resorting to legal action.

     The Senior Credit Facility provides that the occurrence of a Change of Control would constitute a default under that facility. Debt incurred by the Company in the future may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Senior Notes of their right to require the Company to repurchase such Senior Notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of Senior Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to repurchase Senior Notes in connection with a Change of Control would result in a default under the Senior Notes Indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Senior Notes. See "-- Terms Common to the Senior Notes and the Senior Subordinated Notes -- Amendments and Waivers."

  CERTAIN COVENANTS

     Maintenance of Consolidated Net Worth. In the event (the "Senior Notes Net Worth Trigger Event") the Consolidated Net Worth at the end of each of any two consecutive fiscal quarters ending after the Issue Date (the last day of such second fiscal quarter being referred to as the "Senior Notes Net Worth Trigger Date") is less than $150.0 million (the "Senior Notes Minimum Net Worth"), the Company shall make an offer to all holders of the Senior Notes (a "Senior Notes Net Worth Offer") to repurchase Senior Notes in an aggregate principal amount equal to the Senior Notes Net Worth Offer Amount (as defined below) on a pro rata basis from such holders, on a business day (the "Senior Notes Net Worth Repurchase Date") that is no earlier than 30 days or later than 60 days following the date the Senior Notes Net Worth Notice (as defined below) is mailed and at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the Senior Notes Net Worth Repurchase Date (the "Senior Notes Net Worth Offer Price") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     The "Senior Notes Net Worth Offer Amount" shall equal 10% of the aggregate principal amount of the Senior Notes then outstanding (or if less than 10% of the original aggregate principal amount of such Senior Notes (including any Additional Senior Notes) issued are then outstanding, the amount of all the Senior Notes outstanding at the time) (the "Senior Notes Net Worth Offer Amount").

     The Company may credit against the Senior Notes Net Worth Offer Amount the principal amount of Senior Notes acquired by the Company prior to the Senior Notes Net Worth Trigger Date through purchase, optional redemption or exchange; provided, however, no credit shall be made for any mandatory repurchase, including, without limitation, repurchases pursuant to a Change of Control offer or an offer in connection with an Asset Sale. Notwithstanding anything in the preceding two paragraphs to the contrary, in no event shall the Company's failure to maintain a minimum Consolidated Net Worth result in requiring it to make more than one Senior Notes Net Worth Offer. The Company shall notify the Senior Notes Trustee promptly after the occurrence of the Senior Notes Net Worth Trigger Event and shall notify the Senior Notes Trustee in writing if its Consolidated Net Worth is less than the Senior Notes Minimum Net Worth for any fiscal quarter ending after the Issue Date and prior to the Senior Notes Net Worth Repurchase Date.

     Within 30 days following the Senior Notes Net Worth Trigger Date, the Company shall:

          (a) cause a notice of the Senior Notes Net Worth Offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

          (b) send, by first-class mail, with a copy to the Senior Notes Trustee, to each holder of Senior Notes, at such holder's address appearing in the security register for the Senior Notes, a notice stating:

             (1) that a Senior Notes Minimum Net Worth Trigger Event has occurred and a Senior Notes Net Worth Offer is being made and that all Senior Notes timely tendered will be accepted for payment on a pro rata basis or otherwise in accordance with DTC's applicable procedures;

             (2) the Senior Notes Net Worth Offer Price, the Senior Notes Net Worth Offer Amount and the Senior Notes Net Worth Repurchase Date;

             (3) the date by which the Senior Notes Net Worth Offer must be accepted; and

             (4) the procedures that holders of Senior Notes must follow in order to tender their Senior Notes (or portions thereof) for payment, and the procedures that holders of Senior Notes must follow in order to withdraw an election to tender Senior Notes (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to the Senior Notes Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

     The exercise by holders of Senior Notes of their right to require the Company to repurchase such Senior Notes could cause a default under existing or future debt of the Company due to the financial effect of such repurchase on the Company. In addition, the Company's ability to pay cash to holders of Senior Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to repurchase Senior Notes following a Senior Notes Net Worth Trigger Event would result in a default under the Senior Notes Indenture. Such a default would, in turn, constitute a default under existing debt of the Company and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the Senior Notes as a result of a Senior Notes Net Worth Trigger Event may be waived or modified at any time prior to the occurrence of such Senior Notes Net Worth Trigger Event with the written consent of the holders of a majority in principal amount of the Senior Notes. See "-- Terms Common to the Senior Notes and the Senior Subordinated Notes -- Amendments and Waivers."

     Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including any Acquired Debt) unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

          (1) such Debt is Debt of the Company or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, either (a) the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1 or (b) the Consolidated Debt to Consolidated Tangible Net Worth Ratio would not be greater than 3.0 to 1; or

          (2) such Debt is Permitted Debt.

The term "Permitted Debt" is defined to include the following:

          (a) (i) Debt of the Company evidenced by the Senior Notes issued on June 25, 2002 and the Exchange Notes issued in exchange for such Senior Notes and in exchange for any Additional Senior Notes, (ii) Debt of the Subsidiary Guarantors evidenced by the Senior Subsidiary Guaranties relating to the Senior Notes issued on June 25, 2002 and the Exchange Notes issued in exchange for such Senior Notes and in exchange for any Additional Senior Notes, (iii) Debt of the Company evidenced by the Senior Subordinated Notes issued on June 25, 2002 and the Exchange Notes issued in exchange for such Senior Subordinated Notes and in exchange for any Additional Senior Subordinated Notes and (iv) Debt of the Subsidiary Guarantors evidenced by the Senior Subordinated Subsidiary Guaranties relating to the Senior Subordinated Notes issued on June 25, 2002 and the Exchange Notes issued in exchange for such Senior Subordinated Notes and in exchange for any Additional Senior Subordinated Notes;

          (b) Debt of the Company or a Subsidiary Guarantor under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed the greater of:

             (1) $225.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to Repay other Debt, pursuant to the covenant described under "-- Limitation on Asset Sales" and

             (2) 25% of Consolidated Net Tangible Assets;

          (c) Debt of the Company or a Subsidiary Guarantor in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

             (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

             (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $10.0 million;

          (d) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (e) Debt of a Restricted Subsidiary outstanding on the date on which such Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant; and provided, further, such Restricted Subsidiary executes and delivers a supplemental indenture providing for a Subsidiary Guaranty in accordance with "-- Future Subsidiary Guarantors" to the extent so required by that covenant;

          (f) Debt under Interest Rate Agreements entered into by the Company or a Subsidiary Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary Guarantor and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (g) Debt Incurred by the Company or a Subsidiary Guarantor under a Warehouse Facility provided that the amount of such Debt (including funding drafts issued thereunder) outstanding at any time pursuant to this clause
     (g) does not exceed the value of the Mortgages pledged to secure Debt thereunder;

          (h) Debt in connection with one or more standby letters of credit or payment or performance bonds issued by the Company or a Subsidiary Guarantor in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (i) Debt of a Foreign Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $15.0 million;

          (j) Debt of a Domestic Restricted Subsidiary (other than a Subsidiary Guarantor) in an aggregate principal amount outstanding at any one time not to exceed $10.0 million;

          (k) Non-Recourse Debt of the Company or a Restricted Subsidiary;

          (l) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (k) above;

          (m) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $35.0 million; and

          (n) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses
     (a), (c), (e) and (l) above.

     Notwithstanding anything to the contrary contained in this covenant,

          (a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant, other than pursuant to clause (1) of the first paragraph of this covenant and clause (m) above, if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt in respect of the Senior Notes or Senior Subsidiary Guaranty unless such Debt shall be subordinated to the Senior Notes or the applicable Senior Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Debt;

          (b) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor of the Senior Notes to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor of the Senior Notes; and

          (c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purpose of this covenant.

     For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant, and such item of Debt will be treated as having been incurred pursuant to one or more of such clauses or pursuant to clause (1) of the first paragraph of this covenant.

     Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a) a Default or Event of Default shall have occurred and be continuing,

          (b) the Company could not incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt," or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

             (1) 45% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the 81 date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

             (2) 100% of the Capital Stock Sale Proceeds, plus

             (3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company excluding,

                (x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

             (4) an amount equal to the sum of:

                (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

                (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the preceding sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus

             (5) $15.0 million.

     Notwithstanding the preceding limitation, the Company or any Restricted Subsidiary may:

          (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Senior Notes Indenture; provided, however, such dividends shall be included in the calculation of the amount of Restricted Payments;

          (b) purchase, repurchase, redeem, legally defease, acquire or retire for value its Capital Stock or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock, and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

             (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

             (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any of its Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

          (d) so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million per year;

          (e) acquire the Capital Stock of the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

          (f) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, receive or accept the return to the Company or any of its Restricted Subsidiaries Capital Stock of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and

          (g) purchase fractional shares of the Capital Stock of the Company arising out of stock dividends, splits or combinations or business combinations.

             Any Restricted Payment described in the preceding clauses (c) through (g) shall be excluded in the calculation of the amount of Restricted Payments.

     Limitation on Liens. The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom securing any Debt of the Company or any Subsidiary Guarantor, unless it has made or will make effective provision whereby the Senior Notes or the applicable Senior Subsidiary Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any Subsidiary Guarantor secured by such Lien.

     Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents; provided, however, that the amount of (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or any Senior Subsidiary Guaranty) that are assumed by the transferee of any such Property pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (2) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 30 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision;

          (c) no Default or Event of Default would occur as a result of such Asset Sale; and

          (d) the Company delivers an Officers' Certificate to the Senior Notes Trustee certifying that such Asset Sale complies with the preceding clauses
     (a), (b) and (c).

     The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a) to Repay Debt (other than Subordinated Debt) of the Company or any Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

          (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute "Senior Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Senior Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Senior Excess Proceeds."

     When the aggregate amount of Senior Excess Proceeds exceeds $5.0 million (taking into account income earned on such Senior Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the "Senior Notes Prepayment Offer") the Senior Notes, which offer shall be in the amount of the Senior Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Senior Notes Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Senior Notes have been given the opportunity to tender their Senior Notes for purchase in accordance with the Senior Notes Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Senior Notes Indenture, including the repurchase of the Senior Subordinated Notes pursuant to a similar tender offer, and the amount of Senior Excess Proceeds will be reset to zero. The term "Senior Allocable Excess Proceeds" will mean the product of:

          (a) the Senior Excess Proceeds and

          (b) a fraction,

             (1) the numerator of which is the aggregate principal amount of the Senior Notes outstanding on the date of the Senior Notes Prepayment Offer, and

             (2) the denominator of which is the sum of the aggregate principal amount of the Senior Notes outstanding on the date of the Senior Notes Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Senior Notes Prepayment Offer that is pari passu in right of payment with the Senior Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Senior Notes Prepayment Offer.

     Within five business days after the Company is obligated to make a Senior Notes Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Senior Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Senior Notes Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (b) make any loans or advances to the Company or any other Restricted Subsidiary, or

          (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The preceding limitations will not apply:

          (1) with respect to clauses (a), (b) and (c), to restrictions:

             (A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Senior Credit Facility),

             (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or

             (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause
        (2)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole, to the holders of Senior Notes than those under the agreement evidencing the Debt so Refinanced, and

          (2) with respect to clause (c) only, to restrictions:

             (A) relating to Debt that is permitted to be Incurred and secured pursuant to the covenants described under "-- Limitation on Debt" and "-- Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt,

             (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

             (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

             (D) customary restrictions contained in stock or asset sale agreements limiting the transfer of such Property pending the closing of such sale,

             (E) customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith, or

             (F) reasonable and customary borrowing base covenants set forth in agreements evidencing Debt otherwise permitted by the Indenture.

     Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a) the terms of such Affiliate Transaction are:

             (1) set forth in writing,

             (2) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and

             (3) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary,

          (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Senior Notes Trustee, and

          (c) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

Notwithstanding the preceding limitation, the following shall not be Affiliate
Transactions:

          (a) any transaction or series of related transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (b) any Restricted Payment permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments" or any Permitted Investment;

          (c) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and approved by the Board of Directors in good faith;

          (d) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

          (e) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate;

          (f) agreements in effect on the Issue Date and disclosed in the Offering Memorandum (other than the Management Services Agreements), without regard to any modifications, extensions or renewals thereof; and

          (g) the Management Services Agreements, provided that payments made by the Company or any of its Restricted Subsidiaries under such agreements do not exceed $3.5 million in any fiscal year.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if the Subsidiary to be so designated:

          (a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary,

          (b) has no Debt other than Debt:

             (1) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender; provided, however, the Company or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time following the date such Subsidiary is designated as an Unrestricted Subsidiary in accordance with the covenant described under "-- Limitation on Restricted Payments,"

             (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes or any Guarantee permitted by the proviso to the preceding clause (1)) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, and

             (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of the Company or any of its Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (1);

          (c) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (d) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

          (f) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

     Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Senior Notes Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt," and

          (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Senior Notes Trustee by filing with the Senior Notes Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a) certifies that such designation or redesignation complies with the preceding provisions, and

          (b) gives the effective date of such designation or redesignation,

such filing with the Senior Notes Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

     Future Subsidiary Guarantors. The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the Senior Notes Trustee a supplemental indenture to the Senior Notes Indenture providing for a Senior Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary.

     Limitation on Company's Business. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than the Permitted Business.

     Covenant Suspension.  During any period of time that:

          (a) the Senior Notes have Investment Grade Ratings from both Rating Agencies; and

          (b) no Default or Event of Default has occurred and is continuing under the Senior Notes Indenture, the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Senior Notes Indenture:

        - "-- Maintenance of Consolidated Net Worth,"

        - "-- Limitation on Debt,"

        - "-- Limitation on Restricted Payments,"

        - "-- Limitation on Asset Sales,"

        - "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

        - "-- Limitation on Transactions with Affiliates,"

        - clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph) of "-- Designation of Restricted and Unrestricted Subsidiaries,"

        - " -- Limitation on Company's Business" and, clauses (e) and (f) of the first and second paragraphs of "-- Merger, Consolidation and Sale of Property'

(collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Senior Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described above under "-- Limitation on Restricted Payments" as though such covenant had been in effect during the entire period of time from the Issue Date, it being understood that no actions taken by the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants.

  MERGER, CONSOLIDATION AND SALE OF PROPERTY

     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or, subject to compliance with the covenant described under "-- Limitation on Restricted Payments," a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

          (a) the Company shall be the Surviving Person or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Senior Notes Trustee, executed and delivered to the Senior Notes Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Senior Notes, according to their tenor, and the due and punctual performance and observance of all the covenants of the Senior Notes Indenture to be performed by the Company;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt;"

          (f) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

          (g) the Company shall deliver, or cause to be delivered, to the Senior Notes Trustee, in form and substance reasonably satisfactory to the Senior Notes Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

     The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor or the Company or subject to compliance with covenant described under "-- Limitation on Restricted Payments," a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

          (a) the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Senior Notes Trustee, executed and delivered to the Senior Notes Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt;"

          (f) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

          (g) the Company shall deliver, or cause to be delivered, to the Senior Notes Trustee, in form and substance reasonably satisfactory to the Senior Notes Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

The preceding provisions (other than clause (d)) shall not apply to any transaction or series of related transactions which constitutes an Asset Sale if the Company has complied with the covenant described under "-- Limitation on Asset Sales."

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Senior Notes Indenture (or of the Subsidiary Guarantor under the Senior Subsidiary Guaranty, as the case may be), but the predecessor company in the case of a lease shall not be released from any of the obligations or covenants under the Senior Notes Indenture, including with respect to the payment of the Senior Notes.

  PAYMENTS FOR CONSENTS

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Notes Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

  PRINCIPAL, MATURITY AND INTEREST

     The Company issued $150.0 million aggregate principal amount of Senior Subordinated Notes on June 25, 2002 and, subject to compliance with the limitations described under "-- Certain Covenants -- Limitation on Debt" it can issue an unlimited principal amount of additional Senior Subordinated Notes (the "Additional Senior Subordinated Notes") at later dates under the Senior Subordinated Notes Indenture. The Company can issue the Additional Senior Subordinated Notes as part of the same series or as an additional series. Any Additional Senior Subordinated Notes that the Company issues in the future will be identical in all respects to the Senior Subordinated Notes that it issued on June 25, 2002, except that Senior Subordinated Notes issued in the future will have different issuance prices and issuance dates. The Company will issue the Senior Subordinated Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

     The Senior Subordinated Notes will mature on July 1, 2012.

     Interest on the Senior Subordinated Notes accrues at a rate of 10 3/8% per annum from June 25, 2002 and is payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2003. We will pay interest to those persons who were holders of record on the December 15 or June 15 immediately preceding each interest payment date.

     Interest on the Senior Subordinated Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The interest rate on the Senior Subordinated Notes will increase if:

          (1) we do not file on a timely basis either:

             (A) a registration statement to allow for an exchange offer or

             (B) a resale shelf registration statement for the Senior Subordinated Notes;

          (2) the registration statement referred to above is not declared effective on a timely basis; or

          (3) certain other conditions are not satisfied.

     Any interest payable as a result of any such increase in the interest rate is referred to as "Special Interest."

  RANKING AND SUBORDINATION

     The Senior Subordinated Notes are:

     - senior subordinated, unsecured obligations of the Company;

     - subordinated to all existing and future Senior Debt of the Company;

     - pari passu with all existing and future Senior Subordinated Debt of the Company;

     - senior to all existing and future Subordinated Debt of the Company; and

     - guaranteed on a senior subordinated, unsecured basis by the Subsidiary Guarantors.

     The payment of principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Senior Subordinated Notes, and payment under any Senior Subordinated Subsidiary Guaranty, will be subordinated in right of payment to the payment when due in cash of all Senior Debt of the Company or the relevant Subsidiary Guarantor, as the case may be. As a result of this subordination, holders of Senior Debt are entitled, in any of the following situations, to receive full payment in cash on all obligations owed to them before any kind of payment (other than in certain events, payment in Permitted Junior Securities) can be made to holders of the Senior Subordinated Notes:

     - liquidation, dissolution or winding up of the Company or the relevant Subsidiary Guarantor;

     - bankruptcy, reorganization, receivership or similar proceedings of or with respect to the Company or the relevant Subsidiary Guarantor;

     - assignments for the benefit of the Company's or the relevant Subsidiary Guarantor's creditors; or

     - any marshaling of the Company's or the relevant Subsidiary Guarantor's assets and liabilities.

     Substantially all the operations of the Company are conducted through its subsidiaries. Therefore, the Company's ability to service its debt, including the Senior Subordinated Notes, is dependent upon the cash flow of its subsidiaries and, to the extent they are not Subsidiary Guarantors, their ability to distribute those earnings as dividends, loans or other payments to the Company. If their ability to make these distributions were restricted, by law or otherwise, then the Company would not be able to use the cash flow of the non-guarantor subsidiaries to make payments on the Senior Subordinated Notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Senior Subordinated Subsidiary Guaranties. If this were to occur, the Company would also be unable to use the cash flows of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

     The Company only has a stockholder's claim on the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of the Company's subsidiaries have against those subsidiaries. Holders of the Senior Subordinated Notes will only be creditors of the Company and those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of such subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Senior Subordinated Notes. The Subsidiary Guarantors and the Company's other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Senior Subordinated Notes Indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may incur. However, the amounts of such Debt could nevertheless be substantial and may be incurred either by the Company, the Subsidiary Guarantors or the Company's other subsidiaries.

     The Senior Subordinated Notes and the Senior Subordinated Subsidiary Guaranties are unsecured obligations of the Company and the Subsidiary Guarantors, respectively. Secured Debt of the Company and the Subsidiary Guarantors, including under the Senior Credit Facility and the guarantees of that facility, effectively will be senior to the Senior Subordinated Notes and the Senior Subordinated Subsidiary Guaranties to the extent of the value of the assets securing such Debt, as well as by virtue of its ranking in the case of Debt that constitutes Senior Debt.

     The Company may not pay principal of, or premium, if any, interest or Special Interest, if any, on, or any other amounts payable in respect of, the Senior Subordinated Notes, or make any deposit in respect of the Senior Subordinated Notes pursuant to the provisions described under "-- Terms Common to the Senior Notes and Senior Subordinated Notes -- Defeasance," and may not repurchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes"), if:

          (a) any principal, premium, interest or any other amount payable in respect of any Senior Debt is not paid within any applicable grace period (including at maturity), or

          (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms, unless, in either case,

             (1) the default has been cured or waived and any such acceleration has been rescinded, or

             (2) such Senior Debt has been paid in full in cash;

provided, however, that the Company may pay the Senior Subordinated Notes without regard to the preceding if the Company and the Senior Subordinated Notes Trustee receive written notice approving such payment from the Representative of such issue of Senior Debt.

     During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Senior Subordinated Notes Trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter, unless such Payment Blockage Period is earlier terminated:

          (a) by written notice to the Senior Subordinated Notes Trustee and the Company from the Representative that gave such Payment Blockage Notice,

          (b) because such default is no longer continuing, or

          (c) because such Designated Senior Debt has been repaid in full in cash.

Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company shall (unless otherwise prohibited as described in the preceding paragraph or the first sentence of this paragraph) resume payments on the Senior Subordinated Notes after the end of such Payment Blockage Period.

     Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions described above, the failure will constitute an Event of Default under the Senior Subordinated Notes Indenture and will entitle the holders of the Senior Subordinated Notes to exercise the rights and remedies described under "-- Terms Common to the Senior Notes and Senior Subordinated
Notes -- Events of Default."

     Upon any payment or distribution of the assets of the Company upon a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property or upon an assignment for the benefit of creditors or marshaling of assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash before the holders of the Senior Subordinated Notes are entitled to receive any payment of principal of or interest on or Special Interest, if any, on, or any payment in respect of, the Senior Subordinated Notes, except that holders of Senior Subordinated Notes may receive and retain Permitted Junior Securities.

     Until the Senior Debt is paid in full in cash, any distribution to which holders of the Senior Subordinated Notes would be entitled but for the subordination provisions of the Senior Subordinated Notes Indenture will be made to the trustee of the holders of the Senior Debt. If a payment or distribution is made to holders of Senior Subordinated Notes that, due to the subordination provisions, should not have been made to them, the Senior Subordinated Notes Trustee or such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

     If payment of the Senior Subordinated Notes is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the Senior Subordinated Notes until three business days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if the Senior Subordinated Notes Indenture otherwise permits payment at that time.

     The Senior Subordinated Subsidiary Guaranty of each Subordinated Guarantor will be subordinated to Senior Debt of such Subordinated Guarantor to the same extent and in the same manner as the Senior Subordinated Notes are subordinated to Senior Debt of the Company.

     Because of the Senior Subordinated Notes Indenture's subordination provisions, holders of Senior Debt of the Company or the Subsidiary Guarantors may recover disproportionately more than the holders of the Senior Subordinated Notes recover in a bankruptcy or similar proceeding relating to the Company or a Subordinated Guarantor. This could apply even if the Senior Subordinated Notes or Senior Subordinated Guaranties ranked pari passu with other creditors' claims. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of, premium, if any, or interest on the Senior Subordinated Notes.

     Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under "-- Terms Common to the Senior Notes and Senior Subordinated Notes -- Defeasance" will not be subject to the subordination provisions described above.

     For a discussion of some of the risks relating to the ranking and subordination of the Senior Subordinated Notes, see "Risk Factors -- The right to receive payments on the senior subordinated notes and guarantees of those notes is subordinated to our senior debt," "-- Your right to receive payments on the notes and the guarantees is unsecured and will be effectively subordinated to our existing and future secured debt," "-- Our holding company structure could limit our ability to access the cash flow of our non-guarantor subsidiaries and the ability of the holders of the notes to access the assets of those subsidiaries will be effectively subordinated to those subsidiaries' other obligations" and "-- Your ability to enforce the guarantees of the notes may be limited."

  SUBSIDIARY GUARANTIES

     The obligations of the Company under the Senior Subordinated Notes Indenture, including the repurchase obligation resulting from a Change of Control or in the event the Company's Consolidated Net Worth is less than a specified amount for a specified period of time, are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by the material existing and all future Domestic Restricted Subsidiaries of the Company.

     The Subsidiary Guarantors currently generate substantially all the Company's revenue.

     (1) If the Company sells or otherwise disposes of either:

          (a) its entire ownership interest in a Subsidiary Guarantor, or

          (b) all or substantially all the Property of a Subsidiary Guarantor, or

     (2) a Subsidiary Guarantor sells or otherwise disposes of either:

          (a) its entire ownership interest in another Subsidiary Guarantor, or

          (b) all or substantially all the Property of another Subsidiary Guarantor, then in any such case, such Subsidiary Guarantor being sold or whose Property is being sold will be released from all its obligations under its Senior Subordinated Subsidiary Guaranty, subject to compliance with the covenant described under "-- Merger, Consolidation and Sale of Property." In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company can do under certain circumstances, the designated Subsidiary Guarantor will be released from all its obligations under its Senior Subordinated Subsidiary Guaranty. See "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries" and "-- Merger, Consolidation and Sale of Property."

     If any Subsidiary Guarantor makes payments under its Senior Subordinated Subsidiary Guaranty, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company's and the other Subsidiary Guarantors' shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

  OPTIONAL REDEMPTION

     Except as set forth below, the Senior Subordinated Notes are not redeemable at the option of the Company prior to July 1, 2007. Starting on that date, the Company may redeem all or any portion of the Senior Subordinated Notes, at once or over time, after giving the required notice under the Senior Subordinated Notes Indenture. The Senior Subordinated Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Senior Subordinated Notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount:

YEAR                                                           REDEMPTION PRICE
----                                                           ----------------
2007........................................................       105.188%
2008........................................................       103.458%
2009........................................................       101.729%
2010 and thereafter.........................................       100.000%

     At any time prior to July 1, 2007, the Company may, subject the terms of the Senior Notes Indenture and its other Senior Debt, redeem all or any portion of the Senior Subordinated Notes, at once or over time, after giving the required notice under the Senior Subordinated Notes Indenture at a redemption price equal to the greater of:

          (a) 100% of the principal amount of the Senior Subordinated Notes to be redeemed, and

          (b) the sum of the present values of (1) the redemption price of the Senior Subordinated Notes at July 1, 2007 (as set forth in the preceding paragraph), and (2) the remaining scheduled payments of interest from the redemption date to July 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the redemption date at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Any notice to holders of Senior Subordinated Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers' Certificate delivered to the Senior Subordinated Notes Trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case, such Officers' Certificate will be delivered on the redemption date).

     At any time and from time to time, prior to July 1, 2005, the Company may redeem up to a maximum of 35% of the aggregate principal amount of the Senior Subordinated Notes (including any Additional Senior

Subordinated Notes) that have been issued under the Senior Subordinated Notes Indenture on or after the Issue Date with the proceeds of one or more Equity Offerings, at a redemption price equal to 110.375% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Senior Subordinated Notes (including any Additional Senior Subordinated Notes) that have been issued under the Senior Subordinated Notes Indenture on or after the Issue Date remains outstanding. Any such redemption shall be made within 75 days of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

  SINKING FUND

     There are no mandatory sinking fund payments for the Senior Subordinated Notes.

  REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company shall make an offer to all holders of the Senior Subordinated Notes to repurchase all or any part of a holder's Senior Subordinated Notes pursuant to the terms described below at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, the Company shall:

          (a) cause a notice of the Change of Control offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

          (b) send, by first-class mail, with a copy to the Senior Subordinated Notes Trustee, to each holder of Senior Subordinated Notes, at such holder's address appearing in the security register for the Senior Subordinated Notes, a notice stating:

             (1) that a Change of Control has occurred and an offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all Senior Subordinated Notes timely tendered will be accepted for payment;

             (2) the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

             (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

             (4) the procedures that holders of Senior Subordinated Notes must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that holders of Senior Subordinated Notes must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

     The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Notes Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company and the Restricted Subsidiaries considered as a whole dispose of less than all their assets by any of the means described above, the ability of a holder of Senior Subordinated Notes to require the Company to repurchase its Senior Subordinated Notes may be uncertain. In such a case, holders of the Senior Subordinated Notes may not be able to resolve this uncertainty without resorting to legal action.

     The Senior Credit Facility provides that the occurrence of a Change of Control would constitute a default under that facility, which would permit the holders of the Debt to give a Payment Blockage Notice with respect to the Senior Subordinated Notes as described under "-- Ranking and Subordination." The Senior Notes Indenture requires the Company to offer to repurchase all of the Senior Notes upon a Change of Control, and any resulting payment obligation with respect to the Senior Notes would rank ahead of the Company's obligation to repurchase Senior Subordinated Notes under the provisions of the Senior Subordinated Notes Indenture. Debt incurred by the Company in the future may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Senior Subordinated Notes of their right to require the Company to repurchase such Senior Subordinated Notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of Senior Subordinated Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to repurchase Senior Subordinated Notes in connection with a Change of Control would result in a default under the Senior Subordinated Notes Indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes. See "-- Terms Common to the Senior Subordinated Notes and the Senior Subordinated
Notes -- Amendments and Waivers."

  CERTAIN COVENANTS

     Maintenance of Consolidated Net Worth. In the event (the "Senior Subordinated Notes Net Worth Trigger Event") the Consolidated Net Worth at the end of each of any two consecutive fiscal quarters ending after the Issue Date (the last day of such second fiscal quarter being referred to as the "Senior Subordinated Notes Net Worth Trigger Date") is less than $150.0 million (the "Senior Subordinated Notes Minimum Net Worth"), the Company shall make an offer to all holders of the Senior Subordinated Notes (a "Senior Subordinated Notes Net Worth Offer") to repurchase Senior Subordinated Notes in an aggregate principal amount equal to the Senior Subordinated Notes Net Worth Offer Amount (as defined below) on a pro rata basis from such holders, on a business day (the "Senior Subordinated Notes Net Worth Repurchase Date") that is no earlier than 30 days or later than 60 days following the date the Senior Subordinated Notes Net Worth Notice (as defined below) is mailed and at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the Senior Subordinated Notes Net Worth Repurchase Date (the "Senior Subordinated Notes Net Worth Offer Price") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     The "Senior Subordinated Notes Net Worth Offer Amount" shall equal 10% of the aggregate principal amount of the Senior Subordinated Notes then outstanding (or if less than 10% of the original aggregate principal amount of such Senior Subordinated Notes (including any Additional Senior Subordinated Notes) issued are then outstanding, the amount of all the Senior Subordinated Notes outstanding at the time) (the "Senior Subordinated Notes Net Worth Offer Amount").

     The Company may credit against the Senior Subordinated Notes Net Worth Offer Amount the principal amount of Senior Subordinated Notes acquired by the Company prior to the Senior Subordinated Notes Net Worth Trigger Date through purchase, optional redemption or exchange; provided, however, no credit shall be made for any mandatory repurchase, including, without limitation, repurchases pursuant to a Change of Control offer or an offer in connection with an Asset Sale. Notwithstanding anything in the preceding two paragraphs to the contrary, in no event shall the Company's failure to maintain a minimum Consolidated Net Worth result in requiring it to make more than one Senior Subordinated Notes Net Worth Offer. The Company shall notify the Senior Subordinated Notes Trustee promptly after the occurrence of the Senior Subordinated Notes Net Worth Trigger Event and shall notify the Senior Subordinated Notes Trustee in writing if its Consolidated Net Worth is less than the Senior Subordinated Notes Minimum Net Worth for any fiscal quarter ending after the Issue Date and prior to the Senior Subordinated Notes Net Worth Repurchase Date.

     Within 30 days following the Senior Subordinated Notes Net Worth Trigger Date, the Company shall:

          (a) cause a notice of the Senior Subordinated Notes Net Worth Offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States; and

          (b) send, by first-class mail, with a copy to the Senior Subordinated Notes Trustee, to each holder of Senior Subordinated Notes, at such holder's address appearing in the security register for the Senior Subordinated Notes, a notice stating:

             (1) that a Senior Subordinated Notes Minimum Net Worth Trigger Event has occurred and a Senior Subordinated Notes Net Worth Offer is being made and that all Senior Subordinated Notes timely tendered will be accepted for payment on a pro rata basis or otherwise in accordance with DTC's applicable procedures;

             (2) the Senior Subordinated Notes Net Worth Offer Price, the Senior Subordinated Notes Net Worth Offer Amount and the Senior Subordinated Notes Net Worth Repurchase Date;

             (3) the date by which the Senior Subordinated Notes Net Worth Offer must be accepted; and

             (4) the procedures that holders of Senior Subordinated Notes must follow in order to tender their Senior Subordinated Notes (or portions thereof) for payment, and the procedures that holders of Senior Subordinated Notes must follow in order to withdraw an election to tender Senior Subordinated Notes (or portions thereof) for payment.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to the Senior Subordinated Notes Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

     The exercise by holders of Senior Subordinated Notes of their right to require the Company to repurchase such Senior Subordinated Notes could cause a default under existing or future debt of the Company due to the financial effect of such repurchase on the Company. In addition, the Company's ability to pay cash to holders of Senior Subordinated Notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to repurchase Senior Subordinated Notes in connection with a Senior Subordinated Notes Net Worth Trigger Event would result in a default under the Senior Subordinated Notes Indenture. Such a default would, in turn, constitute a default under existing debt of the Company and may constitute a default under future debt as well. The Company's obligation to make an offer to repurchase the Senior Subordinated Notes as a result of a Senior Subordinated Notes Net Worth Trigger Event may be waived or modified at any time prior to the occurrence of such Senior Subordinated

Notes Net Worth Trigger Event with the written consent of the holders of a majority in principal amount of the Senior Subordinated Notes. See "-- Terms Common to the Senior Notes and the Senior Subordinated Notes -- Amendments and Waivers."

     Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt (including any Acquired Debt) unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

          (1) such Debt is Debt of the Company or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, either (a) the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1 or (b) the Consolidated Debt to Consolidated Tangible Net Worth Ratio would not be greater than 3.0 to 1; or

          (2) such Debt is Permitted Debt.

The term "Permitted Debt" is defined to include the following:

          (a) (i) Debt of the Company evidenced by the Senior Notes issued on June 25, 2002 and the Exchange Notes issued in exchange for such Senior Notes and in exchange for any Additional Senior Notes, (ii) Debt of the Subsidiary Guarantors evidenced by the Senior Subsidiary Guaranties relating to the Senior Notes issued on June 25, 2002 and the Exchange Notes issued in exchange for such Senior Notes and in exchange for any Additional Senior Notes, (iii) Debt of the Company evidenced by the Senior Subordinated Notes issued on June 25, 2002 and the Exchange Notes issued in exchange for such Senior Subordinated Notes and in exchange for any Additional Senior Subordinated Notes and (iv) Debt of the Subsidiary Guarantors evidenced by the Senior Subordinated Subsidiary Guaranties relating to the Senior Subordinated Notes issued on June 25, 2002 and the exchange notes issued in exchange for such Senior Subordinated Notes and in exchange for any Additional Senior Subordinated Notes;

          (b) Debt of the Company or a Subsidiary Guarantor under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed the greater of:

             (1) $225.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to Repay other Debt, pursuant to the covenant described under "-- Limitation on Asset Sales" and

             (2) 25% of Consolidated Net Tangible Assets;

          (c) Debt of the Company or a Subsidiary Guarantor in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

             (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

             (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $10.0 million;

          (d) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (e) Debt of a Restricted Subsidiary outstanding on the date on which such Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant; and provided, further, such Restricted Subsidiary executes and delivers a supplemental indenture providing for a Subsidiary Guaranty in accordance with "-- Future Subsidiary Guarantors" to the extent so required by that covenant;

          (f) Debt under Interest Rate Agreements entered into by the Company or a Subsidiary Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary Guarantor and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (g) Debt Incurred by the Company or a Subsidiary Guarantor under a Warehouse Facility provided that the amount of such Debt (including funding drafts issued thereunder) outstanding at any time pursuant to this clause
     (g) does not exceed the value of the Mortgages pledged to secure Debt thereunder;

          (h) Debt in connection with one or more standby letters of credit or payment or performance bonds issued by the Company or a Subsidiary Guarantor in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (i) Debt of a Foreign Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $15.0 million;

          (j) Debt of a Domestic Restricted Subsidiary (other than a Subsidiary Guarantor) in aggregate principal amount outstanding at any one time not to exceed $10.0 million;

          (k) Non-Recourse Debt of the Company or a Restricted Subsidiary;

          (l) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (k) above;

          (m) Debt of the Company or a Subsidiary Guarantor in an aggregate principal amount outstanding at any one time not to exceed $35.0 million; and

          (n) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses
     (a), (c), (e) and (l) above.

Notwithstanding anything to the contrary contained in this covenant,

          (a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this covenant, other than pursuant to clause (1) of the first paragraph of this covenant and clause (m) above, if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Debt in respect of the Senior Subordinated Notes or Senior Subordinated Subsidiary Guaranty unless such Debt shall be subordinated to the Senior Subordinated Notes or the applicable Senior Subordinated Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Debt;

          (b) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor of Senior Subordinated Notes to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor of Senior Subordinated Notes; and

          (c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purpose of this covenant.

     For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant, and such item of Debt will be treated as having been incurred pursuant to one or more of such clauses or pursuant to clause (1) of the first paragraph of this covenant.

     Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a) a Default or Event of Default shall have occurred and be continuing,

          (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt," or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

             (1) 45% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

             (2) 100% of the Capital Stock Sale Proceeds, plus

             (3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company excluding,

                (x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

             (4) an amount equal to the sum of:

                (A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

                (B) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the preceding sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, plus

             (5) $15.0 million.

     Notwithstanding the preceding limitation, the Company or any Restricted Subsidiary may:

          (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Senior Subordinated Notes Indenture; provided, however, such dividends shall be included in the calculation of the amount of Restricted Payments;

          (b) purchase, repurchase, redeem, legally defease, acquire or retire for value its Capital Stock or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock, and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

             (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

             (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any of its Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt;

          (d) so long as no Default or Event of Default has occurred and is continuing, purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock from any officer, director or employee of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million per year;

          (e) acquire the Capital Stock of the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations;

          (f) in connection with an acquisition by the Company or by any of its Restricted Subsidiaries, receive or accept the return to the Company or any of its Restricted Subsidiaries Capital Stock of the Company or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and

          (g) purchase fractional shares of the Capital Stock of the Company arising out of stock dividends, splits or combinations or business combinations.

     Any Restricted Payment described in the preceding clauses (c) through (g) shall be excluded in the calculation of the amount of Restricted Payments.

     Limitation on Liens. The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom securing any Debt of the Company or any Subsidiary Guarantor, unless

          (a) if such Lien secures Senior Subordinated Debt pari passu to the Senior Subordinated Notes or any Senior Subordinated Subsidiary Guaranty, the Senior Subordinated Notes or the applicable Senior Subordinated Subsidiary Guaranty are secured on an equal and ratable basis with such Debt; and

          (b) if such Lien secures Subordinated Debt, such Lien shall be subordinated to a Lien securing the Senior Subordinated Notes or the applicable Senior Subordinated Subsidiary Guaranty in the same Property as that securing such Lien to the same extent as such Subordinated Debt is subordinated to the Senior Subordinated Notes and the Senior Subordinated Subsidiary Guaranties.

     Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents; provided, however, that the amount of (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any Senior Subordinated Subsidiary Guaranty) that are assumed by the transferee of any such Property pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (2) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within 30 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this provision;

          (c) no Default or Event of Default would occur as a result of such Asset Sale; and

          (d) the Company delivers an Officers' Certificate to the Senior Subordinated Notes Trustee certifying that such Asset Sale complies with the preceding clauses (a), (b) and (c).

     The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a) to Repay Senior Debt of the Company or any Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

          (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).


     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute "Senior Subordinated Excess Proceeds;" provided, however that any Net Available Cash applied to complete a Senior Notes Prepayment Offer which is commenced within 365 days from the date of the receipt of such Net Available Cash shall be deemed to have been applied within such 360-day period; provided, further, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Senior Subordinated Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Senior Subordinated Excess Proceeds."


     When the aggregate amount of Senior Subordinated Excess Proceeds exceeds $5.0 million (taking into account income earned on such Senior Subordinated Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the "Senior Subordinated Notes Prepayment Offer") the Senior Subordinated Notes, which offer shall be in the amount of the Senior Subordinated Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Senior Subordinated Notes Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Senior Subordinated Notes have been given the opportunity to tender their Senior Subordinated Notes for purchase in accordance with the Senior Subordinated Notes Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Senior Subordinated Notes Indenture, and the amount of Senior Subordinated Excess Proceeds will be reset to zero. The term "Senior Subordinated Allocable Excess Proceeds" will mean the product of:

          (a) the Senior Subordinated Excess Proceeds and

          (b) a fraction,

             (1) the numerator of which is the aggregate principal amount of the Senior Subordinated Notes outstanding on the date of the Senior Subordinated Notes Prepayment Offer, and

             (2) the denominator of which is the sum of the aggregate principal amount of the Senior Subordinated Notes outstanding on the date of the Senior Subordinated Notes Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Senior Subordinated Notes Prepayment Offer that is pari passu in right of payment with the Senior Subordinated Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Senior Subordinated Notes Prepayment Offer.

     Within five business days after the Company is obligated to make a Senior Subordinated Notes Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Senior Subordinated Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Senior Subordinated Notes Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable 104 securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (b) make any loans or advances to the Company or any other Restricted Subsidiary or

          (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

     The preceding limitations will not apply:

          (1) with respect to clauses (a), (b) and (c), to restrictions:

             (A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Senior Credit Facility),

             (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or

             (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause
        (2)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole, to the holders of Senior Subordinated Notes than those under the agreement evidencing the Debt so Refinanced, and

          (2) with respect to clause (c) only, to restrictions:

             (A) relating to Debt that is permitted to be Incurred and secured pursuant to the covenants described under "-- Limitation on Debt" and "-- Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt,

             (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

             (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

             (D) customary restrictions contained in stock or asset sale agreements limiting the transfer of such Property pending the closing of such sale,

             (E) customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith, or

             (F) reasonable and customary borrowing base covenants set forth in agreements evidencing Debt otherwise permitted by the Indenture.

     Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a) the terms of such Affiliate Transaction are:

             (1) set forth in writing,

             (2) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and

             (3) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary,

          (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Senior Subordinated Notes Trustee, and

          (c) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

Notwithstanding the preceding limitation, the following shall not be Affiliate
Transactions:

          (a) any transaction or series of related transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (b) any Restricted Payment permitted to be made pursuant to the covenant described under "-- Limitation on Restricted Payments" or any Permitted Investment;

          (c) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and approved by the Board of Directors in good faith;

          (d) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions;

          (e) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate;

          (f) agreements in effect on the Issue Date and disclosed in the Offering Memorandum (other than the Management Services Agreements), without regard to any modifications, extensions or renewals thereof; and

          (g) the Management Services Agreements, provided that payments made by the Company or any of its Restricted Subsidiaries under such agreements do not exceed $3.5 million in any fiscal year.

     Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if the Subsidiary to be so designated:

          (a) does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

          (b) has no Debt other than Debt:

             (1) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) is directly or indirectly liable as a Guarantor or otherwise, or (C) constitutes the lender; provided, however, the Company or a Restricted Subsidiary may loan, advance or extend credit to, or Guarantee the Debt of, an Unrestricted Subsidiary at any time following the date such Subsidiary is designated as an Unrestricted Subsidiary in accordance with the covenant described under "-- Limitation on Restricted Payments;"

             (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Notes or any Guarantee permitted by the proviso to the preceding clause (1)) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

             (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or other Property of the Company or any of its Restricted Subsidiaries, except for Debt that has been Guaranteed as permitted by the proviso to the preceding clause (1);

          (c) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (d) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Capital Stock or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (e) has not Guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and

          (f) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

     Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Senior Subordinated Notes Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt," and

          (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the Senior Subordinated Notes Trustee by filing with the Senior Subordinated Notes Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a) certifies that such designation or redesignation complies with the preceding provisions; and

          (b) gives the effective date of such designation or redesignation,

such filing with the Senior Subordinated Notes Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

     Future Subsidiary Guarantors. The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the Senior Subordinated Notes Trustee a supplemental indenture to the Senior Subordinated Notes Indenture providing for a Senior Subordinated Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary.

     Limitation on Company's Business. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than the Permitted Business.

     Limitation on Layered Debt. The Company shall not, and shall not permit any Subsidiary Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to the Senior Subordinated Notes or the Senior Subordinated Subsidiary Guaranty, as the case may be. In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranty of such Subsidiary Guarantor.

     Covenant Suspension.  During any period of time that:

          (a) the Senior Subordinated Notes have Investment Grade Ratings from both Rating Agencies; and

          (b) no Default or Event of Default has occurred and is continuing under the Senior Subordinated Notes Indenture, the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Senior Subordinated Notes Indenture:

        - "-- Maintenance of Consolidated Net Worth,"

        - "-- Limitation on Debt,"

        - "-- Limitation on Restricted Payments,"

        - "-- Limitation on Asset Sales,"

        - "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

        - "-- Limitation on Transactions with Affiliates,"

        - clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph) of "-- Designation of Restricted and Unrestricted Subsidiaries,"

        - "-- Limitation on Company's Business" and

        - clauses (e) and (f) of the first and second paragraphs of "-- Merger, Consolidation and Sale of Property" (collectively, the "Senior Subordinated Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Senior Subordinated Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Senior Subordinated Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Senior Subordinated Suspended Covenants, and compliance with the Senior Subordinated Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described above under "-- Limitation on Restricted Payments" as though such covenant had been in effect during the entire period of time from the Issue Date, it being understood that no actions taken by the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Senior Subordinated Suspended Covenants.

  MERGER, CONSOLIDATION AND SALE OF PROPERTY

     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company, or subject to compliance with the covenant described under "-- Limitation on Restricted Payments," a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

          (a) the Company shall be the Surviving Person or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Senior Subordinated Notes Trustee, executed and delivered to the Senior Subordinated Notes Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Senior Subordinated Notes, according to their tenor, and the due and punctual performance and observance of all the covenants of the Senior Subordinated Notes Indenture to be performed by the Company;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt;"

          (f) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

          (g) the Company shall deliver, or cause to be delivered, to the Senior Subordinated Notes Trustee, in form and substance reasonably satisfactory to the Senior Subordinated Notes Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

     The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor or the Company or subject to compliance with covenant described under "-- Limitation on Restricted Payments," a merger of a Subsidiary Guarantor into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions unless:

          (a) the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Senior Subordinated Notes Trustee, executed and delivered to the Senior Subordinated Notes Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt;"

          (f) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of related transactions; and

          (g) the Company shall deliver, or cause to be delivered, to the Senior Subordinated Notes Trustee, in form and substance reasonably satisfactory to the Senior Subordinated Notes Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of related transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of related transactions have been satisfied.

The preceding provisions (other than clause (d)) shall not apply to any transaction or series of related transactions which constitutes an Asset Sale if the Company has complied with the covenant described under "-- Limitation on Asset Sales."

     The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Senior Subordinated Notes Indenture (or of the Subsidiary Guarantor under the Senior Subordinated Subsidiary Guaranty, as the case may be), but the predecessor company in the case of a lease shall not be released from any of the obligations or covenants under the Senior Subordinated Notes Indenture, including with respect to the payment of the Senior Subordinated Notes.

  PAYMENTS FOR CONSENTS

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Subordinated Notes Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or is paid to all holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

TERMS COMMON TO THE SENIOR NOTES AND SENIOR SUBORDINATED NOTES

  EVENTS OF DEFAULT

     Under each Indenture, an Event of Default includes:

          (1) failure to make the payment of any interest, including Special Interest, on the Notes issued under such Indenture when the same becomes due and payable, and such failure continues for a period of 30 days;

          (2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes issued under such Indenture when the same becomes due and payable at their Stated Maturity, upon acceleration, redemption, required repurchase or otherwise;

          (3) failure to comply with the covenant described under "-- Description of the Senior Notes -- Merger, Consolidation and Sale of Property" or "-- Description of the Senior Subordinated Notes -- Merger, Consolidation and Sale of Property," as applicable;

          (4) failure to comply with any other covenant or agreement in the Notes issued under such Indenture or in the Indenture (other than a failure that is the subject of the preceding clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

          (5) a default under any Debt (other than Non-Recourse Debt) by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $10.0 million (the "cross acceleration provisions");

          (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $10.0 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

          (7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions"); and

          (8) any Subsidiary Guaranty relating to the Notes issued under such Indenture ceasing to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denying or disaffirming its obligations under its Subsidiary Guaranty relating to the Notes issued under such Indenture (the "guaranty provisions").

     A Default under clause (4) is not an Event of Default in respect of the Senior Notes or the Senior Subordinated Notes, as the case may be, until the Trustee under the Indenture governing such Notes or the holders of not less than 25% in aggregate principal amount of such Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to each Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default under the applicable Indenture, its status and what action the Company is taking or proposes to take with respect thereto.

     Each Indenture provides that if an Event of Default (other than an Event of Default resulting from the bankruptcy provisions) shall have occurred and be continuing, the Trustee under the Indenture or the holders of not less than 25% in aggregate principal amount of Notes then outstanding under the Indenture may declare to be immediately due and payable the principal amount of all such Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from the bankruptcy provisions shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustees or the holders of the Notes. Each Indenture provides that after any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the applicable Indenture.

     Subject to the provisions of each of the Indentures relating to the duties of the applicable Trustee in case an Event of Default shall occur and be continuing under an Indenture, the Trustee thereunder will not be under any obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding under an Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes.

     No holder of Notes will have any right to institute any proceeding with respect to the Indenture governing such Notes, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a) such holder has previously given to the Trustee under the Indenture written notice of a continuing Event of Default;

          (b) the holders of at least 25% in aggregate principal amount of such Notes then outstanding under the Indenture have made written request and offered reasonable indemnity to the Trustee under the Indenture to institute such proceeding as trustee; and

          (c) the Trustee under the Indenture shall not have received from the holders of a majority in aggregate principal amount of such Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

  AMENDMENTS AND WAIVERS

     Subject to certain exceptions, each Indenture and the Notes issued thereunder may be amended with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding under the Indenture. However, without the consent of each holder of an outstanding Note under an Indenture, no amendment to the Indenture may, among other things,

          (1) reduce the amount of Notes whose holders must consent to an amendment or waiver under the Indenture, (2) reduce the rate of, or extend the time for payment of interest on, any Note issued under the Indenture,

          (3) reduce the principal of, or extend the Stated Maturity of, any
     Note issued under the Indenture,

          (4) make any Note payable in money other than that stated in the Note,

          (5) impair the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or any Subsidiary Guaranty,

          (6) subordinate the Notes issued under the Senior Notes Indenture or any related Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor (in the case of the Senior Notes only),

          (7) release any security interest that may have been granted in favor of the holders of the Notes under the applicable Indenture other than pursuant to the terms of such security interest,

          (8) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under "-- Description of the Senior Notes -- Optional Redemption" or
     "-- Description of the Senior Subordinated Notes -- Optional Redemption," as applicable,

          (9) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the offer relating thereto must be made or at which the Notes must be repurchased pursuant to such offer,

          (10) at any time after the Company is obligated to make an offer with the excess proceeds from Asset Sales or as a result of a failure to maintain the specified Consolidated Net Worth for the specified period, each as provided in the Indenture, change the time at which such offer must be made or at which the Notes must be repurchased pursuant thereto,

          (11) make any change to the subordination provisions of the Senior Subordinated Notes Indenture that would adversely affect the holders of the Senior Subordinated Notes (in the case of the Senior Subordinated Notes Indenture only), or

          (12) make any change in any Subsidiary Guaranty that would adversely affect in any material respect the holders of the Notes under the applicable Indenture.

     Each of the Indentures and the Notes issued thereunder may be amended by the Company, the Subsidiary Guarantors and the applicable Trustee without the consent of any holder of the Notes to:

          (1) cure any ambiguity, omission, defect or inconsistency;

          (2) provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture or of a Subsidiary Guarantor under the Indenture and its Subsidiary Guaranty;

          (3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4) add additional Guarantees with respect to the Notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the Indenture;

          (5) secure the Notes, add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;

          (6) make any change that does not adversely affect in any material respect the rights of any holder of the Notes under the applicable Indenture;

          (7) make any change to the subordination provisions of the Senior Subordinated Notes Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions;

          (8) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

          (9) provide for the issuance of additional Notes in accordance with the applicable Indenture.

     No amendment may be made to the subordination provisions of the Senior Subordinated Notes Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consents to such change. The consent of the holders of Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each holder of the Notes affected thereby at such holder's address appearing in the Security Register for such Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of any such Notes, or any defect therein, will not impair or affect the validity of the amendment.

  DEFEASANCE

     The Company at any time may terminate all its obligations under the Senior Notes or the Senior Subordinated Notes and the related Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate:

          (1) its obligations under the covenants described under "-- Description of the Senior Notes -- Repurchase at the Option of Holders Upon a Change of Control" and "-- Certain Covenants" or "-- Description of the Senior Subordinated Notes -- Repurchase at the Option of Holders Upon a Change of Control" and "-- Certain Covenants," as applicable,

          (2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions described under "-- Events of Default" above and

          (3) the limitations contained in clauses (e) and (f) under the first and second paragraphs of "-- Description of the Senior Notes -- Merger, Consolidation and Sale of Property" or "-- Description of the Senior Subordinated Notes -- Merger, Consolidation and Sale of Property," as applicable, above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the applicable Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the applicable Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "-- Description of the Senior Notes -- Certain Covenants" or "-- Description of the Senior Subordinated Notes -- Certain Covenants," as applicable), (5), (6),
(7) (with respect only to Significant Subsidiaries) or (8) under "-- Events of Default" above or because of the failure of the Company to comply with clauses
(e) and (f) under the first or second paragraphs of "-- Description of the Senior Notes -- Merger, Consolidation and Sale of Property" or "-- Description of the Senior Subordinated Notes -- Merger, Consolidation and Sale of Property," as applicable. If the Company exercises its legal defeasance option or its covenant defeasance option, any collateral will be released and each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty relating to the applicable Notes.

     The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a) the Company irrevocably deposits in trust with the applicable Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to be defeased to maturity or redemption, as the case may be;

          (b) the Company delivers to the applicable Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

          (c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (d) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

          (e) the Company delivers to the applicable Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (f) in the case of the legal defeasance option, the Company delivers to the applicable Trustee an Opinion of Counsel stating that:

             (1) the Company has received from the Internal Revenue Service a ruling, or

             (2) since the date of the applicable Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred;

          (g) in the case of the covenant defeasance option, the Company delivers to the applicable Trustee an Opinion of Counsel to the effect that the holders of the Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (h) the Company delivers to the applicable Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be defeased have been complied with as required by the Indenture.

  COMMISSION REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustees and holders of Notes with such annual reports (other than an annual report on Form 11-K or any successor form) and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed with the Commission and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

  GOVERNING LAW

     The Indentures and the Notes are governed by the internal laws of the State of New York.

  THE TRUSTEE

     Wells Fargo Bank Minnesota, National Association is the Senior Notes Trustee under the Senior Notes Indenture and the Senior Subordinated Notes Trustee under the Senior Subordinated Notes Indenture.

     Except during the continuance of an Event of Default, the Trustees will perform only such duties as are specifically set forth in the Indentures. During the existence of an Event of Default, the Trustees will exercise such of the rights and powers vested in them under the Indentures and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     Pursuant and subject to the Trust Indenture Act, should a default occur with respect to either the Senior Notes Indenture or the Senior Subordinated Notes Indenture, Wells Fargo Bank Minnesota, National Association would be required to resign as Trustee under one of the Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

  CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Indentures for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

     Whenever the covenant or default provisions or definitions in either Indenture refer to an amount in U.S. dollars, that amount will be deemed to refer to the U.S. Dollar Equivalent of the amount of any obligation denominated in any other currency or currencies, including composite currencies. Any determination of U.S. Dollar Equivalent for any purpose under either Indenture will be determined as of a date of determination as described in the definition of "U.S. Dollar Equivalent" and, in any case, no subsequent change in the U.S. Dollar Equivalent after the applicable date of determination will cause such determination to be modified.

     "Acquired Debt" means Debt of a Person outstanding on the date on which such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Additional Assets" means:

          (a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

          (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.

     "Affiliate" of any specified Person means:

          (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (b) any other Person who is a director or executive officer of:

             (1) such specified Person,

             (2) any Subsidiary of such specified Person, or

             (3) any Person described in clause (a) above.

     For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the preceding. For purposes of the covenants described under "-- Description of the Senior
     Notes -- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Limitation on Asset Sales" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitation on Transactions with Affiliates" and "-- Limitation on Asset Sales," as applicable, and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company.

     "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or

          (b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above,

             (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

             (2) any disposition that constitutes a Permitted Investment, a Restricted Payment or Debt under a Warehouse Facility permitted by the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Restricted Payments" or "-- Limitation on Debt," or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitation on Restricted Payments" or "-- Limitation on Debt," as applicable,

             (3) any disposition effected in compliance with the first paragraph of the covenant described under "-- Description of Senior
        Notes -- Merger, Consolidation and Sale of Property" or "-- Description of the Senior Subordinated Notes -- Merger, Consolidation and Sale of Property," as applicable,

             (4) any disposition of cash or Cash Equivalents, and

             (5) any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds, of less than $1.0 million.

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

          (b) in all other instances, the greater of:

             (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

             (2) the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of the Company.

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Liens" or "-- Description of the Senior Subordinated Notes -- Certain
Covenants -- Limitation on Liens," as applicable, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company, including the Fair Market Value of Property other than cash, received from the issuance or sale (other than to a

Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date (and in no event received in connection with the Merger), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Cash Equivalents" means

          (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

          (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of such state is pledged in support thereof) and, at the time of acquisition thereof, having credit ratings of at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody's;

          (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank organized in the United States of America or Canada, the long-term debt of which is rated at the time of acquisition thereof at least AA- (or the equivalent) by S&P and at least Aa3 (or the equivalent) by Moody's, and having combined capital and surplus in excess of $500.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause
     (3) above;

          (5) commercial paper rated at the time of acquisition thereof in one of the two highest categories obtainable from both S&P and Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

          (6) interests in any investment company or money market fund substantially all of the assets of which are of the type specified in clauses (1) through (5) above.

     "Change of Control" means the occurrence of any of the following events:

          (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the preceding), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person, or any other Person merges, consolidates or amalgamates with or into the

     Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

             (1) the outstanding Voting Stock of the Company is reclassified into or exchanged all or in part for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

             (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes being redeemed.

     "Comparable Treasury Price" means, with respect to any redemption date:

          (a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

          (b) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating all current maturities of long term Debt.

     "Consolidated Debt" means, as of any date of determination, the total Debt of the Company and its consolidated Restricted Subsidiaries.

     "Consolidated Debt to Consolidated Tangible Net Worth Ratio" means, as of any date of determination, the ratio of:

          (a) Consolidated Debt to

          (b) Consolidated Tangible Net Worth.

For purposes of this ratio, pro forma effect shall be given to any Debt to be Incurred or repaid on the date of determination, and if the Debt that is the subject of a determination under this provision is Debt to be

Incurred in connection with the simultaneous acquisition of any Person, business or Property, then such ratio shall be determined on a pro forma basis, as if the transaction had occurred on the date of determination.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

          (b) Consolidated Interest Incurred for such four fiscal quarters; provided, however, that:

             (1) if

                (A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

                (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

        Consolidated Interest Expense and Consolidated Interest Incurred for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such four quarter period (or any shorter period in which such facilities are in effect) and provided, further in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

             (2) if

                (A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale, which shall be deemed to include the sale of Westbrooke, or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

                (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

     If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

          (a) interest expense attributable to Capital Lease Obligations;

          (b) amortization of debt discount and debt issuance cost, including commitment fees;

          (c) capitalized interest;

          (d) non-cash interest expense;

          (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (f) net costs associated with Hedging Obligations (including amortization of fees);

          (g) Disqualified Stock Dividends;

          (h) Preferred Stock Dividends;

          (i) interest Incurred in connection with Investments in discontinued operations;

          (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary;

          (k) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust; and

          (l) all interest amortized to cost of sales in such period.

     "Consolidated Interest Incurred" means, for any period, Consolidated Interest Expense, but excluding any interest amortized to cost of sales in such period.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

             (2) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (b) for purposes of the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Restricted Payments" or "-- Description of the Senior Subordinated Notes -- Certain
     Covenants -- Limitation on Restricted Payments," as applicable, only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

          (c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

             (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

             (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business,

          (e) any extraordinary, non-recurring or unusual gain or loss,

          (f) the cumulative effect of a change in accounting principles and

          (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock). Notwithstanding the preceding, for purposes of the covenant described under "-- Description of the Senior Notes -- Certain
     Covenants -- Limitation on Restricted Payments" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitation on Restricted Payments," as applicable, only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

     "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

          (a) the excess of cost over fair market value of assets or businesses acquired;

          (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

          (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

          (e) treasury stock;

          (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

          (g) investments in and assets of Unrestricted Subsidiaries.

     "Consolidated Net Worth" means, as of any date of determination, the stockholders' equity of the Company and its consolidated Restricted Subsidiaries as of such date, as determined in accordance with GAAP.

     "Consolidated Tangible Net Worth" means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders.

     "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a) the principal of, premium (if any) and any other obligations in respect of:

             (1) debt of such Person for money borrowed, and

             (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b) all Capital Lease Obligations of such Person and Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

          (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be (x) the accreted value thereof at such date in the case of any Debt that does not require current payments of interest, (y) the outstanding balance of all unconditional obligations as described above at such date and (z) the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1) zero if such Hedging Obligation has been Incurred pursuant to clause (f) of the second paragraph of the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Debt" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitation on Debt," as applicable, or

          (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means:

          (a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate delivered to the Subordinated Notes Trustee as "Designated Senior Debt" of the Company for purposes of the Senior Subordinated Notes Indenture,

          (b) any Senior Debt outstanding under the Senior Credit Facility, and

          (c) any Senior Debt outstanding under the Senior Notes Indenture.

     "Disqualified Stock" means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c) is convertible or exchangeable at the option of the holder thereof for Debt or other Disqualified Stock, on or prior to, in the case of clause
     (a), (b) or (c), 30 days after the Stated Maturity of the applicable Notes.

     "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than
(a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

     "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

             (1) the provision for taxes based on income or profits or utilized in computing net loss,

             (2) Consolidated Interest Expense,

             (3) depreciation,

             (4) amortization of intangibles, and

             (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), minus

          (b) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the preceding clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

     "Equity Offering" means any public or private offering of common stock of the Company other than to an Affiliate of the Company. "Event of Default" has the meaning set forth under "-- Terms Common to the Senior Notes and Senior Subordinated Notes -- Events of Default."

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Exchange Notes" means new notes of the Company issued in a registered offer made pursuant to a registration statement filed with, and declared effective by, the Commission offering to exchange such new notes for the Senior Notes, the Additional Senior Notes, the Senior Subordinated Notes or the Additional Senior Subordinated Notes, as the case may be, provided that such new notes have terms substantially identical in all material respects to the Senior Notes, the Additional Senior Notes, the Senior Subordinated Notes and the Additional Senior Subordinated Notes for which such offer is being made.

     "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a) if such Property has a Fair Market Value equal to or less than $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by any Officer of the Company, or

          (b) if such Property has a Fair Market Value in excess of $5.0 million (or $10.0 million in the case of an Investment made for the contribution of real property), by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include:

             (1) endorsements for collection or deposit in the ordinary course of business, or

             (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of "Permitted Investment."

        The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement.

     "holder" means a Person in whose name a Note is registered in the security register for such Note.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the preceding); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

     "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser that is determined by a majority of the independent directors of the Company to be reasonably competent to issue an opinion or valuation with respect to the matter for which the Company has engaged it, provided that such firm or appraiser is not an Affiliate of the Company.

     "Intangible Assets" means, as of any date of determination, the amount (to the extent reflected in determining the stockholders' equity of the Company and its consolidated Restricted Subsidiaries) of (A) all write-ups (other than write-ups of tangible assets of a going concern business) made within 12 months after the acquisition of such business in the book value of any asset, and (B) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as of such date.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt (other than endorsements of negotiable instruments in the ordinary course business) issued by, any other Person. For purposes of the covenants described under "-- Description of the Senior
Notes -- Certain Covenants -- Limitation on Restricted Payments" and
"-- Designation of Restricted and Unrestricted Subsidiaries" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitation on Restricted Payments" and "-- Designation of Restricted and Unrestricted Subsidiaries," as applicable, and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

     "Issue Date" means the date on which the Senior Notes or the Senior Subordinated Notes, as the case may be, are initially issued.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the preceding).

     "Management Services Agreements" means the Management Services Agreement dated June 1, 2000, by and between Techolym, L.P. and Newmark Homes Corp. and any management services agreements entered into between Techolym, L.P. and Engle Homes, Inc. on substantially the same terms (except as to fees), in each case as may be amended from time to time.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Mortgage" means a first priority mortgage or first priority deed of trust on improved real property.

     "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

          (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

          (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

          (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow.

     "Non-Recourse Debt," with respect to any Person, means Debt of such Person for which the sole legal recourse for collection of principal and interest on such Debt is against the specific property identified in the instruments evidencing or securing such Debt, and such property was acquired with the proceeds of such Debt, or such Debt was Incurred within 90 days after the acquisition of such property.

     "Offering Memorandum" means the Offering Memorandum dated June 14, 2002 relating to the Senior Notes and Senior Subordinated Notes. "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, Chief Accounting Officer, the Secretary, the Treasurer or any Vice President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Business" means the housebuilding and home sales businesses and any business that is related, ancillary or complementary to the housebuilding and home sales businesses.

     "Permitted Holders" means Technical Olympic, Inc. and Technical Olympic SA or any Person of which either of the preceding companies "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with the other company, at least a majority of the total voting power of the Voting Stock of such Person.

     "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a) the Company, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

          (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

          (c) cash or Cash Equivalents;

          (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e) receivables or loans owing to the Company or a Restricted Subsidiary made in connection with the sale of any Property otherwise permitted under the applicable Indenture;

          (f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (g) loans and advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $2.0 million in the aggregate at any one time outstanding;

          (h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

          (i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Asset Sales" or "-- Description of the Senior Subordinated Notes -- Certain
     Covenants -- Limitation on Asset Sales," as applicable, or (B) any disposition of Property not constituting an Asset Sale; and

          (j) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

     "Permitted Junior Securities" means:

          (1) Capital Stock in the Company or any Subsidiary Guarantor of the Senior Subordinated Notes; or

          (2) debt securities that are subordinated to all Senior Debt and debt securities that are issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the Senior Subordinated Subsidiary Guaranties are subordinated to Senior Debt under the Senior Subordinated Notes Indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the Stated Maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

     "Permitted Liens" means:

          (a) Liens to secure Debt under Credit Facilities and intercompany loans pledged as security for Senior Debt permitted to be Incurred under the covenant described under "-- Description of the Senior

     Notes -- Certain Covenants -- Limitation on Debt" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitations on Debt," as applicable;

          (b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Debt" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitations on Debt," as applicable, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (c) Liens to secure Debt permitted to be Incurred under clause (g) or
     (k) of the second paragraph of the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Debt" or
     "-- Description of the Senior Subordinated Notes -- Certain
     Covenants -- Limitations on Debt," as applicable, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than, in the case of Debt Incurred under such clause (g), the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Restricted Subsidiaries and, in the case of Debt Incurred under such clause (k), the collateral that secures the relevant Non-Recourse Debt;

          (d) Liens to secure Debt permitted to be Incurred under clause (i) of the second paragraph of the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Debt" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Limitations on Debt," as applicable, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than Property of the Foreign Restricted Subsidiary which incurs such Debt;

          (e) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (f) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (g) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, payment or performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (h) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (j) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure standby letters of credit or public or statutory obligations of the Company, or deposits for the payment of rent, or deposits made pursuant to option agreements for land or other real property, in each case Incurred in the ordinary course of business;

          (k) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clauses (b), (h) or (i) above or (q) below; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

             (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (b), (h) or
        (i) above or (q) below, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

             (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

          (m) Liens securing any Hedging Obligation;

          (n) rights of banks to set off deposits against Debt owed to such banks;

          (o) legal or equitable Liens deemed to exist by reason of negative pledge covenants and other covenants or undertakings of a like nature;

          (p) Liens on deposits escrowed with a trustee to defease or discharge the obligations of Engle Homes, Inc. under the indentures for its 9 1/4% Senior Notes due 2008;

          (q) Liens existing on the Issue Date not otherwise described in clauses (a) through (p) above; and

          (r) Liens not otherwise permitted by clauses (a) through (q) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

     "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

             (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

             (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

          (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

          (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

          (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include:

             (x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

             (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

     "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of any Indenture, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

     "Purchase Money Debt" means Debt:

          (a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

          (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property being financed, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

     "Rating Agencies" means Moody's and S&P.

     "Reference Treasury Dealer" means Salomon Smith Barney Inc. and its successors; provided, however, that if it shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, restructure, replace, refund, or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Asset Sales" or "-- Description of the Senior Subordinated Notes -- Certain Covenants
 -- Limitation on Asset Sales," as applicable, and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

     "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

     "Restricted Payment" means:

          (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if a Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

          (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Debt (other than the purchase, repurchase or other acquisition of any Subordinated Debt purchased (A) in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (B) to the extent of Senior Excess Proceeds (or, if there are no Senior Notes then outstanding, Subordinated Excess Proceeds) remaining after compliance with the provisions of the Senior Notes Indenture described under "-- Description of the Senior Notes -- Certain Covenants -- Limitation on Asset Sales" and to the extent required by any similar covenant contained in the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued (or, if there are no Senior Notes then outstanding, after compliance with the provisions of the Senior Subordinated Notes Indenture described under "-- Description of the Senior Subordinated Notes -- Certain
     Covenants -- Limitation on Asset Sales" and to the extent required by any similar covenant contained in the indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued);

          (d) any Investment (other than Permitted Investments) by the Company or any Restricted Subsidiary in any Person; or

          (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person, and the Company or a Restricted Subsidiary leases it from such Person.

     "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

     "Securities Act" means the Securities Act.

     "Senior Credit Facility" means the credit agreement, dated as of the Issue Date, by and among the Company, Citicorp North America, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

     "Senior Debt" of the Company means all of its obligations with respect to Debt, whether outstanding on the Issue Date of the Senior Subordinated Notes or thereafter Incurred, and shall include (i) all obligations for interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding and (ii) all fees, expenses and indemnities and all other amounts payable with respect to Debt; provided, however, that Senior Debt shall not include:

          (A) any obligation in respect of the Senior Subordinated Notes or other Debt of the Company that is by its terms subordinate or pari passu in right of payment to the Senior Subordinated Notes;

          (B) any Debt Incurred in violation of the provisions of the Senior Subordinated Notes Indenture;

          (C) any obligation of the Company to any Subsidiary; or

          (D) any obligations with respect to any Capital Stock of the Company.

     To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "Senior Debt" of any Subsidiary Guarantor has a correlative meaning and shall not include any obligation of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company.

     "Senior Subordinated Debt" of the Company means the Senior Subordinated Notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the Senior Subordinated Notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt.

     "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning.

     "Senior Subordinated Subsidiary Guaranty" means a Guarantee on the terms set forth in the Senior Subordinated Notes Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Senior Subordinated Notes and the related Exchange Notes.

     "Senior Subsidiary Guaranty" means a Guarantee on the terms set forth in the Senior Notes Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Senior Notes and the related Exchange Notes.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

     "Special Interest" has the meaning described under "-- Description of the Senior Notes -- Principal, Maturity and Interest" and "-- Description of the Senior Subordinated Notes -- Principal, Maturity and Interest," as the case may be.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Debt" means (a) in respect of the Senior Notes, any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Notes or any Senior Subsidiary Guaranty pursuant to a written agreement to that effect and (b) in respect of the Senior Subordinated Notes, any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Subordinated Notes or any Senior Subordinated Subsidiary Guaranty pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a) such Person,

          (b) such Person and one or more Subsidiaries of such Person, or

          (c) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Domestic Restricted Subsidiary of the Company on the Issue Date, except SPV Developers L.L.C., Spring Park Village, L.P., SOT Developers, LLC, Silver Oak Trails, L.P., WPines Developers, L.L.C., Woodland Pines, L.P., Engle/James, L.L.C., and McKay Landing, L.L.C., and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "-- Description of the Senior Notes -- Certain
Covenants -- Future Subsidiary Guarantors" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Future Subsidiary Guarantors," as applicable, or who otherwise executes and delivers a supplemental indenture providing for a Subsidiary Guaranty to the Senior Notes Trustee or the Senior Subordinated Notes Trustee.

     "Subsidiary Guaranty" means a Senior Subsidiary Guaranty or a Senior Subordinated Subsidiary Guaranty, as the case may be.

     "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under "-- Description of the Senior Notes -- Merger, Consolidation and Sale of Property" or "-- Description of the Senior Subordinated Notes -- Merger, Consolidation and Sale of Property," a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

     "Unrestricted Subsidiary" means:

          (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "-- Description of the

     Senior Notes -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries" or "-- Description of the Senior Subordinated Notes -- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," as applicable, and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by the Company) at approximately 11:00 a.m. (New York City time) on a day not more than two business days prior to such determination.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of any Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Warehouse Facility" means one or more Credit Facilities and related mortgage note purchase and sale agreements to finance the making of mortgage loans originated by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

     "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company or its other Wholly Owned Restricted Subsidiaries.

BOOK-ENTRY SYSTEM

     The Notes will be initially issued in the form of Global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. There will be separate Global Securities issued for the Senior Notes and the Senior Subordinated Notes.

     Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such Global Security purchased by such Persons in the offering. Such accounts shall be designated by the Initial Purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Clearstream Banking, societe anonyme, or Euroclear Bank N.V./S.A., as operator of the Euroclear System. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     All payments on Notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to another nominee of DTC or to DTC or to a successor depositary to DTC or its nominee. A Global Security will be exchanged for certificated Notes only if:

          (a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor depositary within 90 days, or

          (b) the Company in its discretion at any time determines not to have all the Notes represented by such Global Security, or

          (c) an Event of Default with respect to the Notes represented by such Global Security has occurred and is continuing and the Trustee has received a request from DTC to issue certificated Notes in lieu of such Global Security.

Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the preceding, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated Notes,

          (a) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

          (b) payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registerable, at the office or agency of the Company maintained for such purposes, and

          (c) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

     So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for all purposes under the Indentures and the Notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the

Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the preceding procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustees or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                       FEDERAL INCOME TAX CONSIDERATIONS

FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OF OUTSTANDING NOTES FOR NEW NOTES


     The following discussion is a summary of the material federal income tax considerations relevant to the exchange of outstanding notes for new notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.



     We believe that the exchange of outstanding senior notes for new registered senior notes and the exchange of outstanding senior subordinated notes for new registered senior subordinated notes under the exchange offers will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.


FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF OWNERSHIP AND DISPOSITION OF NEW NOTES

     The following discussion summarizes certain U.S. federal income tax consequences of the ownership and disposition of the new notes by an initial holder of outstanding notes who is a non-U.S. holder. This discussion is based upon the Code, existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

     In this discussion, we do not purport to address all tax considerations that may be important to a particular non-U.S. holder in light of the non-U.S. holder's circumstances, or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities, persons who hold the notes through partnerships or other pass-through entities, U.S. expatriates, or persons who hold the new notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion is limited to initial non-U.S. holders who purchased the outstanding notes for cash at the original offering price and who held those notes and will hold the new notes received in exchange therefor as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

     You are a non-U.S. holder for purposes of this discussion if you are not:

     - an individual U.S. citizen or resident alien;

     - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under U.S. law (federal or state);

     - an estate whose world-wide income is subject to U.S. federal income taxation; or

     - a trust that either is subject to the supervision of a court within the United States and which has one or more U.S. persons with authority to control all substantial decisions, or has a valid election in effect under applicable U.S. Treasury regulation to be treated as a U.S. person.

     If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding outstanding notes, we suggest that you consult your tax advisor.

U.S. FEDERAL WITHHOLDING TAX

     The 30% U.S. federal withholding tax will not apply to any payment of principal or interest to you on the new notes provided that:

     - you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury regulations;

     - you are not a controlled foreign corporation that is related to us through stock ownership; and

     - you are not a bank whose receipt of interest on the new notes is pursuant to a loan agreement entered into in the ordinary course of business.

In each case, (a) you must provide your name and address on an IRS Form W-8BEN (or successor form), and certify under penalty of perjury, that you are not a U.S. person, (b) a financial institution holding the new notes on your behalf must certify, under penalty of perjury, that it has received an IRS Form W-8BEN (or successor form) from you and must provide us with a copy, or (c) you must hold your new notes directly through a "qualified intermediary," and the qualified intermediary must have sufficient information in its files indicating that you are a non-U.S. holder. A qualified intermediary is a bank, broker or other intermediary that is acting out of a non-U.S. branch or office and has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

     If you cannot satisfy the requirements described above, payments of principal and interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the new notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     The 30% U.S. federal withholding tax generally will not apply to any gain or income that you realize on the sale, exchange, or other disposition of the new notes.

U.S. FEDERAL ESTATE TAX

     If you are an individual, your estate will not be subject to U.S. federal estate tax on new notes beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the U.S. Treasury Regulations) and (2) interest on such notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

U.S. FEDERAL INCOME TAX

     If you are engaged in a trade or business in the United States and interest on the new notes is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on the interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, including earnings and profits from an investment in the new notes, that are effectively connected with the conduct by you of a trade or business in the United States.

     Any gain or income realized on the sale, exchange, or redemption of the new notes generally will not be subject to U.S. federal income tax unless:

     - that gain or income is effectively connected with the conduct of a trade or business in the United States by you,

     - you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are present, or

     - the gain represents accrued interest, in which case the rules for interest would apply.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting will not apply to payments of principal and interest on the new notes by us or our agent to you if you certify as to your non-U.S. holder status under penalties of perjury or you otherwise qualify for an exemption (provided that neither we nor our agent know or have reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

     The payment of the proceeds of the disposition of new notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or you otherwise qualify for an exemption. The proceeds of a disposition effected outside the United States by a non-U.S. holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are U.S. persons who in the aggregate hold more than 50 percent of the income or capital interests in the partnership, information reporting requirements will apply unless such broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge or reason to know to the contrary or unless you otherwise qualify for an exemption. Any amount withheld under the backup withholding rules will be refunded or is allowable as a credit against your federal income tax liability, if any, provided the required information or appropriate claim for refund is provided to the IRS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Commission in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offers in exchange for the outstanding notes if:

     - you acquire the new notes in the ordinary course of your business; and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

     You may not participate in the exchange offer if you are:

     - our "affiliate" within the meaning of Rule 405 under the Securities Act;
       or

     - a broker-dealer that acquired outstanding notes directly from us.

     Each broker-dealer that receives new notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as either of these exchange offers, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

     If you wish to exchange new notes for your outstanding notes in an exchange offer, you will be required to make representations to us as described in "Exchange Offers -- Purpose and Effect of the Exchange Offers" and
"-- Procedures for Tendering -- Your Representations to Us" in this prospectus and in the applicable letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the new notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; and

     - at prices related to such prevailing market prices or negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of this registration statement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the new notes offered in these exchange offers will be passed upon for us by Vinson & Elkins L.L.P.

                                    EXPERTS

     The consolidated financial statements of Technical Olympic USA, Inc. at December 31, 2001 and for the year then ended, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent certified public accountants, and at December 31, 2000, and for each of the two years in the period ended December 31, 2000, have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the periods set forth in their reports appearing elsewhere herein and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Engle Homes, Inc. at December 31, 2001, and for the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, and at December 31, 2000, and for the period from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and each of the two years in the period ended October 31, 2000, by BDO Siedman LLP, independent certified public accountants, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may inspect and copy such material at the public reference facility maintained by the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our Commission filings at the Commission's website at www.sec.gov. Information contained on our website is not part of this prospectus.


     In addition, reports, proxy statements and other information concerning us can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, where our common stock is listed.

     You can also view Engle Holdings Corp.'s audited financial statements on our current report on Form 8-K filed September 9, 2002.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the exchange offers shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to 4000 Hollywood Blvd., Attn: Corporate Secretary, Suite 500 North, Hollywood, Florida 33021.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements." In general, any statement other than a statement of historical fact is a forward-looking statement. These statements appear in a number of places in this prospectus and include statements regarding our industry and our prospects, plans, future financial position, operations and business strategy. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or the negatives of these terms or variations. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Important factors that could cause actual results to differ materially from anticipated results are set forth below and included elsewhere in this offering memorandum, including under the heading "Risk Factors" beginning on page 10. These factors include, among others:

     - our significant level of debt;

     - our ability to borrow or otherwise finance our business in the future;

     - our ability to locate lots or parcels of land at anticipated prices;

     - our relationship with Technical Olympic, Inc., our parent company, and its control over our board and business activities;

     - our ability to successfully integrate the Engle companies or to realize the expected benefits of the merger discussed in this prospectus;

     - economic or other business conditions that affect the desire or ability of our customers to purchase new homes in markets in which we conduct our business;

     - a decline in the demand for housing;

     - a decline in the value of the land and home inventories we maintain;

     - an increase in the cost of, or shortages in the availability of, skilled labor or construction materials;

     - an increase in interest rates;

     - our ability to compete in our existing and future markets; and

     - an increase or change in governmental regulation.

     We urge you to review carefully the section "Risk Factors" in this prospectus for a more complete discussion of the risks related to our business and industry.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES


                                                              PAGE
                                                              ----
Report of Independent Certified Public Accountants..........   F-2
Report of Independent Certified Public Accountants..........   F-3
Consolidated Statements of Financial Condition as of
  December 31, 2001 and 2000................................   F-4
Consolidated Statements of Income for the years ended
  December 31, 2001 and 2000, and for the period from
  December 16, 1999 through December 31, 1999 and the period
  from January 1, 1999 through December 15, 1999............   F-5
Consolidated Statements of Stockholders' Equity for the
  years ended December 31, 2001 and 2000, and for the period from December 16, 1999 through December 31, 1999 and the
  period from January 1, 1999 through December 15, 1999.....   F-6
Consolidated Statements of Cash Flows for the years ended
  December 31, 2001 and 2000, and for the period from
  December 16, 1999 through December 31, 1999 and the period
  from January 1, 1999 through December 15, 1999............   F-7
Notes to Consolidated Financial Statements..................   F-8
Unaudited Consolidated Statements of Financial Condition as
  of June 30, 2002 and December 31, 2001....................  F-25
Unaudited Consolidated Statements of Income for the six
  months ended June 30, 2002 and 2001 and the three months
  ended June 30, 2002 and 2001..............................  F-26
Unaudited Consolidated Statements of Cash Flows for the six
  months ended June 30, 2002 and 2001.......................  F-27
Notes to Unaudited Consolidated Financial Statements........  F-28

ENGLE HOLDINGS CORP. AND SUBSIDIARIES

Report of Independent Certified Public Accountants..........  F-33
Report of Independent Certified Public Accountants..........  F-34
Consolidated Balance Sheets.................................  F-35
Consolidated Statements of Operations.......................  F-36
Consolidated Statements of Shareholder's Equity.............  F-37
Consolidated Statements of Cash Flows.......................  F-38
Notes to Consolidated Financial Statements..................  F-39

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Technical Olympic USA, Inc.

     We have audited the accompanying consolidated statement of financial condition of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries as of December 31, 2001 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries at December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

Miami, Florida
January 18, 2002, except for
  Note 12, as to which the
  date is April 15, 2002 and
  Note 1 and Note 5, as to which
  the date is June 25, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Technical Olympic USA, Inc.

     We have audited the accompanying consolidated statement of financial condition of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries (the Successor Company), a subsidiary of Technical Olympic, Inc. as of December 31, 2000 and the related consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2000 and for the period from commencement of its operations on December 16, 1999 through December 31, 1999. We have also audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) and subsidiaries (the Predecessor Company) as described in Note 2 of the financial statements), a subsidiary of Pacific USA Holdings Corp., for the period from January 1, 1999 to December 15, 1999. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the Successor Company's consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and cash flows for the year ended December 31, 2000 and the period from commencement of its operations on December 16, 1999 to December 31, 1999, in conformity with accounting principles generally accepted in the United States. Further in our opinion, based on our audit, the Predecessor Company's consolidated financial statements, referred to above, present fairly, in all material respects, the results of operations and cash flows of the Predecessor Company for the period from January 1, 1999 to December 15, 1999, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 1 of the financial statements, Technical Olympic, Inc. acquired an 80% interest in the Predecessor Company on December 15, 1999, in a business combination accounted for as a purchase. As a result, the consolidated financial statements of the Successor Company are presented on a new basis of accounting different from the financial statements of the Predecessor Company and, therefore, are not comparable.

                                          BDO SEIDMAN, LLP

Los Angeles, California

January 31, 2001, except for Note 1


and Note 5, as to which the date


is June 25, 2002

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2000
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS,
                                                                EXCEPT SHARE DATA)
                                       ASSETS
Homebuilding:
Cash and cash equivalents:
  Unrestricted..............................................   $ 67,206     $ 21,633
  Restricted................................................      7,738        3,841
Inventory...................................................    645,986      613,095
Property and equipment, net.................................     10,694        8,783
Other assets................................................     10,897       18,297
Goodwill, net...............................................     57,726       59,582
Westbrooke assets held for sale.............................    117,160      118,694
                                                               --------     --------
                                                                917,407      843,925
Financial services:
Cash and cash equivalents:
  Unrestricted..............................................      7,930        2,618
  Restricted................................................     19,605        6,364
Mortgage loans held for sale................................     50,933       14,406
Other assets................................................      3,295        1,240
                                                               --------     --------
                                                                 81,763       24,628
                                                               --------     --------
Total assets................................................   $999,170     $868,553
                                                               ========     ========
                        LIABILITIES AND STOCKHOLDERS' EQUITY

Homebuilding:
Accounts payable and other liabilities......................   $ 56,295     $ 55,792
Customer deposits...........................................     25,674       27,195
Consolidated land bank obligations..........................     30,022           --
Homebuilding borrowings.....................................    308,697      337,649
Westbrooke liabilities associated with assets held for
  sale......................................................     71,800       77,752
                                                               --------     --------
                                                                492,488      498,388
Financial services:
Accounts payable and other liabilities......................     18,828        6,035
Financial services borrowings...............................     38,689        9,071
                                                               --------     --------
                                                                 57,517       15,106
                                                               --------     --------
Total liabilities...........................................    550,005      513,494
Minority interest...........................................     35,795           --
Commitments and contingencies...............................         --           --
Stockholders' equity:
Common stock -- $.01 par value; 67,000,000 shares authorized
  and 27,878,787 shares issued and outstanding..............        279          279
Additional paid-in capital..................................    322,400      322,400
Retained earnings...........................................     90,691       32,380
                                                               --------     --------
Total stockholders' equity..................................    413,370      355,059
                                                               --------     --------
Total liabilities and stockholders' equity..................   $999,170     $868,553
                                                               ========     ========

          See accompanying notes to consolidated financial statements.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                       PERIOD FROM     PERIOD FROM
                                                                       DECEMBER 16,    JANUARY 1,
                                            YEAR ENDED DECEMBER 31,      1999 TO         1999 TO
                                           -------------------------   DECEMBER 31,   DECEMBER 15,
                                              2001          2000           1999           1999
                                           -----------   -----------   ------------   -------------
                                                                       (SUCCESSOR)    (PREDECESSOR)
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Homebuilding:
Revenues:
  Homes sales............................  $ 1,374,551   $   540,323   $    30,550     $   383,230
  Land/lot sales.........................       18,361         6,343            --           6,968
                                           -----------   -----------   -----------     -----------
                                             1,392,912       546,666        30,550         390,198
Cost of sales:
  Home sales.............................    1,091,626       434,736        24,826         314,379
  Land/lot sales.........................       16,660         6,203            --           6,387
                                           -----------   -----------   -----------     -----------
                                             1,108,286       440,939        24,826         320,766
                                           -----------   -----------   -----------     -----------
Gross profit.............................      284,626       105,727         5,724          69,432
Selling, general and administrative
  expenses...............................      152,063        63,832         2,421          45,082
Depreciation and amortization............        8,849         3,112           196           2,043
Merger and related expenses..............        2,643            --            --              --
Other (income) expense...................       (3,941)        2,264           307             560
                                           -----------   -----------   -----------     -----------
Homebuilding pretax income...............      125,012        36,519         2,800          21,747
Financial services:
Revenues.................................       32,659         2,562            --              --
Expenses.................................       17,688         1,635            --              --
                                           -----------   -----------   -----------     -----------
Financial Services pretax income.........       14,971           927            --              --
                                           -----------   -----------   -----------     -----------
Income from continuing operations before
  income taxes...........................      139,983        37,446         2,800          21,747
Income tax expense.......................       52,218        13,672           979           7,742
                                           -----------   -----------   -----------     -----------
Income from continuing operations........       87,765        23,774         1,821          14,005
Discontinued operations:
  Income from discontinued operations....       10,118        10,265         1,347           1,192
  Income tax expense.....................        3,846         3,944           520             460
                                           -----------   -----------   -----------     -----------
  Income from discontinued operations,
     net of taxes........................        6,272         6,321           827             732
                                           -----------   -----------   -----------     -----------
Net income...............................  $    94,037   $    30,095   $     2,648     $    14,737
                                           ===========   ===========   ===========     ===========
Earnings per common share (basic and
  diluted):
  From continuing operations.............  $      3.15   $      1.79   $      0.16     $      1.22
  From discontinued operations...........         0.22          0.48          0.07            0.06
                                           -----------   -----------   -----------     -----------
  Net income.............................  $      3.37   $      2.27   $      0.23     $      1.28
                                           ===========   ===========   ===========     ===========
Weighted average number of common shares
  outstanding:
  Basic and diluted......................   27,878,787    13,250,062    11,500,000      11,500,000
                                           ===========   ===========   ===========     ===========

          See accompanying notes to consolidated financial statements.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                               COMMON STOCK       ADDITIONAL
                                            -------------------    PAID-IN     RETAINED
                                              SHARES     AMOUNT    CAPITAL     EARNINGS    TOTAL
                                            ----------   ------   ----------   --------   --------
                                                            (DOLLARS IN THOUSANDS)
Predecessor Company:
Balance at December 31, 1998..............  11,500,000    $115     $ 73,768    $ 16,229   $ 90,112
  Net income for period January 1 to
     December 15, 1999....................          --      --           --      14,737     14,737
                                            ----------    ----     --------    --------   --------
Balance at December 15, 1999..............  11,500,000    $115     $ 73,768    $ 30,966   $104,849
                                            ==========    ====     ========    ========   ========
Successor Company:
Balance at December 15, 1999..............  11,500,000    $115     $ 73,768    $ 30,966   $104,849
  Adjustment to reflect purchase by
     Technical Olympic, Inc. on the
     Company's books......................          --      --       33,087     (30,966)     2,121
                                            ----------    ----     --------    --------   --------
  Opening balance, December 16, 1999......  11,500,000     115      106,855          --    106,970
  Net income for period December 16 to
     December 31, 1999....................          --      --           --       2,648      2,648
                                            ----------    ----     --------    --------   --------
Balance at December 31, 1999..............  11,500,000     115      106,855       2,648    109,618
  Combination of stockholder's equity of
     Engle Holdings upon consummation of
     merger (see Note 1)..................          --      --      215,709          --    215,709
  Conversion of Engle Holdings shares
     exchanged in connection with merger
     (see Note 1).........................  16,378,787     164         (164)         --         --
  Dividends paid..........................          --      --           --        (363)      (363)
  Net income..............................          --      --           --      30,095     30,095
                                            ----------    ----     --------    --------   --------
Balance at December 31, 2000..............  27,878,787     279      322,400      32,380    355,059
  Dividends paid..........................          --      --           --     (35,726)   (35,726)
  Net income..............................          --      --           --      94,037     94,037
                                            ----------    ----     --------    --------   --------
Balance at December 31, 2001..............  27,878,787    $279     $322,400    $ 90,691   $413,370
                                            ==========    ====     ========    ========   ========

          See accompanying notes to consolidated financial statements.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              PERIOD FROM     PERIOD FROM
                                                                              DECEMBER 16,    JANUARY 1,
                                                   YEAR ENDED DECEMBER 31,      1999 TO         1999 TO
                                                   ------------------------   DECEMBER 31,   DECEMBER 15,
                                                      2001         2000           1999           1999
                                                   ----------   -----------   ------------   -------------
                                                                              (SUCCESSOR)    (PREDECESSOR)
                                                                   (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
Net income.......................................   $ 94,037     $  30,095      $ 2,648        $ 14,737
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Income from discontinued operations............     (6,272)       (6,321)        (827)           (732)
  Depreciation and amortization..................      8,849         3,112          196           2,043
  Deferred income taxes..........................      5,121         2,404           21            (362)
  Other adjustments..............................       (819)         (592)         (39)           (722)
  Changes in operating assets and liabilities:
     Restricted cash.............................    (17,138)         (494)          --              --
     Inventories.................................    (25,691)       14,054       (1,049)        (24,042)
     Other assets................................     (8,678)       (6,490)         (35)           (814)
     Accounts payable and other liabilities......     12,728       (19,838)         359           8,258
     Customer deposits...........................       (953)       (7,554)          84          (5,440)
     Mortgage loans held for sale................    (36,527)       (6,062)          --              --
                                                    --------     ---------      -------        --------
Net cash provided by (used in) operating
  activities.....................................     24,657         2,314        1,358          (7,074)
Cash flows from investing activities:
Net additions to property and equipment..........     (6,713)       (1,300)          --            (545)
Increase in cash as a result of the merger with
  Engle Holdings Corp............................         --        35,456           --              --
Additional purchase price paid in connection with
  Westbrooke acquisition.........................         --        (1,230)          --              --
Other............................................        331          (796)          --             575
                                                    --------     ---------      -------        --------
Net cash (used in) provided by investing
  activities.....................................     (6,382)       32,130           --              30
Cash flows from financing activities:
Net proceeds from (repayments on) revolving
  credit facilities..............................     12,026       (22,872)       1,475          13,028
Proceeds from unsecured borrowings from banks....     27,001       215,000           --              --
Principal payments on unsecured borrowings and
  Senior Notes...................................    (66,764)     (214,925)          --              --
Proceeds from advances on acquisition notes
  payable........................................         --            --        3,100           4,500
Principal payments on acquisition notes
  payable........................................     (1,216)         (950)          --              --
Net proceeds from consolidated land bank
  obligations....................................     30,022            --           --              --
Net proceeds from financial services
  borrowings.....................................     29,618         5,585           --              --
Minority interest in consolidated subsidiaries...     35,795            --           --              --
Dividends paid...................................    (35,726)         (363)          --              --
                                                    --------     ---------      -------        --------
Net cash provided by (used in) financing
  activities.....................................     30,756       (18,525)       4,575          17,528
                                                    --------     ---------      -------        --------
Net cash provided by operations..................     49,031        15,919        5,933          10,484
Net cash provided by (used in) discontinued
  operations.....................................      1,854           748       (5,678)         (6,827)
                                                    --------     ---------      -------        --------
Increase in cash and cash equivalents............     50,885        16,667          255           3,657
Cash and cash equivalents at beginning of
  period.........................................     24,251         7,584        7,329           3,672
                                                    --------     ---------      -------        --------
Cash and cash equivalents at end of period.......   $ 75,136     $  24,251      $ 7,584        $  7,329
                                                    ========     =========      =======        ========

          See accompanying notes to consolidated financial statements.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1.  BUSINESS AND ORGANIZATION

  BUSINESS

     The Company is a national homebuilder that is engaged primarily in the construction and sale of residential homes and land development. The Company operates in eleven metropolitan markets in four geographic regions: Florida, Texas, the West and the Mid-Atlantic. The Company also provides title and mortgage brokerage services to its homebuyers. The Company does not retain or service the mortgages that it originates but, rather, sells the mortgages and related servicing rights to investors.

  ORGANIZATION

  The Merger and Notes Offering

     On June 25, 2002, Engle Holdings Corp. ("Engle") merged with and into Newmark Homes Corp. ("Newmark"). The combined company was renamed Technical Olympic USA, Inc. Each issued and outstanding share of Engle common stock was exchanged for 1,724.08294 shares of Newmark common stock (the "Merger"). At the date of the Merger, there were 9,500 shares of Engle common stock issued and outstanding, all of which were held by Technical Olympic, Inc. ("Technical Olympic"). As a result of the Merger, 16,378,787 of additional shares were issued to Technical Olympic. In addition, the Company assumed approximately $75,000 of debt incurred by Technical Olympic immediately prior to the Merger. As both Engle and Newmark were under the control of Technical Olympic, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," the Merger was accounted for in a manner similar to a pooling of interests, whereby the Company recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities came under common control of Technical Olympic on November 22, 2000, the financial statements and other operating data of the Company have been restated to include the operations of Engle from November 22, 2000. The assumption of the $75,000 of debt incurred by Technical Olympic will be accounted for as a distribution as of June 25, 2002.

     As a result of the exchange of equity interests, Technical Olympic owns 91.75% of the Company. Technical Olympic is a wholly owned subsidiary of Technical Olympic (UK) PLC, an English company, which is a wholly owned subsidiary of Technical Olympic S.A., a Greek company that is publicly traded on the Athens Stock Exchange.


     Concurrently with the Merger, the Company completed a private placement of $200,000 9% senior notes due 2010 and $150,000 10 3/8% senior subordinated notes due 2012 (the "Notes Offering"). The net proceeds of approximately $335,000 from the Notes Offering were used to repay certain indebtedness of both Newmark and Engle as well as approximately $75,000 of debt of Technical Olympic that was assumed in connection with the Merger. The notes are fully and unconditionally guaranteed by all of the Company's material domestic subsidiaries. Any subsidiaries of the Company, other than the subsidiary guarantors, are minor and the Company has no independent assets or operations. Additionally, the Company entered into a revolving credit facility to fund working capital, which provides for loans up to $220,000.


  Engle Acquisition

     On November 22, 2000, Engle acquired Engle Homes, Inc. ("Engle Homes") which became a wholly-owned subsidiary of Technical Olympic. Engle's stockholders received $19.10 for each share of Engle Homes' common stock (the "Engle Acquisition"). Following the acquisition, the common stock of Engle Homes ceased to be publicly traded. The Engle Acquisition was accounted for using the purchase method. Total consideration for the Engle Acquisition approximated $542,000, including $216,000 in cash and the

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

assumption of $326,000 of liabilities. The "push down" basis of accounting resulted in Engle allocating approximately $527,000 to inventories and other identifiable assets and $15,000 to goodwill.

     As a result of the change in control, Engle Homes was required by the indentures governing its senior notes to offer to repurchase all of its outstanding senior notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, Engle repurchased approximately $237,000 of $250,000 of its senior notes. Approximately $13,000 of the senior notes were not tendered and remain outstanding as of December 31, 2001. These notes have been discharged with the proceeds from the Notes Offering.

  Change in Control

     On December 15, 1999, Technical Olympic purchased 9,200,000 shares of the Company's common stock for $86,000 in cash. The shares sold in this transaction represented 80% of the Company's then outstanding common stock. Technical Olympic purchased the shares from Pacific Realty Group, Inc. ("PRG"), a Nevada corporation, which is a wholly-owned subsidiary of Pacific USA Holdings Corp. ("PUSA"), a Texas corporation and an indirect subsidiary of Pacific Electric Wire & Cable, Ltd.

     This acquisition by Technical Olympic was accounted for as a purchase, and the purchase price was recorded on the Company's books. The excess of purchase price over the fair value of the assets acquired and the liabilities assumed (goodwill) approximates $46,000.

     Pursuant to the stock purchase agreement entered into in connection with the acquisition of Westbrooke in 1998, certain additional consideration dependent upon Westbrooke achieving specified income targets over a five-year period became due and payable to the prior majority owner of Westbrooke upon a change of control. At the time of the acquisition of the Company by Technical Olympic, Westbrooke entered into an Amendment to Stock Purchase Agreement (the Amendment) with the prior owner and key employees of Westbrooke regarding the amount and timing of the additional consideration as well as the acquisition of certain partnership interests from the key employees. The amount of additional consideration recorded in the transaction as a result of the change in control to the prior majority owner was $4,600 in the form of a promissory note. Additionally, the Amendment adjusted the level of additional consideration payable to the key employees from 6% to 7.5% of the net income before income taxes, all as defined in the Amendment.

     For tax purposes, the Company elected to treat the change in control as a deemed taxable sale of assets resulting in a step-up in the tax basis of assets in accordance with Internal Revenue Code Section 338(h)(10). By electing Section 338(h)(10), the Company recognized taxable income of approximately $20,000, and $8,000 of tax per the original tax sharing agreement, due to the difference in the financial statement basis and the tax basis of the assets immediately prior to the change in control. In terms of the purchase and sale agreement between PUSA and Technical Olympic, the former tax allocation agreement between PUSA and the Company (the Former Tax Sharing Agreement) was modified to exclude the gain and corresponding tax from this transaction from the calculation of the tax payments by the Company to PUSA. Accordingly, the Company recognized its income tax expense based on the taxable income generated from its operations.

     As a result, the consolidated amounts of the Successor Company are presented on a new basis of accounting different from the financial statements of the Predecessor Company and, therefore, are not comparable.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States and general practices within the homebuilding industry. The following summarizes the more significant of these policies.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

  PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. As a result of the Merger being accounted for as a reorganization of entities under common control, the consolidated financial statements have been restated to present the combined results of the Company as if the Merger had been in effect from November 22, 2000, the date at which both entities came under the control of Technical Olympic.

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Certain reclassifications have been made to conform the prior periods' amounts to the current year's presentation.

     Due to the Company's normal operating cycle being in excess of one year, the Company presents an unclassified statement of financial condition.

  SEGMENT REPORTING

     In accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company has concluded that our operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under "Homebuilding" and "Financial Services," respectively.

  HOMEBUILDING

  Inventory

     Inventory is stated at the lower of cost or fair value. Inventory under development or held for development is stated at an accumulated cost unless such cost would not be recovered from the cash flows generated by future disposition. In this instance, such inventories are recorded at fair value. Inventory to be disposed of is carried at the lower of cost or fair value less cost to sell. The Company utilizes the specific identification method of charging construction costs to cost of sales as units are sold. Common construction project costs are allocated to each individual home in the various subdivisions based upon the total number of homes to be constructed in each subdivision community. Interest, real estate taxes and certain development costs are capitalized to land and construction costs during the development and construction period and are amortized to costs of sales as closings occur.

  Homebuilding Borrowings

     Homebuilding borrowings represent financing arrangements utilized to support the Company's homebuilding activities. These arrangements have been executed by subsidiaries whereby the Company has an ownership interest.

  Consolidated Land Bank Obligations

     Consolidated land bank obligations represent liabilities associated with the Company's land banking activities, including obligations in special-purpose entities which have been consolidated by the Company, for which the Company has no ownership interest.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

  Revenue Recognition

     The Company's primary source of revenue is the sale of homes to homebuyers. To a lesser degree, the Company engages in the sale of land to other homebuilders. Revenue is recognized on home sales and land sales at closing when title passes to the buyer and all of the following conditions are met: a sale is consummated, a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

  Warranty Costs

     The Company provides homebuyers with a limited warranty of workmanship and materials from the date of sale for up to two years. The Company generally has recourse against its subcontractors for claims relating to workmanship and materials. The Company also provides a ten-year homebuyer's warranty through a single national contract with a third party. This warranty generally covers major structural defects. Estimated warranty costs are recorded at the time of sale. Total warranty expense for the year ended December 31, 2001, 2000 and 1999 were $7,430, $4,136 and $2,700 respectively.

  Advertising Costs

     Advertising costs, consisting primarily of newspaper and trade publications, signage and the cost of maintaining an internet web-site, are expensed as incurred. Advertising expense included in selling, general and administrative expenses and income from discontinued operations for the years ended December 31, 2001, 2000 and 1999 amounted to $16,261, $9,036 and $7,600, respectively.

  FINANCIAL SERVICES

  Mortgage Loans Held for Sale

     Mortgage loans held for sale are stated at the lower of aggregate cost or fair value based upon such commitments for loans to be delivered or prevailing market rates for uncommitted loans. Substantially all of the loans originated by the Company are sold to private investors within 30 days of origination. Gains or losses on mortgages held for sale are realized when the loans are sold.

  Revenue Recognition


     Fees derived from the Company's Financial Services segment, including title and mortgage origination services, are generally recognized as revenue in the month of closing of the sale of the mortgage. Financial Service revenue and expenses consist of the following:


                                                               2001      2000
                                                              -------   ------
Revenue:
Mortgage services...........................................  $16,400   $1,265
Title services..............................................   16,259    1,297
                                                              -------   ------
Total Financial Service revenue.............................   32,659    2,562
Expenses:
Mortgage services...........................................    6,800      545
Title services..............................................   10,888    1,090
                                                              -------   ------
Total Financial Service expense.............................   17,688    1,635
                                                              -------   ------
Total Financial Service pretax income.......................  $14,971   $  927
                                                              =======   ======

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

     Prior to 2000, the Company did not generate revenue and expenses from financial services.

  GENERAL

  Cash and Supplemental Cash Flow Information

     Cash includes amounts in transit from title companies for home closings and highly liquid investments with an initial maturity of three months or less.

     Restricted cash consists of amounts held in escrow as required by purchase contracts or by law for escrow deposits held by our title company and compensating balances for various open letters of credit.

     Supplemental disclosures of cash flow information:

                                                               PERIOD FROM    PERIOD FROM
                                              YEAR ENDED       DECEMBER 16,    JANUARY 1,
                                             DECEMBER 31,        1999 TO        1999 TO
                                           -----------------   DECEMBER 31,   DECEMBER 15,
                                            2001      2000         1999           1999
                                           -------   -------   ------------   ------------
Cash paid for:
  Interest (net of amounts
     capitalized)........................  $ 2,372   $ 8,755      $  --         $ 1,016
                                           =======   =======      =====         =======
  Income taxes...........................  $52,830   $15,802      $  --         $10,723
                                           =======   =======      =====         =======

  ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company carries long-lived assets, including certain identifiable intangibles and goodwill, at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

  CONCENTRATION OF CREDIT RISK

     The Company conducts business primarily in four geographical regions:
Florida, Texas, the West and the Mid Atlantic. Accordingly, the market value of the Company's inventory is susceptible to changes in market conditions that may occur in these locations. With regards to the mortgage loans held for sale, the Company will generally only originate loans which have met underwriting criteria required by purchasers of its loan portfolios. Additionally, the Company generally sells its mortgage loans held for sale within 30 days which minimizes the Company's credit risk.

  INVESTMENT IN UNCONSOLIDATED SUBSIDIARIES

     The Company has investments in unconsolidated entities, which approximate $2,800 and $2,200 as of December 31, 2001 and 2000, respectively, and are included in other assets in the accompanying consolidated statements of financial condition. The Company does not have control of these entities and has, therefore, accounted for its interests using the equity method of accounting.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

  PROPERTY AND EQUIPMENT

     Property and equipment, consisting primarily of office premises, transportation equipment, office furniture and fixtures, and model home furniture, are stated at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred.

     Depreciation generally is provided using the straight-line method over the estimated useful life of the asset, which ranges from 18 months to 30 years. At December 31, 2001 and 2000, accumulated depreciation approximated $7,180 and $7,190, respectively.

  GOODWILL

     Goodwill represents the excess of the purchase price of the Company's acquisitions over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over a period ranging from 20 to 30 years. For the years ended December 31, 2001, 2000 and 1999, amortization expense amounted to $2,398, $1,633 and $1,070, respectively.

     Periodically, the Company evaluates goodwill for impairment by determining whether the amortization of the balance over its remaining life can be recovered through future undiscounted cash flows of the Company.

  INCOME TAXES

     The Company was included in the consolidated federal income tax return of PUSA through December 15, 1999. Under the Former Tax Sharing Agreement with PUSA, the Company was required to calculate its federal income tax on a separate company basis and pay to PUSA the amount of the liability. When applicable, the Company was entitled to receive payments from PUSA. Such payment was only applicable to the extent the benefits calculated could be utilized to offset prior separate company income through carryback or, if carried forward, at the time such benefits were utilized to offset separate company income. The Former Tax Sharing Agreement between PUSA and the Company was partially terminated whereby the Company would pay PUSA an amount equal to the federal income taxes that the Company would owe (or refund that it would receive) had it prepared its federal income tax return on a stand-alone basis.

     Effective December 16, 1999, the Company is included in the consolidated federal income tax return with Technical Olympic pursuant to a revised Tax Allocation Agreement between the Company and Technical Olympic.

     As a result of this revised Tax Allocation Agreement, income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  EARNINGS PER SHARE

     The Company presents earnings per share data in accordance with the provisions of SFAS 128, Earnings Per Share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.

     Diluted earnings per share is computed based on the weighted average number of shares of common stock and dilutive securities outstanding during the period. Dilutive securities are options that are freely

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

exercisable into common stock at less than market exercise prices. Dilutive securities are not included in the weighted average number of shares when inclusion would increase the earnings per share or decrease the loss per share. For the years ended December 31, 2001, 2000 and 1999, the Company had no dilutive securities outstanding.

  STOCK-BASED COMPENSATION

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires companies to disclose the estimated fair value of their financial instrument assets and liabilities. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. The carrying values of cash and mortgage loans held for sale, approximate their fair values due to their short-term nature. The carrying value of homebuilding and financial service borrowings and consolidated land bank obligations approximate their fair value as substantially all of the debt has a fluctuating interest rate based upon a current market index.

  RECENT ACCOUNTING PRONOUNCEMENTS

     In September 2000, the FASB issued Statement of Financial Accounting Standards 140 (Statement 140), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 140 amends Statement 125 and provides revised accounting and financial reporting rules for sales, securitizations, and servicing of receivables and other financial assets, and for secured borrowing and collateral transactions. The provisions concerning servicing assets and liabilities as well as extinguishments of liabilities remain consistent with Statement 125. Statement 140 is applicable to transfers occurring after March 31, 2001. The impact of adopting Statement 140 has not been significant to the Company's consolidated financial statements.

     In June 2001, the Financial Accounting Standards Board finalized SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142 that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized.

     The Company's previous business combinations were accounted for using the purchase method. As of December 31, 2001, the net carrying amount of goodwill is $57,726. The Company adopted SFAS 142 on January 1, 2002. The impairment test of goodwill performed by the Company at January 1, 2002 indicated no impairment.

     The following table sets forth reported net income and earnings per share, as adjusted to exclude goodwill amortization expense:

                                                               PERIOD FROM    PERIOD FROM
                                              YEAR ENDED       DECEMBER 16,    JANUARY 1,
                                             DECEMBER 31,        1999 TO        1999 TO
                                           -----------------   DECEMBER 31,   DECEMBER 15,
                                            2001      2000         1999           1999
                                           -------   -------   ------------   ------------
Income from continuing operations, as
  reported...............................  $87,765   $23,774      $1,821        $14,005
Add back of amortization expense, net of
  taxes..................................    1,504     1,037          28            661
                                           -------   -------      ------        -------
                                           $89,269   $24,811      $1,849        $14,666
                                           =======   =======      ======        =======
Earnings per common share (basic and
  diluted), as reported..................  $  3.15   $  1.79      $ 0.16        $  1.22
                                           =======   =======      ======        =======
Earnings per common share (basic and
  diluted), as adjusted..................  $  3.20   $  1.87      $ 0.16        $  1.28
                                           =======   =======      ======        =======

     In October 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Statement supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, however, it retains the fundamental provisions of that statement related to the recognition and measurement of the impairment of long-lived assets to be "held and used." In addition, the Statement provides more guidance on estimating cash flows when performing a recoverability test, requires that a long-lived asset to be disposed of other than by sale (e.g., abandoned) be classified as "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset as "held for sale." The Statement is effective for year-ends beginning after December 15, 2001. See note 12.

3.  INVENTORY

     Inventory consists of the following as of December 31, 2001 and December 31, 2000:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
Land and lots under development.............................    $264,893       $259,531
Residences completed and under construction.................     381,093        353,564
                                                                --------       --------
                                                                $645,986       $613,095
                                                                ========       ========

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

     A summary of homebuilding interest capitalized in inventory is as follows:

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                            2001      2000      1999
                                                           -------   -------   ------
Interest capitalized, beginning of period................  $25,487   $ 3,003   $3,571
Interest incurred........................................   23,067    35,477    9,339
Less interest included in:
  Cost of sales..........................................   34,241     9,711    8,070
  Interest expense.......................................    1,087     3,282    1,837
                                                           -------   -------   ------
Interest capitalized, end of period......................  $12,226   $25,487   $3,003
                                                           =======   =======   ======

     In the ordinary course of business, the Company enters into contracts to purchase lots and land held for lot development. At December 31, 2001 and 2000, the Company had nonrefundable deposits aggregating $22,451 and $14,721, respectively, included in other assets in the accompanying consolidated statements of financial condition. The Company's liability for nonperformance under such contracts is limited to forfeiture of the related deposits.

     During 2001, through Westbrooke, the Company entered into an option arrangement with Durham-Florida Properties, LLC ("Durham") to acquire developed lots with a total estimated contract price of $16,400. Under this option arrangement, the Company has placed a $3,700 financial guarantee bond with Durham, which is reduced on a pro rata basis as lots are purchased by Westbrooke. This bond is guaranteed by the Company. Under this arrangement, Westbrooke can cancel this agreement to purchase the land by forfeiture of Westbrooke's bond. Although Westbrooke does not have legal title to the assets of Durham and has not guaranteed the liabilities, Westbrooke does exercise certain rights of ownership over Durham's assets, and as a result, the Company has included these assets in inventory, which have been classified as Westbrooke assets held for sale with a corresponding liability in consolidated land bank obligations, which has been classified as Westbrooke liabilities associated with assets held for sale. See Note 12.

     During 2001, through Westbrooke, the Company sold to Park/Walnut Creek Investors, LLC ("Walnut Creek") certain undeveloped real estate tracts. Walnut Creek is owned by several of the executive officers of Westbrooke. The Company has placed deposits, entered into a number of agreements, including an option contract and construction contract with Walnut Creek, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, the Company can cancel the agreement to purchase the land by forfeiture of the Company's deposits. The Company believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties. As of December 31, 2001, the remaining value of lots that can be acquired by the Company approximates $4,300. Although Westbrooke does not have legal title to the assets of Walnut Creek, Westbrooke does exercise certain rights of ownership, and as a result, the Company has included these assets in inventory with a corresponding liability in consolidated land bank obligations in the accompanying consolidated statement of financial condition. These amounts have been included in Westbrooke assets held for sale and Westbrooke liabilities associated with assets held for sale in the accompanying statement of financial condition. See Note 12.

     As a result of the above transactions, the Company has included in Westbrooke assets held for sale in the consolidated statement of financial condition inventory of approximately $13,000 and in Westbrooke liabilities associated with assets held for sale consolidated land bank obligations of approximately $13,000. These obligations are at market interest rates and are repaid based on lot closings with a final maturity through January 31, 2004.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

     During 2001, Engle sold to an investment limited liability company ("Investment Company") certain undeveloped real estate tracts. The Investment Company is owned by several of the current and former executive officers of Engle, including without limitation related trusts of management. As of December 31, 2001, the remaining value of lots that can be acquired by the Company approximates $43,000.

     Engle has placed deposits, entered into a number of agreements, including option contracts and construction contracts with the Investment Company, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, Engle can cancel these agreements to purchase the land by forfeiture of its deposit. Engle believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties.

     Although Engle does not have legal title to the assets of the Investment Company and has not guaranteed the liabilities of the Investment Company, Engle does exercise certain rights of ownership over the Investment Company assets. Consequently, the assets and associated liabilities of the Investment Company have been recorded in the accompanying Consolidated Balance Sheet as of December 31, 2001. Minority interest in consolidated subsidiaries, represents the equity provided by members of management.

     During 2001, the Company entered into option arrangements with independent third parties to acquire developed lots. Under these option arrangements, the Company placed deposits, which provide the right to acquire developed lots at market prices. Additionally, under these arrangements, the Company can cancel these arrangements to purchase the land by forfeiture of the deposit.

     Although the Company does not have legal title to the assets of these independent third parties and have not guaranteed the liabilities, the Company does exercise certain rights of ownership over the entity's assets. Consequently, the assets and associated liabilities of these entities have been recorded in the accompanying consolidated statement of financial condition as of December 31, 2001.

     As a result of the above transaction, the Company has included on its consolidated statement of financial condition inventory and land deposits of approximately $66,000, minority interest of approximately $36,000, which represents the equity of investors, and consolidated land bank obligation of approximately $30,000. These obligations are at market interest rates and are repaid on lot closings with a final maturity through 2004.

4.  CONSOLIDATED JOINT VENTURES

     The Company acquired a 75% interest in Silver Oak Trails, L.P., a land development joint venture for a net initial investment of $2,900. The operations of Silver Oak Trails, L.P. are consolidated with the operations of the Company. Silver Oak Trails, L.P. earned $400 of which $100 is classified as minority interest in the accompanying consolidated statement of income for the year ending December 31, 2001.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

5.  HOMEBUILDING AND FINANCIAL SERVICES BORROWINGS

  HOMEBUILDING BORROWINGS

     Homebuilding borrowings, excluding the construction loans payable of Westbrooke which are included in Westbrooke liabilities associated with assets held for sale, consist of the following at December 31:

                                                                2001       2000
                                                              --------   --------
Unsecured borrowings from banks(a)..........................  $202,000   $215,000
Senior Notes due 2008, at 9.25%(b)..........................    12,897     38,065
Construction and lot loans with financial institutions,
  collateralized by lots and single family residences
  completed or under construction, bearing interest at LIBOR plus 175 basis points to prime rate (4.20% to 4.75% at
  December 31, 2001), maturing upon completion and closing
  of the homes(c)...........................................    81,643     74,590
Development and land acquisition loans with financial
  institutions, collateralized by deeds of trust on
  property, with maturing dates ranging from June, 2003
  through December, 2004, bearing interest at LIBOR plus 175 basis points to prime rate plus 1% (4.20% to 5.75% at
  December 31, 2001)........................................     5,230        182
Acquisition notes payable(d)................................     5,434      6,650
Other.......................................................     1,493      3,162
                                                              --------   --------
                                                              $308,697   $337,649
                                                              ========   ========

     Maturities on homebuilding borrowings at December 31, 2001 are as follows:

2002........................................................  $294,381
2003........................................................     1,018
2004........................................................        87
2005........................................................        94
2006........................................................       101
Thereafter..................................................    13,016
                                                              --------
                                                              $308,697
                                                              ========

---------------

(a) In connection with the acquisition of Engle by Technical Olympic on November 22, 2000, the Company entered into a Credit Agreement (the "Credit Agreement") with a bank providing for a $100,000 term loan commitment and a $275,000 revolving credit facility (subject to reduction based upon periodic determinations of a borrowing base). Proceeds from these facilities provide working capital and financed the required repurchase offer made to holders of Engle's then outstanding $250,000 principal amount of 9 1/4% Senior Notes due 2008 ("Engle Senior Notes"). The term loan and revolving credit facility terminate on November 22, 2002 whereupon all amounts outstanding become due. The revolving credit facility also provides credit support for the issuance of letters of credit needed from time to time in Engle's business. Engle's previous bank revolving credit facility was repaid and cancelled. The terms of the Credit Agreement contain restrictive covenants which require Engle, among other things, to maintain a minimum tangible net worth and maintain certain financial ratios.

(b) As a result of the change in control of Engle Homes, Engle was required by the indentures governing the Engle Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, Engle repurchased

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

     approximately $237,000 of the Engle Senior Notes. Funds to repurchase the Engle Senior Notes were provided from the issuance of the $100,000 term loan under the Credit Agreement and additional advances under Engle's revolving credit facility. Approximately $13,000 of the Engle Senior Notes were not tendered and remain outstanding as of December 31, 2001.

(c) On June 27, 2000, the Company entered into a syndicated $150,000 secured revolving credit facility with six banks, which matures on June 27, 2003, with annual options for one-year extensions. This credit facility has been used to finance the acquisition and development of residential subdivisions, the purchase of developed lots and the construction of homes in the Texas, Tennessee and North Carolina markets.

(d) In connection with the Company's acquisition of Westbrooke, the Company has remaining notes which are payable in annual installments of $2,400 beginning in January 1999. The Company made its first installment of $2,400 in 1999. The remaining notes totaling $9,900 bear interest at 6.45% payable annually. As indicated in Note 1, additional consideration paid as a result of the change of control resulted in an additional $4,600 promissory note. During 2000, the Company made further payments on acquisition loans of $3,400. At December 31, 2001 and 2000, the total acquisition notes payable to Westbrooke's prior majority owner was approximately $7,400 and $11,100, respectively. The majority of these outstanding amounts are included in Westbrooke liabilities associated with assets held for sale. See Note 12.

     Certain of the Company's lenders require, among other things, that the Company maintain minimum tangible net worth levels and debt to tangible net worth ratios. At December 31, 2001, the Company was in compliance with such requirements. Certain debt agreements of the Company's subsidiaries restrict the subsidiaries' ability to pay dividends or advance funds to the Company to the extent that the payment would put the subsidiary in violation of debt covenants.

  Financial Services Borrowings

     In order to fund the origination of residential mortgage loans, the Company entered into a $40 million revolving warehouse line of credit (including a purchase agreement) whereby funded mortgage loans are pledged as collateral. The line of credit bears interest at the Federal Funds rate plus 1.375% (2.895% at December 31, 2001).

     The line of credit includes restrictions including maintenance of certain financial covenants. The Company is required to fund 2% of all mortgages originated and to sell all funded mortgages within 90 days. As of December 31, 2001, the Company was committed to selling its entire portfolio of mortgage loans held for sale. The warehouse line of credit was originally scheduled to expire on July 5, 2002. On June 25, 2002, the warehouse line of credit was amended to extend the expiration to June 24, 2003.

6.  MERGER AND RELATED EXPENSES

     During 2001, in connection with the Merger, the Company incurred approximately $2,643 in legal, consulting, and related costs. These costs are included in merger and related expenses in the accompanying statement of income.

7.  RELATED PARTY TRANSACTIONS

     While a subsidiary of PUSA, the Company purchased insurance policies from an affiliated insurance broker. The affiliated entity earned commissions of $155 in 1999 with respect to such policies. From January 1, 2000 to December 15, 2000 the Company continued to utilize the services of the PUSA affiliate. As of December 15, 2000, the Company purchased insurance under the Technical Olympic umbrella policy. As a result, the Company currently makes payments directly to an unaffiliated broker. Also, while a subsidiary

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

of PUSA, the Company purchased demographic and economic research information through an affiliate for $57 in 1999.


     In 2000, the Company entered into a purchasing agreement with its parent, Technical Olympic S.A. The agreement provided that Technical Olympic S.A. would purchase certain of the materials and supplies necessary for operations and sell them to the Company entities, all in an effort to consolidate the purchasing function. Although Technical Olympic S.A. would incur certain franchise tax expense, the Company and its subsidiaries would not be required to pay such additional purchasing liability. Technical Olympic S.A. purchased $137,000, $51,000 and $0 of materials and supplies on behalf of the Company and its subsidiaries during the years ended December 31, 2001, 2000 and 1999, respectively. These materials and supplies bought by Technical Olympic S.A. under the purchasing agreement are provided to the Company at Technical Olympic S.A.'s cost. The Company does not pay a fee or other consideration to Technical Olympic S.A. under the purchasing agreement.


     In 2000, the Company entered into a management services agreement with Technical Olympic, whereby Technical Olympic will provide certain advisory, administrative and other services. For the years ended December 31, 2001 and 2000, the Company paid $1,900 and $1,500, respectively. These expenses are included in selling, general and administrative expenses in the accompanying statements of income.

     During 2001, through Westbrooke, the Company sold to Park/Walnut Creek Investors, LLC certain undeveloped real estate tracts. Walnut Creek is owned by several of the executive officers of Westbrooke. Additionally, during 2001, Engle entered into certain transactions to acquire developed lots from an entity owned by several of the current and former executive officers of Engle. See Note 3.

8.  INCOME TAXES

     Components of income tax expense from continuing operations consist of the following:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            2001      2000      1999
                                                           -------   -------   ------
Current:
  Federal................................................  $47,055   $10,865   $9,144
  State..................................................    4,343       403      (83)
                                                           -------   -------   ------
                                                            51,398    11,268    9,061
Deferred:
  Federal................................................      667     2,089     (340)
  State..................................................      153       315       --
                                                           -------   -------   ------
                                                               820     2,404     (340)
                                                           -------   -------   ------
                                                           $52,218   $13,672   $8,721
                                                           =======   =======   ======

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

     The difference between total reported income taxes and expected income tax expense computed by applying the federal statutory income tax rate of 35% for 2001, 2000 and 1999 to income from continuing operations is reconciled as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            2001      2000      1999
                                                           -------   -------   ------
Computed income tax expense at statutory rate............  $48,994   $13,106   $8,591
State income taxes.......................................    2,922       467      (54)
Other, net...............................................      302        99      184
                                                           -------   -------   ------
Income taxes.............................................  $52,218   $13,672   $8,721
                                                           =======   =======   ======

     Significant temporary differences that give rise to the deferred tax assets and liabilities from continuing operations are as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Deferred tax assets:
  Warranty reserve..........................................  $   725   $   173
  Property and equipment, principally due to differences in
     depreciation...........................................      325       496
  Inventory.................................................    4,939     6,121
  Net operating loss carry forward..........................       --     4,879
  Other.....................................................      154       266
                                                              -------   -------
Total deferred tax assets...................................    6,143    11,935
Deferred tax liabilities:
  Amortizable intangibles...................................   (3,874)   (3,741)
  Differences in reporting selling & marketing..............     (744)   (1,096)
  Other.....................................................     (120)     (572)
                                                              -------   -------
Total deferred tax liabilities..............................   (4,738)   (5,409)
                                                              -------   -------
Net deferred tax asset......................................  $ 1,405   $ 6,526
                                                              =======   =======

     The net deferred tax asset included in other assets in the accompanying consolidated statement of financial condition at December 31, 2001 and 2000 was $1,405 and $6,526, respectively. Management of the Company believes that it is more likely than not that the gross deferred tax assets will be realized or settled due to the Company's ability to generate taxable income exclusive of reversing timing differences. Accordingly, no valuation allowance was established at December 31, 2001 and 2000.

     Included in other liabilities in the accompanying consolidated statements of financial condition is approximately $300 and $600 payable to Technical Olympic at December 31, 2001 and 2000, respectively under the terms of the tax sharing agreements. Payments of $47,200 and $15,300 were made to Technical Olympic for federal income taxes during 2001 and 2000, respectively, and $10,700 to PUSA for federal income taxes during 1999.

9.  COMMITMENTS AND CONTINGENCIES

     The Company provides homebuyers with a limited warranty of workmanship and materials from the date of sale for up to two years. The Company generally has recourse against its subcontractors for claims relating

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

to workmanship and materials. The Company also provides a ten-year homeowner's warranty through a single national contract with a third party. This warranty generally covers major structural defects.

     The Company is subject to the normal obligations associated with entering into contracts for the purchase, development and sale of real estate in the routine conduct of its business. The Company is committed under various letters of credit and performance bonds which are required for certain development activities, deposits on land and lot purchase contract deposits. At December 31, 2001, outstanding letters of credit and performance bonds under these arrangements totaled approximately $60,900.

     The Company has entered into an agreement with an insurance company to underwrite Private Mortgage Insurance on certain loans originated by the Company's mortgage services subsidiary. Under the terms of the agreement, the Company shares in premiums generated on the loans and is exposed to losses in the event of loan default.

     At December 31, 2001, the Company's maximum exposure to losses relating to loans insured is approximately $1,387, which is further limited to the amounts held in trust of approximately $511. The Company minimizes the credit risk associated with such loans through credit investigations of customers as part of the loan origination process and by monitoring the status of the loans and related collateral on a continuous basis.

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

10.  STOCK OPTION PLAN

     During 2001, the Company adopted the Newmark Homes Corp. Annual and Long-Term Incentive Plan (the Plan) pursuant to which employees, consultants and directors of the Company, its subsidiaries and affiliated entities are eligible to receive options to purchase shares of common stock. Under the plan, subject to adjustment as defined, the maximum number of shares with respect to which awards may be granted under the Plan shall be 4,000,000. Pursuant to the Plan, no shares can be granted prior to consummation of the aforementioned merger between the Company and Engle. As a result, as of December 31, 2001, no options have been granted.

     In connection with the acquisition by Technical Olympic, the 1998 Tandem Stock Option/Stock Appreciation Rights Plan was terminated, as follows: the Company exercised its right to terminate the options upon a change of control and to pay the spread between the exercise price and the closing price of the Common Stock on the date of the change of control, December 15, 1999. There was no spread, and the options expired and terminated on December 15, 1999. There were no other incentive awards outstanding or exercisable in fiscal year 1999.

11.  EMPLOYEE BENEFIT PLAN

     The Company has two defined contribution plans established pursuant to
Section 401(k) of the Internal Revenue Code. Employees contribute to the plan a percentage of their salaries, subject to certain dollar limitations, and the Company matches a portion of the employees' contributions. The Company's contributions to the plans for the years ended December 31, 2001, 2000, and 1999, amounted to $1,149, $584, and $234, respectively. Concurrently with the signing of the merger agreement between Engle and Technical Olympic, Engle entered into employment contracts with certain executive officers. The agreements provide for an initial employment term beginning on the closing of the tender offer and ending December 31, 2003. Pursuant to the employee agreements, executive officers received annual base salaries aggregating approximately $2,474 for the calendar year, with scheduled annual increases beginning January 1, 2001 and

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

thereafter. In addition, the employee agreements establish incentive bonus formulas comparable to the criteria previously used by Engle in determining annual discretionary incentive bonuses. Total compensation under the employee agreement with Engle's former Chairman of the Board, President, and Chief Executive Officer amounted to $2,356 for the year ended December 31, 2001.

12.  SUBSEQUENT EVENT

     During March 2002, management of the Company committed to a plan to dispose of Westbrooke. Pursuant to this plan of disposition, the Company would sell 100% of the common stock of Westbrooke. On April 8, 2002, the Company signed a definitive agreement for the sale of Westbrooke to Standard Pacific Corp. ("Standard Pacific") for approximately $41,000 in cash. This sale was completed on April 15, 2002. An adjustment (either upwards or downwards) to the purchase price may occur within 90 days of the closing date of the sale based on Westbrooke's net income from January 1, 2002 through the closing date. In addition, Standard Pacific satisfied approximately $54,000 of Westbrooke's debt that includes approximately $14,000 of intercompany liabilities owed to the Company. Upon completion of this sale, the Company expects to realize a gain of $4,900.

     Management has determined that in accordance with SFAS 144, as of March 31, 2002, the criteria to classify the Westbrooke assets as held for sale were met.

     Results of Westbrooke's operations have been classified as discontinued operations, and prior periods have been restated. Discontinued operations include Westbrooke revenues, which totaled the following:

                                                                   PERIOD FROM    PERIOD FROM
                                                                   DECEMBER 16,    JANUARY 1,
                                         YEAR ENDED DECEMBER 31,     1999 TO        1999 TO
                                         -----------------------   DECEMBER 31,   DECEMBER 15,
                                            2001         2000          1999           1999
                                         ----------   ----------   ------------   ------------
Revenues...............................   $205,661     $178,213      $13,702        $57,264
                                          ========     ========      =======        =======

     The following major classes of assets and liabilities have been classified as held for sale in the accompanying statements of financial condition:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Cash........................................................  $ 15,103   $  9,088
Inventory...................................................    90,540     97,407
Property and equipment......................................     2,765      2,431
Other assets................................................     8,752      9,768
                                                              --------   --------
Westbrooke assets held for sale.............................  $117,160   $118,694
                                                              ========   ========
Accounts payable and accrued liabilities....................  $ 10,419   $ 10,855
Customer deposits...........................................     7,671      6,229
Consolidated land bank obligations..........................    13,122         --
Construction and acquisition loans payable..................    36,166     56,549
Other liabilities...........................................     4,422      4,119
                                                              --------   --------
Westbrooke liabilities associated with assets held for
  sale......................................................  $ 71,800   $  7,752
                                                              ========   ========

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                               DECEMBER 31, 2001

13.  QUARTERLY RESULTS (UNAUDITED)

     Quarterly results for the years ended December 31, 2001 and 2000, which have been restated for the Merger, are reflected below:

                                              FOURTH     THIRD      SECOND     FIRST
                                             --------   --------   --------   --------
2001
Revenue....................................  $372,583   $369,409   $367,016   $316,564
Homebuilding gross profit..................    76,734     81,243     77,529     64,091
Income from continuing operations..........    21,922     24,958     23,068     18,027
Discontinued operations(a).................     3,199      1,297        597      1,179
Net income.................................    24,911     26,255     23,665     19,206
Basic and diluted earnings per share:
  Income from continuing operations........      0.79       0.90       0.83       0.65
  Net income...............................      0.89       0.94       0.85       0.69

2000
Revenue....................................   206,644    113,602    127,145    101,837
Homebuilding gross profit..................    38,976     23,337     25,285     24,091
Income from continuing operations..........     8,895      4,999      5,894      3,986
Discontinued operations(a).................     3,641        656        686      1,338
Net income.................................    12,536      5,655      6,580      5,324
Basic and diluted earnings per share:
  Income from continuing operations........      0.67       0.43       0.51       0.35
  Net income...............................      0.95       0.49       0.57       0.46

     Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.
---------------

(a)  Discontinued operations include the after-tax operations of Westbrooke. See
     Note 12.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                               JUNE 30,     DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                                              (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS,
                                                                  EXCEPT SHARE DATA)
                                         ASSETS
Homebuilding:
Cash and cash equivalents:
  Unrestricted..............................................   $ 79,312       $ 67,206
  Restricted................................................     40,020          7,738
Inventory...................................................    654,381        645,986
Property and equipment, net.................................     13,578         10,694
Other assets................................................     35,569         10,897
Goodwill, net...............................................     57,726         57,726
Westbrooke assets held for sale.............................         --        117,160
                                                               --------       --------
                                                                880,586        917,407
Financial services:
Cash and cash equivalents:
  Unrestricted..............................................      4,416          7,930
  Restricted................................................     17,166         19,605
Mortgage loans held for sale................................     32,034         50,933
Other assets................................................      3,380          3,295
                                                               --------       --------
                                                                 56,996         81,763
                                                               --------       --------
Total assets................................................   $937,582       $999,170
                                                               ========       ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Homebuilding:
Accounts payable and other liabilities......................   $ 88,478       $ 56,295
Customer deposits...........................................     25,268         25,674
Consolidated land bank obligations..........................     30,066         30,022
Homebuilding borrowings.....................................    367,405        308,697
Westbrooke liabilities associated with assets held for
  sale......................................................         --         71,800
                                                               --------       --------
                                                                511,217        492,488
Financial services:
Accounts payable and other liabilities......................     15,856         18,828
Financial services borrowings...............................     26,371         38,689
                                                               --------       --------
                                                                 42,227         57,517
                                                               --------       --------
Total liabilities...........................................    553,444        550,005
Minority interest...........................................     25,542         35,795
Commitments and contingencies...............................         --             --
Stockholders' equity:
Common stock -- $.01 par value; 67,000,000 shares
  >authorized and 27,878,787 shares issued and
  outstanding...............................................        279            279
Additional paid-in capital..................................    322,400        322,400
Retained earnings...........................................     35,917         90,691
                                                               --------       --------
Total stockholders' equity..................................    358,596        413,370
                                                               --------       --------
Total liabilities and stockholders' equity..................   $937,582       $999,170
                                                               ========       ========

     See accompanying notes to unaudited consolidated financial statements.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                           SIX MONTHS ENDED JUNE 30,   THREE MONTHS ENDED JUNE 30,
                                           -------------------------   ---------------------------
                                              2002          2001           2002           2001
                                           -----------   -----------   ------------   ------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
                                                                 (UNAUDITED)
Homebuilding:
Revenues:
  Homes sales............................  $   654,086   $   658,328   $   352,107    $   349,522
  Land/lot sales.........................        3,342        11,035         2,033          9,672
                                           -----------   -----------   -----------    -----------
                                               657,428       669,363       354,140        359,194
Cost of sales:
  Home sales.............................      520,728       524,967       280,228        276,539
  Land/lot sales.........................        3,045         9,756         1,861          8,685
                                           -----------   -----------   -----------    -----------
                                               523,773       534,723       282,089        285,224
                                           -----------   -----------   -----------    -----------
Gross profit.............................      133,655       134,640        72,051         73,970
Selling, general and administrative
  expenses...............................       79,612        72,834        41,897         37,909
Depreciation and amortization............        3,241         4,415         1,609          2,132
Severance and merger related expenses....       24,467         1,864        10,639          1,864
Loss on early extinguishment of debt.....        5,411            --         5,411             --
Other income, net........................       (3,332)       (3,051)       (1,790)          (580)
                                           -----------   -----------   -----------    -----------
Homebuilding pretax income...............       24,256        58,578        14,285         32,645
Financial services:
Revenues.................................       17,947        14,217         9,423          7,822
Expenses.................................        9,837         8,249         5,035          4,263
                                           -----------   -----------   -----------    -----------
Financial Services pretax income.........        8,110         5,968         4,388          3,559
                                           -----------   -----------   -----------    -----------
Income from continuing operations before
  income taxes...........................       32,366        64,546        18,673         36,204
Income tax expense.......................       11,877        23,451         7,110         13,137
                                           -----------   -----------   -----------    -----------
Income from continuing operations........       20,489        41,095        11,563         23,067
Discontinued operations:
  Income from discontinued operations....        7,922         2,302         6,895            392
  Income tax expense.....................        2,959           526         2,572           (205)
                                           -----------   -----------   -----------    -----------
  Income from discontinued operations,
     net of taxes........................        4,963         1,776         4,323            597
                                           -----------   -----------   -----------    -----------
Net income...............................  $    25,452   $    42,871   $    15,886    $    23,664
                                           ===========   ===========   ===========    ===========
Earnings per common share (basic and
  diluted):
  From continuing operations.............  $      0.73   $      1.47   $      0.41    $      0.83
  From discontinued operations...........         0.18          0.06          0.16           0.02
                                           -----------   -----------   -----------    -----------
  Net income.............................  $      0.91   $      1.53   $      0.57    $      0.85
                                           ===========   ===========   ===========    ===========
Weighted average number of common shares
  outstanding:
  Basic and diluted......................   27,878,787    27,878,787    27,878,787     27,878,787
                                           ===========   ===========   ===========    ===========

     See accompanying notes to unaudited consolidated financial statements.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              ----------------------
                                                                 2002         2001
                                                              -----------   --------
                                                              (DOLLARS IN THOUSANDS)
                                                                   (UNAUDITED)
Cash flows from operating activities:
Net income..................................................   $  25,452    $ 42,871
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Income from discontinued operations.......................      (4,963)     (1,776)
  Depreciation and amortization.............................       3,241       4,415
  Write off of deferred financing costs.....................       1,095          --
  Deferred income taxes.....................................      (7,821)         --
  Changes in operating assets and liabilities:
     Restricted cash........................................     (29,843)        888
     Inventory..............................................      (8,395)    (10,791)
     Other assets...........................................      (2,842)        593
     Accounts payable and other liabilities.................      29,211       9,433
     Customer deposits......................................        (406)      4,417
     Mortgage loans held for sale...........................      18,899     (10,133)
                                                               ---------    --------
Net cash provided by operating activities...................      23,628      39,917
Cash flows from investing activities:
Net additions to property and equipment.....................      (6,125)     (3,397)
                                                               ---------    --------
Net cash used in investing activities.......................      (6,125)     (3,397)
Cash flows from financing activities:
Proceeds from notes offering................................     350,000          --
Payments for deferred financing costs.......................     (15,188)         --
Net proceeds from revolving credit facilities...............      12,868      17,717
Repayments on Homebuilding borrowings.......................    (379,577)         --
Net (repayments on) proceeds from Financial Services
  borrowings................................................     (12,318)      7,873
Minority interest in consolidated subsidiaries..............     (10,253)         99
Distributions by Engle......................................      (4,810)    (26,449)
Dividends...................................................          --      (6,210)
Other.......................................................          44          --
                                                               ---------    --------
Net cash used in financing activities.......................     (59,234)     (6,970)
                                                               ---------    --------
Net cash (used in) provided by continuing operations........     (41,731)     29,550
Net cash provided by discontinued operations................      50,323       1,720
                                                               ---------    --------
Increase in cash and cash equivalents.......................       8,592      31,270
Cash and cash equivalents at beginning of period............      75,136      24,251
                                                               ---------    --------
Cash and cash equivalents at end of period..................   $  83,728    $ 55,521
                                                               =========    ========

     See accompanying notes to unaudited consolidated financial statements.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2002
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  BUSINESS AND ORGANIZATION

  BUSINESS

     The Company is a national homebuilder that is engaged primarily in the construction and sale of residential homes and land development. The Company operates in eleven metropolitan markets in four geographic regions: Florida, Texas, the West and the Mid-Atlantic. The Company also provides title and mortgage brokerage services to its homebuyers. The Company does not retain or service the mortgages that it originates but, rather, sells the mortgages and related servicing rights to investors.

  ORGANIZATION


     On June 25, 2002, Engle Holdings Corp. ("Engle") merged with and into Newmark Homes Corp. ("Newmark"). Each issued and outstanding share of Engle common stock was exchanged for 1,724.0829 shares of Newmark common stock (the "Merger"). At the date of the Merger, there were 9,500 shares of Engle common stock issued and outstanding, all of which were held by Technical Olympic, Inc. ("TOI"). As a result of the Merger, 16,378,787 of additional shares were issued to TOI. In addition, the Company assumed approximately $75,000 of debt incurred by TOI (the "TOI Debt"). The TOI Debt accrued interest at rates ranging from 13.5% to 14.875% and was to mature on September 30, 2004. As both Engle and Newmark were under the control of TOI, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", the Merger was accounted for in a manner similar to a pooling of interests, whereby the Company recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities came under common control of TOI on November 22, 2000, the financial statements and other operating data of the Company have been restated to include the operations of Engle from November 22, 2000. The assumption of the TOI Debt incurred by TOI has been accounted for as a distribution.


     As a result of the exchange of equity interests in the Merger, TOI owns 91.75% of the Company. TOI is a wholly owned subsidiary of Technical Olympic
(UK) PLC, an English company, which is a wholly owned subsidiary of Technical Olympic S.A., a Greek company that is publicly traded on the Athens Stock Exchange.


     Concurrently with the Merger, the Company completed a private placement of $200,000 9% senior notes due 2010 and $150,000 10 3/8% senior subordinated notes due 2012 (the "Notes Offering"). The net proceeds from the Notes Offering were used to repay certain indebtedness of both Newmark and Engle and the TOI Debt that was assumed in connection with the Merger. The notes are fully and unconditionally guaranteed by all of the Company's material domestic subsidiaries. Any subsidiaries of the Company, other than the subsidiary guarantors, are minor and the Company has no independent assets or operations. Additionally, the Company entered into an unsecured revolving credit facility, which provides for loans up to $220,000 that is available for our working capital requirements. As of June 30, 2002, the Company has $210,000 in availability under this credit facility.


     On November 22, 2000, Engle acquired Engle Homes, Inc. ("Engle Homes") which became a wholly-owned subsidiary of TOI. Engle's stockholders received $19.10 for each share of Engle Homes' common stock at the time of the acquisition. Following the acquisition, the common stock of Engle Homes ceased to be publicly traded. The acquisition of Engle was accounted for using the purchase method of accounting. Total consideration for the acquisition approximated $542,000, including $216,000 in cash and the assumption of $326,000 of liabilities. The "push down" basis of accounting resulted in the Company allocating approximately $527,000 to inventories and other identifiable assets and $15,000 to goodwill.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                                 JUNE 30, 2002

     As a result of the change in control of Engle, Engle was required by the indentures governing its senior notes to offer to repurchase all of its outstanding senior notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, Engle repurchased approximately $237,000 of $250,000 of its senior notes.

     Approximately $13,000 of the senior notes were not tendered and remained outstanding as of December 31, 2001. These notes have been discharged with the proceeds from the Notes Offering.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States and general practices within the homebuilding industry. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  INTERIM PRESENTATION

     The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States have been omitted from the accompanying statements. The Company's management believes the disclosures made are adequate to make the information presented not misleading. However, the financial statements included as part of this 10-Q filing should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2001 Annual Report on Form 10-K. The accompanying unaudited consolidated financial statements reflect all adjustments, consisting primarily of normal recurring items that, in the opinion of the management of the Company, are considered necessary for a fair presentation of the financial position, results from operations and cash flows for the periods presented. Results of operations achieved through June 30, 2002 are not necessarily indicative of those which may be achieved for the year ended December 31, 2002.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

     SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                                 JUNE 30, 2002

An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized.

     The Company adopted SFAS 142 on January 1, 2002. The impairment test of goodwill performed by the Company at January 1, 2002 indicated no impairment. Application of the provisions of SFAS No. 142 by the Company resulted in the elimination of goodwill amortization expense beginning in the first quarter of 2002.

     The following table sets forth reported net income and earnings per share, as adjusted to exclude goodwill amortization expense:

                                                               SIX MONTHS     THREE MONTHS
                                                                  ENDED           ENDED
                                                              JUNE 30, 2001   JUNE 30, 2001
                                                              -------------   -------------
Income from continuing operations, as reported..............     $41,095         $23,067
Add back of amortization expense, net of taxes..............         781             390
                                                                 -------         -------
                                                                 $41,876         $23,457
                                                                 =======         =======
Earnings per common share (basic and diluted), as
  reported..................................................     $  1.47         $  0.83
                                                                 =======         =======
Earnings per common share (basic and diluted), as
  adjusted..................................................     $  1.50         $  0.84
                                                                 =======         =======

     In April 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." SFAS 145 prevents gains or losses on extinguishment of debt not meeting the criteria of APB 30 to be treated as extraordinary. SFAS 145 amends SFAS No. 13, "Accounting for Leases," to eliminate inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. In addition, SFAS 145 rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers" and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS 145 is effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. The Company has adopted the provisions of SFAS 145 during the quarter ended June 30, 2002. As a result of the adoption of SFAS 145, the Company has included the loss associated with the early extinguishment of debt in the determination of income from continuing operations.

  SEGMENT REPORTING

     In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", the Company has concluded that our operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under "Homebuilding" and "Financial Services", respectively.

  EARNINGS PER SHARE

     Basic earnings per share is computed by dividing earnings attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                                 JUNE 30, 2002

  RECLASSIFICATION

     Certain reclassifications have been made to conform the prior year's amounts to the current year's presentation.

3.  INVENTORY

     Inventory consists of the following as of June 30, 2002 and December 31, 2001:

                                                          JUNE 30, 2002   DECEMBER 31, 2001
                                                          -------------   -----------------
Land and lots under development.........................    $269,864          $264,893
Residences completed and under construction.............     384,517           381,093
                                                            --------          --------
                                                            $654,381          $645,986
                                                            ========          ========

     A summary of homebuilding interest capitalized in inventory is as follows:

                                                  SIX MONTHS ENDED    THREE MONTHS ENDED
                                                      JUNE 30,             JUNE 30,
                                                  -----------------   ------------------
                                                   2002      2001      2002       2001
                                                  -------   -------   -------   --------
Interest capitalized, beginning of period.......  $12,226   $25,082   $9,470    $23,609
Interest incurred...............................    8,631    10,543    3,919      3,257
Less interest included in:
  Cost of sales.................................   14,761    16,229    7,350      8,545
  Interest expense..............................       67     1,617       10        542
                                                  -------   -------   ------    -------
Interest capitalized, end of period.............  $ 6,029   $17,779   $6,029    $17,779
                                                  =======   =======   ======    =======

4.  COMMITMENTS AND CONTINGENCIES

     The Company is involved in various claims and legal actions arising in the ordinary course of business. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the financial condition or results of operations of the Company.


     In early February 2002, Alec Engelstein, then Chief Executive Officer of Engle Homes, Inc., and David Shapiro, then Vice President-Chief Financial Officer of Engle Homes, Inc., resigned from their executive positions with Engle Homes, Inc. and alleged that they were entitled to receive severance packages in the aggregate amount of approximately $9.4 million, plus other benefits, including a claim by Mr. Engelstein of a monthly retirement benefit equal to 1/12th of his annual salary with such payments to continue for a period of 60 consecutive months. The Company disputes their claims, but there can be no assurance that, if litigated or arbitrated, the Company will prevail. However, we have included amounts sufficient to cover the alleged payments due to Mr. Engelstein and Mr. Shapiro in our financial statements for the six months ended June 30, 2002 in accordance with SFAS 5 as we have concluded that the amounts are probable and estimable. These amounts are included in merger and severance related expenses in the accompanying statements of income for the six months ended June 30, 2002.


     In connection with the Company's announcement in March 2001 of its proposed merger with Engle, there was a class action suit filed in District Court, Clark County, Nevada, and a class action suit filed in the 80th Judicial District Court of Harris County, Texas, each of which challenged the merger as a breach of fiduciary duty. In addition, two interveners filed interventions in the Texas class action. In March 2002, the Company reached an agreement in principle for the settlement of the class actions and interventions. Under the terms of the settlement, the Company has agreed to pay the plaintiffs' attorneys' fees and expenses in an

                  TECHNICAL OLYMPIC USA, INC. AND SUBSIDIARIES

                                 JUNE 30, 2002

amount not to exceed $350 in the aggregate. The settlement is subject to a number of conditions, including the closing of the Merger, providing notice to the class, conducting confirmatory discovery, executing a definitive settlement agreement and obtaining final approval by the court. The Merger closed on June 25, 2002, and the Company is now in the process of finalizing and implementing the settlement. After payments made by its insurance provider, the Company anticipates being obligated to pay $160 in connection with the settlement of this litigation. This amount has been accrued for in the Company's financial statements as of June 30, 2002.

5.  SALE OF WESTBROOKE


     During March 2002, management of the Company committed to a plan to dispose of Westbrooke Acquisition Corp. and its subsidiaries ("Westbrooke"). Pursuant to this plan of disposition, the Company would sell 100% of the common stock of Westbrooke. On April 8, 2002, the Company signed a definitive agreement for the sale of Westbrooke to Standard Pacific Corp. (Standard Pacific) for approximately $41.0 million in cash. This sale was completed on April 15, 2002. An adjustment (either upwards or downwards) to the purchase price may occur within 90 days of the closing date of the sale based on Westbrooke's net income from January 1, 2002 through the closing date. In addition, Standard Pacific satisfied approximately $54.4 million of Westbrooke's debt that includes approximately $14.2 million of intercompany liabilities owed to the Company. The Company recognized a gain of approximately $4.3 million, net of taxes upon the sale of Westbrooke. Results of Westbrooke's operations have been classified as discontinued operations, and prior periods have been restated. Discontinued operations include Westbrooke revenues, which totaled $44,197 and $79,036 for the six months ended June 30, 2002 and 2001, respectively.



6.  MERGER AND SEVERANCE RELATED EXPENSES



     Included in merger and severance related charges in the accompanying consolidated statement of income for the three months ended June 30, 2002 include costs of the merger and integration, such as professional fees, investment banking fees and printing fees. These fees approximate $5,500. Additionally, during the three months ended June 30, 2002, the Company incurred approximately $5,000 in severance charges attributable to former executives of the Company whose employment was terminated in connection with the Merger. See also Note 4 above.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder
Engle Holdings Corp.

     We have audited the accompanying consolidated balance sheet of Engle Holdings Corp., and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, shareholder's equity and cash flows for the periods from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and for the fiscal years ended October 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Engle Holdings Corp. and subsidiaries at December 31, 2000, and the results of their operations and their cash flows for the periods from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and for the fiscal years ended October 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ BDO SEIDMAN, LLP

Miami, Florida
February 27, 2001

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                   SHARE DATA)
                                      ASSETS
Homebuilding:
  Cash and cash equivalents:
     Unrestricted...........................................  $ 57,487    $ 15,460
     Restricted.............................................     7,738       3,841
  Inventories...............................................   456,303     444,070
  Property and equipment, net...............................     5,474       5,330
  Other assets..............................................    27,126      21,549
  Goodwill, net of accumulated amortization of $953 and
     $105, respectively.....................................    14,788      15,128
  Deferred tax asset........................................     4,169       9,557
                                                              --------    --------
                                                               573,085     514,935
Financial Services:
  Cash and cash equivalents:
     Unrestricted...........................................     7,930       2,618
     Restricted.............................................    19,605       6,364
     Mortgage loans held for sale...........................    50,933      14,406
     Other assets...........................................     3,295       1,240
                                                              --------    --------
                                                                81,763      24,628
                                                              --------    --------
Total assets................................................  $654,848    $539,563
                                                              ========    ========

                                    LIABILITIES

Homebuilding:
  Accounts payable and accrued liabilities..................  $ 34,226    $ 27,293
  Customer deposits.........................................    21,994      21,817
  Consolidated land bank obligations........................    30,022          --
  Borrowings................................................   202,938     217,532
  Senior notes payable......................................    12,897      38,065
                                                              --------    --------
                                                               302,077     304,707
                                                              --------    --------
Financial Services:
  Accounts payable and accrued liabilities..................    18,828       6,035
  Financial service borrowings..............................    38,689       9,071
                                                              --------    --------
                                                                57,517      15,106
                                                              --------    --------
Total liabilities...........................................   359,594     319,813
Minority interest...........................................    35,696          --
Shareholder's equity
Common stock, $.01 par, 50,000 shares authorized and 9,500
  shares issued and outstanding.............................        --          --
Additional paid-in capital..................................   215,709     215,709
Retained earnings...........................................    43,849       4,041
                                                              --------    --------
Total shareholder's equity..................................   259,558     219,750
                                                              --------    --------
Total liabilities and shareholder's equity..................  $654,848    $539,563
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 PERIOD FROM     PERIOD FROM
                                                 NOVEMBER 22,    NOVEMBER 1,
                                   YEAR ENDED    2000 THROUGH   2000 THROUGH    YEAR ENDED OCTOBER 31,
                                  DECEMBER 31,   DECEMBER 31,   NOVEMBER 21,    -----------------------
                                      2001           2000           2000          2000          1999
                                  ------------   ------------   -------------   ---------     ---------
                                  (SUCCESSOR)    (SUCCESSOR)    (PREDECESSOR)        (PREDECESSOR)
                                                             (IN THOUSANDS)
Homebuilding:
  Revenues:
     Sales of homes.............    $958,125       $82,999        $ 25,768      $794,445      $704,563
     Sales of land..............      10,499         1,374             360        24,053        11,236
     Rent and other.............       5,412           351             400         3,383         3,450
                                    --------       -------        --------      --------      --------
                                     974,036        84,724          26,528       821,881       719,249
                                    --------       -------        --------      --------      --------
  Costs and expenses:
     Cost of sales-homes........     763,708        68,189          21,385       664,818       593,046
     Cost of sales-land.........       9,639         1,326             268        21,405        10,659
     Selling, general and
       administrative...........      95,947         8,247           4,726        79,158        71,079
     Acquisition and merger
       related charges..........       1,864            --          20,118            --            --
     Depreciation and
       amortization.............       6,457           721             330         6,108         5,604
                                    --------       -------        --------      --------      --------
                                     877,615        78,483          46,827       771,489       680,388
                                    --------       -------        --------      --------      --------
Homebuilding pretax income
  (loss)........................      96,421         6,241         (20,299)       50,392        38,861
                                    --------       -------        --------      --------      --------
Financial Services:
  Revenue.......................      32,659         2,562           1,078        22,130        22,691
  Expenses......................      17,688         1,635             961        15,324        15,907
                                    --------       -------        --------      --------      --------
Financial Services pretax
  income........................      14,971           927             117         6,806         6,784
                                    --------       -------        --------      --------      --------
Income (loss) before income
  taxes (benefit)...............     111,392         7,168         (20,182)       57,198        45,645
Provision (benefit) for income
  taxes.........................      42,068         2,764          (5,949)       21,534        17,619
                                    --------       -------        --------      --------      --------
Net income (loss)...............    $ 69,324       $ 4,404        $(14,233)     $ 35,664      $ 28,026
                                    ========       =======        ========      ========      ========

          See accompanying notes to consolidated financial statements.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                           COMMON STOCK       ADDITIONAL
                                       --------------------    PAID-IN     RETAINED
                                         SHARES      AMOUNT    CAPITAL     EARNINGS      TOTAL
                                       -----------   ------   ----------   ---------   ---------
                                                (IN THOUSANDS, EXCEPT NUMBER OF SHARES)
Predecessor Company
Amounts at October 31, 1998..........   11,169,000   $ 112    $ 103,134    $  58,478   $ 161,724
  Net income.........................           --      --           --       28,026      28,026
  Dividends to shareholders..........           --      --           --       (2,242)     (2,242)
  Common stock issued in connection
     with employee stock bonus
     plan............................       69,000      --          882           --         882
  Common stock issued in connection
     with exercise of stock
     options.........................       10,000      --           96           --          96
  Common stock purchased in
     connection with Company's share
     repurchase plan.................     (200,000)     (2)      (2,052)          --      (2,054)
                                       -----------   -----    ---------    ---------   ---------
Amounts at October 31, 1999..........   11,048,000     110      102,060       84,262     186,432
  Net income.........................           --      --           --       35,664      35,664
  Dividends to shareholders..........           --      --           --       (2,641)     (2,641)
  Common stock issued in connection
     with employee stock bonus
     plan............................      127,000       1        1,222           --       1,223
  Common stock issued in connection
     with exercise of stock
     options.........................        5,000       1           55           --          56
  Common stock purchased in
     connection with Company's share
     repurchase plan.................     (308,000)     (3)      (3,040)          --      (3,043)
                                       -----------   -----    ---------    ---------   ---------
Amounts at October 31, 2000..........   10,872,000     109      100,297      117,285     217,691
  Net loss for the period November 1,
     2000 through November 21,
     2000............................           --      --           --      (14,233)    (14,233)
  Cancellation of Company's shares as
     a result of merger..............  (10,872,000)   (109)    (100,297)    (103,052)   (203,458)
                                       -----------   -----    ---------    ---------   ---------
Amounts at November 21, 2000.........           --   $  --    $      --    $      --   $      --
                                       ===========   =====    =========    =========   =========
Successor Company
Conversion of Helios Acquisition
  Corporation stock to Company stock
  under merger.......................        9,500   $  --    $ 215,709    $      --   $ 215,709
Net income for the period November
  22, 2000 through December 31,
  2000...............................           --      --           --        4,404       4,404
Net distributions to Parent..........           --      --           --         (363)       (363)
                                       -----------   -----    ---------    ---------   ---------
Amounts at December 31, 2000.........        9,500      --      215,709        4,041     219,750
  Net income.........................           --      --           --       69,324      69,324
  Net distributions to Parent........           --      --           --      (29,516)    (29,516)
                                       -----------   -----    ---------    ---------   ---------
Amounts at December 31, 2001.........        9,500   $  --    $ 215,709    $  43,849   $ 259,558
                                       ===========   =====    =========    =========   =========

          See accompanying notes to consolidated financial statements.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     PERIOD FROM    PERIOD FROM
                                                    NOVEMBER 22,    NOVEMBER 1,
                                      YEAR ENDED    2000 THROUGH    2000 THROUGH   YEAR ENDED OCTOBER 31,
                                     DECEMBER 31,   DECEMBER 31,    NOVEMBER 21,   -----------------------
                                         2001           2000            2000          2000         1999
                                     ------------   -------------   ------------   ----------   ----------
                                     (SUCCESSOR)    (PREDECESSOR)   (SUCCESSOR)         (PREDECESSOR)
                                                                (IN THOUSANDS)
Operating activities
Net income (loss)..................    $ 69,324       $   4,404       $(14,233)     $ 35,644     $ 28,026
Adjustments to reconcile net income
  (loss) to net cash provided
  (required) by operating
  activities:
  Depreciation and amortization....       6,457             721            330         6,108        5,604
  Impairment loss..................         530             161             --         3,979        2,690
  Deferred income taxes............       5,388           2,764         (5,949)       (1,692)        (226)
  Employee stock compensation......          --              --             --         1,223          882
  Other............................        (516)             --             --            --           --
  Changes in operating assets and
     liabilities:
     Restricted cash...............     (17,138)           (494)             4        (1,622)      (1,018)
     Inventories...................     (12,763)         (3,124)       (29,314)      (26,633)     (36,874)
     Other assets..................      (9,367)         (3,525)           (61)       (1,688)      (2,699)
     Mortgages held for sale.......     (36,527)         (6,062)        14,027         4,951       (1,553)
     Accounts payable and accrued
       expenses....................      19,726         (17,426)        16,513         2,843        5,201
     Customer deposits.............         177             (62)           950         4,650        4,052
                                       --------       ---------       --------      --------     --------
Net cash provided (required) by
  operating activities.............      25,291         (22,643)       (17,733)       27,783        4,085
                                       --------       ---------       --------      --------     --------
Investing activities
Acquisition of property and
  equipment........................      (4,009)            (32)          (521)       (3,829)      (6,176)
                                       --------       ---------       --------      --------     --------
Net cash (required) by investing
  activities.......................      (4,009)            (32)          (521)       (3,829)      (6,176)
                                       --------       ---------       --------      --------     --------
Financing activities
Proceeds from borrowings...........      27,001         215,000             --            --       22,000
Repayment of borrowings............     (66,764)       (214,925)           (21)       (2,249)     (72,399)
Proceeds from issuance of senior
  debt.............................          --              --             --            --       96,587
Repurchase of common stock.........          --              --             --        (3,043)      (2,054)
Distributions to shareholders......          --              --             --        (2,641)      (2,242)
Distributions to parent............     (29,516)           (363)            --            --           --
Proceeds from exercise of stock
  options..........................          --              --             --            56           96
Decrease (increase) in financial
  service borrowings...............      29,618           5,585        (14,371)       (8,919)       1,006
Increase in minority interest......      35,696              --             --            --           --
Increase in consolidated land bank
  obligation.......................      30,022              --             --            --           --
                                       --------       ---------       --------      --------     --------
Net cash provided (required) by
  financing activities.............      26,057           5,297        (14,392)      (16,796)      42,994
                                       --------       ---------       --------      --------     --------
Net increase (decrease) in cash....      47,339         (17,378)       (32,646)        7,158       40,903
Cash and cash equivalents at
  beginning of period..............      18,078          35,456         68,102        60,944       20,041
                                       --------       ---------       --------      --------     --------
Cash and cash equivalents at end of
  period...........................    $ 65,417       $  18,078       $ 35,456      $ 68,102     $ 60,944
                                       ========       =========       ========      ========     ========

          See accompanying notes to consolidated financial statements.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND BUSINESS

     Engle Holdings Corp. is a holding company formed on November 22, 2000 to acquire 100% of the issued and outstanding shares of Engle Homes, Inc. and subsidiaries (Engle Holdings Corp. and subsidiaries are collectively referred to as the Company). The Company is engaged principally in the construction and sale of residential homes and land development. The Company operates throughout Florida with divisions in Broward County; Palm Beach and Martin Counties; Orlando; Fort Myers; and Naples. The Company also has divisions operating outside Florida including Dallas, Texas; Denver, Colorado; Virginia; and Phoenix, Arizona. Ancillary products and services to its residential home building include land sales to other builders, origination and sale of mortgage loans and title services. The consolidated financial statements include the accounts of the Company and all consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     On November 22, 2000, the Company acquired Engle Homes, Inc. (Engle) which became a wholly-owned subsidiary of Technical Olympic Inc., formerly known as Technical Olympic USA., Inc. (Technical Olympic), pursuant to a merger agreement dated October 12, 2000. Technical Olympic is a wholly-owned subsidiary of Technical Olympic (UK) PLC that is a wholly-owned subsidiary of Technical Olympic S.A., a publicly traded Greek corporation. Engle stockholder's received $19.10 for each share of its common stock at the time of the merger. Following the merger, the common stock of Engle ceased to be publicly traded.

     For accounting purposes, the merger is being accounted for using the purchase method. Accordingly, the consolidated financial statements for periods after that date reflect the push-down of the purchase price allocations made by Technical Olympic to the assets and liabilities of the Company. As a result of the change in control of Engle, in the accompanying consolidated financial statements, periods subsequent to November 22, 2000 are labeled as "Successor" and periods prior to November 22, 2000 are labeled as "Predecessor".

     Total consideration for the acquisition approximated $542 million, including $326 million of assumed liabilities and $216 million in cash paid. The "push down" basis of accounting resulted in the Company allocating approximately $527 million to inventories and other identifiable assets and $15 million to goodwill.

     As a result of the change in control of Engle, the Company was required by the indentures governing its Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest.

     Upon termination of the offer in January 2001, the Company repurchased approximately $237 million of $250 million of its Senior Notes. Approximately $13 million of the Senior Notes were not tendered and remain outstanding as of December 31, 2001.

     Acquisition related charges amounting to $20.1 million are included in the results of operations in the period from November 1, 2000 through November 21, 2000.

     There is no disclosure of earnings per share since the Company has no registered trading capital stock.

     Due to the Company's normal operating cycle being in excess of one year, the Company presents an unclassified balance sheet.

  PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES
and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECLASSIFICATIONS

     Certain reclassifications have been made to conform the prior periods' amounts to the current year's presentation.

  SEGMENT REPORTING

     Effective October 31, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures About Segments of an Enterprise and Related Information. Under the provisions of SFAS 131, the Company's operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under "Homebuilding" and "Financial Services", respectively.

  ASSET IMPAIRMENTS

     The Company periodically reviews the carrying value of certain of its assets in relation to historical results, current business conditions and trends to identify potential situations in which the carrying value of assets may not be recoverable. If such reviews indicate that the carrying value of such assets may not be recoverable, the Company would estimate the undiscounted sum of the expected future cash flows of such assets to determine if such sum is less than the carrying value of such assets to ascertain if a permanent impairment exists. If a permanent impairment exists, the Company would determine the fair value by using quoted market prices, if available, for such assets, or if quoted market prices are not available, the Company would discount the expected future cash flows of such assets and would recognize the impairment through a charge to operations.

  CASH AND CASH EQUIVALENTS

     Unrestricted cash includes amounts in transit from title companies for home closings and highly liquid investments with an initial maturity of three months or less.

     Restricted cash consists of amounts held in escrow as required by purchase contracts or by law for escrow deposits held by the Company's title company and compensating balances for various open letters of credit.

  INVENTORIES

     Inventories are stated at the lower of cost or fair value. Inventories under development or held for development are stated at an accumulated cost unless such cost would not be recovered from the cash flows generated by future disposition. In this instance, such inventories are recorded at fair value. Inventories to be disposed of are carried at the lower of cost or fair value less cost to sell.

     Interest, real estate taxes and certain development costs are capitalized to land and construction costs during the development and construction period and are amortized to costs of sales as closings occur.

  PROPERTY AND EQUIPMENT, DEPRECIATION AND AMORTIZATION

     Property and equipment are stated at cost. Depreciation and amortization are provided over the assets' estimated useful lives ranging from 18 months to 30 years, primarily on the straight-line method. Loan costs are deferred and amortized over the term of the outstanding borrowings.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

  GOODWILL

     The Company has classified the excess of cost over the fair value of the net assets of companies acquired in purchase transactions as goodwill. Goodwill is being amortized on a straight-line method over 20 years. Amortization charged to operations amounted to $856,531, $104,992, $20,373, $349,236 and $343,871 for
the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, respectively.

  REVENUE RECOGNITION

     Revenues and profits from sales of commercial and residential real estate and related activities are recognized at closing when title passes to the buyer and all of the following conditions are met: a sale is consummated, a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

     Fees derived from the Company's financial services segment, including title and mortgage origination services, are recognized as revenue concurrent with the closing of the sale.

  SELLING AND MARKETING

     Selling and marketing costs are expensed as incurred. Selling and marketing costs included in selling, marketing, and general and administrative expenses in the accompanying consolidated statement of operations amount to approximately $63,400,000, $5,700,000, $2,300,000, $53,300,000, and $50,600,000 for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, respectively.

  INCOME TAXES

     As a result of the merger as described in Note 1, the Company filed consolidated income tax returns with Technical Olympic beginning November 22, 2000. For the periods ended December 31, 2001, and 2000, income taxes are allocated to the Company based upon a "stand alone" computation in the accompanying consolidated statement of income.

  FINANCIAL INSTRUMENTS

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate, and unless otherwise disclosed, the fair values of financial instruments approximate their recorded values.

  STOCK BASED COMPENSATION

     The Company recognizes compensation expense for its stock option incentive plans using the intrinsic value method of accounting. Under the terms of the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date, or other measurement date, over the amount an employee must pay to acquire the stock.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board (FASB) approved Statement of Financial Accounting Standard 141 (Statement 141), Business Combinations, and Statement of Financial Accounting Standards 142 (Statement
142), Goodwill and Other Intangible Assets. Statement 141 requires that the

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES
purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Statement 142 will be effective for the Company's fiscal year 2002 and is immediately effective for goodwill and intangible assets acquired after June 30, 2001. Management is in the process of evaluating the effect these standards will have on its financial statements.

     In September 2000, the FASB issued Statement of Financial Accounting Standards 140 (Statement 140), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 140 amends Statement 125 and provides revised accounting and financial reporting rules for sales, securitizations, and servicing of receivables and other financial assets, and for secured borrowing and collateral transactions. The provisions concerning servicing assets and liabilities as well as extinguishments of liabilities remain consistent with Statement 125. Statement 140 is applicable to transfers occurring after March 31, 2001. The impact of adopting Statement 140 has not been significant to the Company's financial statements.

2.  INVENTORIES

     Inventories consist of (dollars in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Land and improvements under development.....................  $302,630   $301,426
Residential homes under construction........................   153,673    142,644
                                                              --------   --------
                                                              $456,303   $444,070
                                                              ========   ========

     Included in inventory is the following (dollars in thousands):

                                                PERIOD FROM    PERIOD FROM
                                                NOVEMBER 22,   NOVEMBER 1,
                                  YEAR ENDED    2000 THROUGH   2000 THROUGH   YEAR ENDED OCTOBER 31,
                                 DECEMBER 31,   DECEMBER 31,   NOVEMBER 21,   -----------------------
                                     2001           2000           2000          2000         1999
                                 ------------   ------------   ------------   ----------   ----------
Interest capitalized, beginning
  of period....................    $ 23,019       $22,296        $21,684       $ 19,205     $ 16,326
  Interest incurred and
     capitalized...............      18,294         3,169          1,451         24,185       22,098
  Amortized to cost of sales --
     homes.....................     (27,664)       (2,352)          (832)       (19,746)     (18,625)
  Amortized to cost of sales --
     land......................        (808)          (94)            (7)        (1,960)        (594)
  Reduction of capitalized
     interest -- transferred to
     land bank.................      (3,407)           --             --             --           --
                                   --------       -------        -------       --------     --------
Interest capitalized, end of
  period.......................    $  9,434       $23,019        $22,296       $ 21,684     $ 19,205
                                   ========       =======        =======       ========     ========

     Included in cost of sales -- homes during the year ended December 31, 2001, the period from November 1, 2000 through December 31, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, are impairment losses of approximately $530,000, $161,000, $3,979,000 and $2,690,000, respectively, to reduce certain projects under development to fair value.

     During 2001, the Company sold to an investment limited liability company (Investment Company) certain undeveloped real estate tracts. The Investment Company is owned by several of the current and former executive officers of the Company, including without limitation related trusts of management. As of December 31, 2001, the remaining value of lots that can be acquired by the Company approximates

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

$43 million. The Company has placed deposits, entered into a number of agreements, including option contracts and construction contracts with the Investment Company, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, the Company can cancel these agreements to purchase the land by forfeiture of the Company's deposit. The Company believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties.

     Although Engle does not have legal title to the assets of the Investment Company and has not guaranteed the liabilities of the Investment Company, Engle does exercise certain rights of ownership over the Investment Company assets. Consequently, the assets and associated liabilities of the Investment Company have been recorded in the accompanying Consolidated Balance Sheet as of December 31, 2001. Minority interest in consolidated subsidiaries, represents the equity provided by members of management.

     During 2001, the Company entered into option arrangements with independent third parties to acquire developed lots. Under these option arrangements, the Company placed deposits, which provide the right to acquire developed lots at market prices. Additionally, under these arrangements, the Company can cancel these arrangements to purchase the land by forfeiture of the deposit.

     Although the Company does not have legal title to the assets of these independent third parties and has not guaranteed the liabilities, the Company does exercise certain rights of ownership over the entity's assets. Consequently, the assets and associated liabilities of these entities have been recorded in the accompanying consolidated balance sheet as of December 31, 2001.

     As a result of the above transaction, the Company has included on its consolidated balance sheet inventory and land deposits of approximately $66 million, minority interest of approximately $36 million, which represents the equity of investors, and consolidated land bank obligation of approximately $30 million. These obligations are at market interest rates and are repaid on lot closings with a final maturity through 2004.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

3.  FINANCIAL SERVICES

     Financial service revenue and expenses consist of the following (dollars in thousands):

                                           PERIOD FROM     PERIOD FROM
                                           NOVEMBER 22,    NOVEMBER 1,
                             YEAR ENDED    2000 THROUGH   2000 THROUGH    YEAR ENDED OCTOBER 31,
                            DECEMBER 31,   DECEMBER 31,   NOVEMBER 21,    -----------------------
                                2001           2000           2000         2000         1999
                            ------------   ------------   -------------   -------   -------------
                            (SUCCESSOR)    (SUCCESSOR)    (PREDECESSOR)             (PREDECESSOR)
Revenue:
  Mortgage services.......    $16,400         $1,265         $  432       $10,277      $ 9,745
  Title services..........     16,259          1,297            646        11,853       12,946
                              -------         ------         ------       -------      -------
Total financial service
  revenue.................     32,659          2,562          1,078        22,130       22,691
                              -------         ------         ------       -------      -------
Expenses:
  Mortgage services.......      6,800            545            378         5,635        5,517
  Title services..........     10,888          1,090            583         9,689       10,390
                              -------         ------         ------       -------      -------
Total financial service
  expense.................     17,688          1,635            961        15,324       15,907
                              -------         ------         ------       -------      -------
Total financial service
  income before income
  taxes...................    $14,971         $  927         $  117       $ 6,806      $ 6,784
                              =======         ======         ======       =======      =======

---------------

Intercompany charges have been eliminated.

     In order to fund the origination of residential mortgage loans, the Company entered into a $40 million revolving warehouse line of credit (including a purchase agreement) whereby funded mortgage loans are pledged as collateral. The line of credit bears interest at the Federal Funds rate plus 1.375% (2.895% at December 31, 2001).

     The line of credit includes restrictions including maintenance of certain financial covenants. The Company is required to fund 2% of all mortgages originated and to sell all funded mortgages within 90 days. The warehouse line of credit expires July 5, 2002. As of December 31, 2001, the Company was committed to selling its entire portfolio of mortgage loans held for sale.

4.  BORROWINGS

     Borrowings consist of (dollars in thousands):

                                                                 {DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Unsecured borrowings from banks.............................  $202,000   $215,000
Senior Notes due 2008, at 9.25%.............................    12,897     38,065
Other.......................................................       938      2,532
                                                              --------   --------
                                                              $215,835   $255,597
                                                              ========   ========

     In connection with the acquisition of the Company by Technical Olympic on November 22, 2000, the Company entered into a Credit Agreement (the Credit Agreement) with a bank providing for a $100 million term loan commitment and a $275 million revolving credit facility (subject to reduction based upon periodic determinations of a borrowing base). Proceeds from these facilities provide working capital and financed the required repurchase offer made to holders of the Company's then outstanding $250 million principal amount

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES
of 9 1/4% Senior Notes due 2008 (Senior Notes). The term loan and revolving credit facility terminate on November 22, 2002 whereupon all amounts outstanding become due. The revolving credit facility also provides credit support for the issuance of letters of credit needed from time to time in the Company's business. The Company's previous bank revolving credit facility was repaid and cancelled. The terms of the Credit Agreement contain restrictive covenants which require the Company, among other things, to maintain a minimum tangible net worth and maintain certain financial ratios.

     As a result of the change in control of the Company, the Company was required by the indentures governing its Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, the Company repurchased approximately $237 million of its Senior Notes. Funds to repurchase these Senior Notes were provided from the issuance of the $100 million term loan under the Credit Agreement and additional advances under the Company's revolving credit facility. Approximately $13 million of the Senior Notes were not tendered and remain outstanding as of December 31, 2001.

     Maturities of borrowings are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
2002........................................................   $202,000
2003........................................................        938
2004........................................................         --
2005........................................................         --
Thereafter..................................................     12,897
                                                               --------
                                                               $215,835
                                                               ========

     The carrying amount of the Company's borrowings approximates fair value as of December 31, 2001 due to their fluctuating interest rates based on the prime rate or LIBOR.

5.  STOCK BASED COMPENSATION

     There are no common stock options outstanding at December 31, 2001 and December 31, 2000. During the year ended October 31, 2000, 4,900 common stock options were exercised at an average exercise price of $11.50. Additionally, 20,000 common stock options were forfeited. As a result of the change of control in November 2000 (see Note 1), all of the outstanding common stock options (965,000) were bought out by the Company.

     Under the Company's former Performance Bonus Plan (the Bonus Plan) established in 1997, the Company issued 127,000 and 69,000 shares of common stock valued at approximately $1,223,000 and $882,000 during the fiscal years ended October 31, 2000, and 1999, respectively. No shares under the Bonus Plan were issued during 2001 and the period from November 1, 2000 through December 31, 2000.

     At October 31, 2000, the Company had a fixed stock option plan (the 1991 Stock Option Plan) which is described below. The Company applies APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the Plan. Under APB Opinion 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Under the 1991 Stock Option Plan, as amended, options were authorized to be granted to purchase 1,000,000 common shares of the Company's stock at not less than the fair market value at the date of the grant. Options expire ten years from the date of grant, and typically vest evenly over a five-year period.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

     SFAS Statement No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income and net income per share as if compensation cost associated with options granted under the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS Statement No. 123. During the year ended October 31, 1999, the Company granted 10,000 options to purchase shares of the Company's common stock at $12.75 and 110,000 options at $10.88, the closing prices on the date of each grant. There were no options granted subsequent to fiscal year October 31, 1999. The Company's pro forma net income and income per share under the accounting provisions of SFAS Statement No. 123 did not materially differ from the reported amounts and are presented below (dollars in thousands).

                                                                 YEAR ENDED
                                                                 OCTOBER 31,
                                                              -----------------
                                                               2000      1999
                                                              -------   -------
Net income, as reported.....................................  $35,664   $28,026
Estimated stock compensation costs..........................     (497)     (512)
                                                              -------   -------
Pro forma net income........................................  $35,167   $27,514
                                                              =======   =======

     The Black-Scholes method was used to compute the pro forma amounts presented above, utilizing the weighted average assumptions summarized below. The weighted average fair value of options granted was $4.76 for the year ended October 31, 1999.

                                                                1999
                                                               -------
Risk-free interest rate.....................................      5.15%
Volatility %................................................     45.83%
Expected life (in years)....................................   7 years
Dividend yield rate.........................................      2.00%

     A summary of the status of the Plan and changes are presented below:

                                    PERIOD FROM NOVEMBER 1,
                                          2000 THROUGH             YEAR ENDED           YEAR ENDED
                                       NOVEMBER 21, 2000        OCTOBER 31, 2000     OCTOBER 31, 1999
                                    ------------------------   ------------------   ------------------
                                                   WEIGHTED              WEIGHTED             WEIGHTED
                                                   AVERAGE               AVERAGE              AVERAGE
                                                   EXERCISE              EXERCISE             EXERCISE
                                      SHARES        PRICE      SHARES     PRICE     SHARES     PRICE
                                    ----------    ----------   -------   --------   -------   --------
Outstanding at beginning of
  year............................    965,100       $11.70     990,000    $11.74    895,200    $11.81
  Granted.........................         --           --          --        --    120,000     11.04
  Exercised.......................         --           --      (4,900)    11.50    (10,200)     9.49
  Repurchased.....................   (965,100)       11.70          --        --         --        --
  Forfeited.......................         --           --     (20,000)    13.75    (15,000)    11.68
                                     --------       ------     -------    ------    -------    ------
Outstanding at end of year........         --       $   --     965,100    $11.70    990,000    $11.74
                                     ========       ======     =======    ======    =======    ======
Options exercisable at year-end...         --       $   --     709,100    $11.31    610,400    $11.24
                                     ========       ======     =======    ======    =======    ======
Weighted average fair value of
  options granted during the
  year............................                                                             $ 4.76
                                                                                               ======

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

6.  INCOME TAXES

     The income tax provision in the consolidated statements of operations consists of the following components (dollars in thousands):

                                              PERIOD FROM    PERIOD FROM
                                              NOVEMBER 22,   NOVEMBER 1,       YEAR ENDED
                                YEAR ENDED    2000 THROUGH   2000 THROUGH      OCTOBER 31,
                               DECEMBER 31,   DECEMBER 31,   NOVEMBER 21,   -----------------
                                   2001           2000           2000        2000      1999
                               ------------   ------------   ------------   -------   -------
Current:
  Federal....................    $37,030         $   --        $    --      $21,252   $15,287
  State......................      3,951             --             --        1,974     2,558
                                 -------         ------        -------      -------   -------
                                  40,981             --             --       23,226    17,845
Deferred:
  Federal....................        877          2,449         (5,389)      (1,994)     (194)
  State......................        210            315           (560)         302       (32)
                                 -------         ------        -------      -------   -------
                                   1,087          2,764         (5,949)      (1,692)     (226)
                                 -------         ------        -------      -------   -------
Total........................    $42,068         $2,764        $(5,949)     $21,534   $17,619
                                 =======         ======        =======      =======   =======

     The provision for income taxes was different from the amount computed by applying the statutory rate due to the effect of state income taxes, except for the period from November 1, 2000 through November 21, 2000, which included merger related expenses not deductible for tax purposes.

     Temporary differences which gave rise to deferred income tax assets and liabilities at December 31, 2001 and December 31, 2000 are as follows (dollars in thousands):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              ----------------
                                                               2001     2000
                                                              ------   -------
Deferred tax liabilities:
  Differences in reporting selling and marketing costs for
     tax purposes...........................................  $ (744)  $(1,096)
  Other.....................................................    (120)     (572)
                                                              ------   -------
Gross deferred tax liabilities..............................    (864)   (1,668)
                                                              ------   -------
Deferred tax assets:
  Inventory.................................................   4,745     5,771
  Property and equipment....................................     250       468
  Income recognized for tax purposes and deferred for
     financial reporting purposes...........................      38       107
  Net operating loss for tax purposes.......................      --     4,879
                                                              ------   -------
Gross deferred tax assets...................................   5,033    11,225
                                                              ------   -------
Net deferred tax asset......................................  $4,169   $ 9,557
                                                              ======   =======

7.  COMMITMENTS AND CONTINGENCIES

     The Company is subject to the normal obligations associated with entering into contracts for the purchase, development and sale of real estate in the routine conduct of its business. The Company is committed under various letters of credit and performance bonds which are required for certain development

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES
activities, deposits on land and lot purchase contract deposits. Deposits for future purchases of land totaled approximately $25.6 million at December 31, 2001. Outstanding letters of credit and performance bonds under these arrangements totaled approximately $57.1 million at December 31, 2001.

     The Company and its subsidiaries occupy certain facilities, including the Company's headquarters in Boca Raton, Florida, under lease arrangements. Rent expense, net of sublease income, amounted to approximately $2,200,000, $269,000, $127,000, $2,000,000, and $1,900,000, for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and 1999, respectively. Sublease income is derived primarily from tenants occupying space under month-to-month and annual leases.

     Future minimum rental commitments for operating leases with non-cancelable terms in excess of one year are as follows:

2002........................................................   $2,410,000
2003........................................................    2,000,000
2004........................................................    1,674,000
2005........................................................    1,246,000
2006........................................................      906,000
2007........................................................      253,000
2008........................................................      242,000
2009........................................................      242,000

     The Company has a defined contribution plan established pursuant to Section 401(k) of the Internal Revenue Code. Employees contribute to the plan a percentage of their salaries, subject to certain dollar limitations, and the Company matches a portion of the employees' contributions. The Company's contribution to the plan for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and 1999, amounted to $615,000, $65,000, $24,000, $429,000, and $181,000,
respectively. Concurrently with the signing of the merger agreement with Technical Olympic, the Company entered into employment contracts with certain executive officers. The agreements provide for an initial employment term beginning on the closing of the tender offer and ending December 31, 2003. Pursuant to the employee agreements, executive officers received annual base salaries aggregating approximately $2,474,000 for the calendar year, with scheduled annual increases beginning January 1, 2001 thereafter. In addition, the employee agreements establish incentive bonus formulas comparable to the criteria previously used by the Company in determining annual discretionary incentive bonuses. Total compensation under the employee agreement with the Company's former Chairman of the Board, President, and Chief Executive Officer amounted to $2,355,770 for the year ended December 31, 2001.

     The Company has entered into an agreement with an insurance company to underwrite Private Mortgage Insurance on certain loans originated by PHMC. Under the terms of the agreement, the Company shares in premiums generated on the loans and is exposed to losses in the event of loan default. At December 31, 2001, the Company's maximum exposure to losses relating to loans insured is approximately $1,387,000, which is further limited to the amounts held in trust of approximately $511,000. The Company minimizes the credit risk associated with such loans through credit investigations of customers as part of the loan origination process and by monitoring the status of the loans and related collateral on a continuous basis.

     The Company is involved, from time to time, in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

8.  ACQUISITION AND MERGER RELATED CHARGES

     On March 6, 2001, Newmark Homes Corp. (Newmark) announced it is considering the possible merger of Newmark with the Company. The Special Committee of Newmark's independent directors is reviewing the transaction and will make a recommendation to Newmark's full board. There are no assurances that the Special Committee will either recommend the merger or that such a merger will be consummated. Any merger would also be subject to execution of a definitive agreement, certain regulatory and other approvals as well as the approval of various lenders of the Company, Newmark, and Technical Olympic Inc. If the merger is consummated, it is contemplated that shares of the Company would be exchanged for shares of Newmark. During 2001, in connection with the proposed merger, the Company incurred approximately $2 million in legal, consulting, and related costs. These costs are included in acquisition and merger related charges in the accompanying statement of operations.

9.  RELATED PARTY TRANSACTIONS

     During 2001, the Company entered into purchasing agreements with Technical Olympic S.A. The agreements provide that Technical Olympic S.A. would purchase certain of the materials and supplies necessary for operations and sell them to the Company, all in an effort to consolidate the purchasing function. Although Technical Olympic S.A. would incur certain franchise tax expense, the subsidiaries would not be required to pay such additional liability.

     During 2001, the Company entered into certain transactions to acquire developed lots from an entity owned by several of the current and former executive officers of the Company. See Note 2.

10.  QUARTERLY RESULTS FOR 2001 AND 2000 (UNAUDITED)

     Quarterly results for the twelve months ended December 31, 2001 and October 31, 2000 follow (dollars in thousands):

                                               1ST        2ND        3RD        4TH
                                             QUARTER    QUARTER    QUARTER    QUARTER
                                             --------   --------   --------   --------
2001
Revenues...................................  $222,581   $254,576   $260,032   $269,506
Income before income taxes.................    22,555     26,139     31,150     31,548
Net income.................................    14,153     16,402     19,547     19,222
2000
Revenues...................................   167,174    212,112    224,308    240,417
Income before income taxes.................     8,660     14,572     16,620     17,346
Net income.................................     5,490      9,239     10,537     10,398

                     ENGLE HOLDINGS CORP. AND SUBSIDIARIES

11. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   PERIOD FROM         PERIOD FROM
                                                NOVEMBER 22, 2000   NOVEMBER 1, 2000      THREE MONTHS
                                                     THROUGH             THROUGH             ENDED
                                                DECEMBER 31, 2000   NOVEMBER 21, 2000   JANUARY 31, 2000
                                                -----------------   -----------------   ----------------
                                                                     (IN THOUSANDS)
Revenues......................................       $87,286            $ 27,606            $167,174
Costs and expenses............................        80,118              47,788             158,514
                                                     -------            --------            --------
Income (loss) before income tax (benefit).....         7,168             (20,182)              8,660
Provision (benefit) for income taxes..........         2,764              (5,949)              3,170
                                                     -------            --------            --------
Net Income (Loss).............................       $ 4,404            $(14,233)           $  5,490
                                                     =======            ========            ========

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   PERIOD FROM         PERIOD FROM
                                                NOVEMBER 22, 2000   NOVEMBER 1, 2000      THREE MONTHS
                                                     THROUGH             THROUGH             ENDED
                                                DECEMBER 31, 2000   NOVEMBER 21, 2000   JANUARY 31, 2000
                                                -----------------   -----------------   ----------------
                                                                     (IN THOUSANDS)
Net cash (provided) required by operating
  activities..................................      $(22,643)           $(17,733)           $(24,300)
                                                    --------            --------            --------
Net cash (required) by investing activities...           (32)               (521)             (1,012)
                                                    --------            --------            --------
Net cash provided (required) by financing
  activities..................................         5,297             (14,392)             (1,784)
                                                    --------            --------            --------
Net increase (decrease) in cash...............       (17,378)            (32,646)            (27,096)
Cash and cash equivalents at beginning of
  period......................................        35,456              68,102              60,944
                                                    --------            --------            --------
Cash and cash equivalents at end of period....      $ 18,078            $ 35,456            $ 33,848
                                                    ========            ========            ========

12.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                    PERIOD FROM    PERIOD FROM
                                                    NOVEMBER 22,   NOVEMBER 1,
                                      YEAR ENDED    2000 THROUGH   2000 THROUGH   YEAR ENDED OCTOBER 31,
                                     DECEMBER 31,   DECEMBER 31,   NOVEMBER 21,   -----------------------
                                         2001           2000           2000         2000          1999
                                     ------------   ------------   ------------   ---------     ---------
                                                                (IN THOUSANDS)
Interest paid (net of interest
  capitalized).....................    $ 1,889         $5,611         $   --       $   374       $    --
                                       =======         ======         ======       =======       =======
Income taxes paid..................    $38,752         $   --         $1,000       $23,612       $16,418
                                       =======         ======         ======       =======       =======

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  1.1          Purchase Agreement dated June 14, 2002, between Newmark
               Homes Corp., certain direct and indirect subsidiaries of
               Newmark, Salomon Smith Barney Inc., Deutsche Bank Securities
               Inc. and Fleet Securities, Inc. as the Initial Purchasers
               (incorporated by reference to Exhibit 1.1 to the Company's
               Current Report on Form 8-K dated July 9, 2002).
  2.1          Agreement and Plan of Merger dated April 8, 2002, by and
               among Newmark Homes Corp., Engle Holdings Corp., and
               Technical Olympic, Inc. (incorporated by reference to
               Exhibit 99.A to the Company's Information Statement on
               Schedule 14-C filed with the Commission on June 3, 2002).
  3.1          Certificate of Incorporation of Newmark Homes Corp.
               (incorporated by reference to Exhibit 3.1 to the Company's
               Current Report on Form 8-K dated March 23, 2001).
  3.2*         Certificate of Amendment to the Certificate of
               Incorporation.
  3.3*         Amended and Restated Bylaws.
  4.2          Indenture, dated as of June 25, 2002, by and among Technical
               Olympic USA, Inc. and the subsidiaries named therein and
               Wells Fargo Bank Minnesota, National Association, as trustee covering up to $200,000,000 9% Senior Notes due 2010
               (incorporated herein by reference to Exhibit 4.1 to the
               Company's Current Report on Form 8-K dated July 9, 2002).
  4.3          Indenture, dated as of June 25, 2002 by and among Technical
               Olympic USA, Inc., the subsidiaries name therein and Wells
               Fargo Bank Minnesota, National Association, as trustee
               covering up to $150,000,000 10 3/8% Senior Subordinated
               Notes due 2012 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated July 9,
               2002).
  4.4*         Supplemental Indenture for the 9% Senior Notes due 2010,
               dated July 24, 2002 by and among Technical Olympic USA, Inc.
               and the subsidiaries named therein and Wells Fargo Bank
               Minnesota, National Association, as trustee.
  4.5*         Supplemental Indenture for the 10 3/8% Senior Subordinated
               Notes due 2012, dated July 24, 2002 by and among Technical
               Olympic USA, Inc. and the subsidiaries named therein and
               Wells Fargo Bank Minnesota, National Association, as
               trustee.
  4.6          Form of Technical Olympic USA, Inc. 9% Senior Note due 2010
               (included in Exhibit A to Exhibit 4.2).
  4.7          Form of Technical Olympic USA, Inc. 10 3/8% Senior
               Subordinated Note due 2012 (included in Exhibit A of Exhibit
               4.3).
  4.8          Registration Rights Agreement dated June 25, 2002, among
               Technical Olympic USA, Inc., certain direct and indirect
               subsidiaries of Technical Olympic USA, Inc., Salomon Smith
               Barney, Inc., Deutsche Bank Securities, Inc. and Fleet
               Securities, Inc. relating to the Senior Notes (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K dated July 9, 2002).
  4.9          Registration Rights Agreement dated June 25, 2002, among
               Technical Olympic USA, Inc., certain direct and indirect
               subsidiaries of Technical Olympic USA, Inc., Salomon Smith
               Barney Inc., Deutsche Bank Securities Inc. and Fleet
               Securities, Inc. relating to the Senior Subordinated Notes
               (incorporated by reference to Exhibit 4.4 to the Company's
               Current Report on Form 8-K dated July 9, 2002).
  4.10         Registration Rights Agreement dated June 25, 2002, among
               Technical Olympic USA, Inc. and Technical Olympic, Inc.
               (incorporated by reference to Exhibit 2.2 to the Company's
               Current Report on Form 8-K dated July 9, 2002).
  5.1*         Form of Opinion of Vinson & Elkins L.L.P. regarding the
               validity of the securities being registered.
 10.1          Credit Agreement dated June 25, 2002, among Technical
               Olympic USA, Inc., the Lenders and Issuers named therein,
               Citicorp North America, Inc. as Administrative Agent, Fleet
               National Bank as Documentation Agent and Salomon Smith
               Barney Inc. as Sole Arranger and Sole Book Manager
               (incorporated by reference to Exhibit 99.2 to the Company's
               Current Report on Form 8-K dated July 9, 2002).

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 10.2          Employment Agreement between Newmark Homes Corp. and Antonio
               B. Mon dated April 5, 2002, effective June 25, 2002
               (incorporated by reference to Exhibit 99.E to the Company's
               Information Statement on Schedule 14-C filed on June 3,
               2002).
 10.3          Employment Agreement between Technical Olympic USA, Inc. and
               Tommy L. McAden dated July 12, 2002, effective June 25, 2002
               (incorporated by reference to Exhibit 10.10 to the Company's quarterly report on Form 10-Q filed August 13, 2002).
 10.4          Technical Olympic USA, Inc. Annual and Long-Term Incentive
               Plan (incorporated by reference to the Company's Form S-8
               filed September 9, 2002).
 12*           Statement Re: Ratio of Earnings to Fixed Charges.
 23.1*         Consent of Ernst & Young LLP independent certified public
               accountants.
 23.2*         Consent of BDO Seidman, LLP independent certified public
               accountants.
 23.3*         Consent of BDO Seidman, LLP independent certified public
               accountants.
 23.4*         Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
 24.1**        Power of Attorney (included in the signature pages of this
               Registration Statement).
 25.1*         Statement of Eligibility on form T-1 of Wells Fargo Bank
               Minnesota National Association with respect to the 9% Senior
               Notes due 2010 and the 10 3/8% Senior Subordinated Notes due
               2012.
 99.1*         Form of Letter of Transmittal (Senior Notes).
 99.2*         Form of Letter of Transmittal (Senior Subordinated Notes).


---------------

 * Filed herewith.


** Filed previously.


ITEM 22.  UNDERTAKINGS


     The undersigned registrants hereby undertake:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant, we have been advised that in the opinion of the Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (2) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 30, 2002.


                                          TECHNICAL OLYMPIC USA, INC.

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                     Tommy L. McAden
                                              Vice-President -- Finance and
                                                      Administration
                                               and Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below:



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                                Executive Vice Chairman,        October 30, 2002
 ------------------------------------------------       President, Chief Executive
                  Antonio B. Mon                      Officer and Director (Principal
                                                             Executive Officer


               /s/ TOMMY L. MCADEN                     Vice President -- Finance and     October 30, 2002
 ------------------------------------------------        Administration and Chief
                 Tommy L. McAden                       Financial Officer (Principal
                                                            Financial Officer)


               /s/ RANDY L. KOTLER                       Chief Accounting Officer        October 30, 2002
 ------------------------------------------------     (Principal Accounting Officer)
                 Randy L. Kotler


                        *                                  Chairman of the Board         October 30, 2002
 ------------------------------------------------
               Constantine Stengos


                        *                                 Executive Vice Chairman        October 30, 2002
 ------------------------------------------------              and Director
                Yannis Delikanakis


                        *                                 Emeritus Vice Chairman         October 30, 2002
 ------------------------------------------------              and Director
                Lonnie M. Fedrick


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                 Andreas Stengos


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                  George Stengos


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                 Larry D. Horner


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                William A. Hasler

                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                                        Director                October 30, 2002
 ------------------------------------------------
                Michael J. Poulos


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                Michael S. Stevens

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 30, 2002.


                                          ADLER REALTY CO.

                                          ADRO CONST., INC.


                                          TAP ACQUISITION CO.


                                          THE ADLER COMPANIES, INC.


                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden

                                                  President and Treasurer



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                                ADLER REALTY CO.


                               ADRO CONST., INC.


                              TAP ACQUISITION CO.


                           THE ADLER COMPANIES, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

               /s/ TOMMY L. MCADEN                     President, Treasurer and Sole     October 30, 2002
 ------------------------------------------------     Director (Principal Executive,
                 Tommy L. McAden                     Accounting and Financial Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 30, 2002.


                                          BANYAN TRAILS, INC.
                                          ENGLE HOMES REALTY, INC.
                                          ENGLE HOMES/ARIZONA CONSTRUCTION, INC.
                                          ENGLE HOMES/ARIZONA, INC.
                                          ENGLE HOMES/ATLANTA, INC.
                                          ENGLE HOMES/BROWARD, INC.
                                          ENGLE HOMES/COLORADO, INC.
                                          ENGLE HOMES/GEORGIA, INC.
                                          ENGLE HOMES/GULF COAST, INC.
                                          ENGLE HOMES/JACKSONVILLE, INC.
                                          ENGLE HOMES/LAKE BERNADETTE, INC.
                                          ENGLE HOMES/NORTH CAROLINA, INC.
                                          ENGLE HOMES/ORLANDO, INC.
                                          ENGLE HOMES/PALM BEACH, INC.
                                          ENGLE HOMES/PEMBROKE, INC.
                                          ENGLE HOMES/SOUTHWEST FLORIDA, INC.
                                          ENGLE HOMES/TEXAS, INC.
                                          ENGLE HOMES/VIRGINIA, INC.
                                          GREENLEAF HOMES, INC.
                                          PEMBROKE FALLS REALTY, INC.
                                          PREFERRED BUILDERS REALTY, INC.
                                          ST. TROPEZ AT BOCA GOLF, INC.

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                       Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:




                 /s/ ERIC ECKBERG                        President of Engle Homes/       October 29, 2002
 ------------------------------------------------             Colorado, Inc.
                   Eric Eckberg                        (Principal Executive Officer)


                 /s/ SERGE GOOTAN                        President of Engle Homes/       October 31, 2002
 ------------------------------------------------            Gulf Coast, Inc.
                   Serge Gootan                        (Principal Executive Officer)


              /s/ WILLIAM CARMICHAEL                     President of Engle Homes/       October 29, 2002
 ------------------------------------------------              Orlando, Inc.
                William Carmichael                     (Principal Executive Officer)


                /s/ DAVID A. COBB                        President of Engle Homes/       October 29, 2002
 ------------------------------------------------         Southwest Florida, Inc.
                  David A. Cobb                        (Principal Executive Officer)


               /s/ RICHARD ALBERQUE                      President of Engle Homes/       October 29, 2002
 ------------------------------------------------               Texas, Inc.
                 Richard Alberque                      (Principal Executive Officer)


               /s/ BRUCE LEINBERGER                      President of Engle Homes/       October 29, 2002
 ------------------------------------------------             Virginia, Inc.
                 Bruce Leinberger                      (Principal Executive Officer)


                /s/ DOMINIC RIZZO                       President of Pembroke Falls      October 31, 2002
 ------------------------------------------------              Realty, Inc.
                  Dominic Rizzo                        (Principal Executive Officer)


                /s/ PAUL ACKERMAN                     President of Preferred Builders    October 31, 2002
 ------------------------------------------------              Realty, Inc.
                  Paul Ackerman                        (Principal Executive Officer)



                              BANYAN TRAILS, INC.


                       ENGLE HOMES/LAKE BERNADETTE, INC.


                        ENGLE HOMES/NORTH CAROLINA, INC.


                          ENGLE HOMES/PALM BEACH, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

               /s/ HARRY ENGELSTEIN                   President (Principal Executive     October 29, 2002
 ------------------------------------------------                Officer)
                 Harry Engelstein


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice President -- Finance and     October 30, 2002
 ------------------------------------------------      Administration, Treasurer and
                 Tommy L. McAden                     Director (Principal Financial and
                                                            Accounting Officer)


               /s/ JOHN A. KRAYNICK                     Vice President and Director      October 30, 2002
 ------------------------------------------------
                 John A. Kraynick


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis

                           ENGLE HOMES/ATLANTA, INC.


                            ENGLE HOMES REALTY, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                  /s/ GUY CRAMB                       President (Principal Executive     October 31, 2002
 ------------------------------------------------                Officer)
                    Guy Cramb


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice President -- Finance and     October 30, 2002
 ------------------------------------------------      Administration, Treasurer and
                 Tommy L. McAden                     Director (Principal Financial and
                                                            Accounting Officer)


               /s/ JOHN A. KRAYNICK                     Vice President and Director      October 30, 2002
 ------------------------------------------------
                 John A. Kraynick


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis



                     ENGLE HOMES/ARIZONA CONSTRUCTION, INC.


                           ENGLE HOMES/ARIZONA, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                /s/ MARK R. UPTON                     President (Principal Executive     October 29, 2002
 ------------------------------------------------                Officer)
                  Mark R. Upton


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice President -- Finance and     October 30, 2002
 ------------------------------------------------      Administration, Treasurer and
                 Tommy L. McAden                     Director (Principal Financial and
                                                            Accounting Officer)


               /s/ JOHN A. KRAYNICK                     Vice President and Director      October 30, 2002
 ------------------------------------------------
                 John A. Kraynick


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis

                           ENGLE HOMES/BROWARD, INC.


                           ENGLE HOMES/PEMBROKE, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

               /s/ RONALD L. YUTER                    President (Principal Executive     October 29, 2002
 ------------------------------------------------                Officer)
                 Ronald L. Yuter


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice President -- Finance and     October 30, 2002
 ------------------------------------------------      Administration, Treasurer and
                 Tommy L. McAden                     Director (Principal Financial and
                                                            Accounting Officer)


               /s/ JOHN A. KRAYNICK                     Vice President and Director      October 30, 2002
 ------------------------------------------------
                 John A. Kraynick


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis



                           ENGLE HOMES/COLORADO, INC.


                          ENGLE HOMES/GULF COAST, INC.


                           ENGLE HOMES/ORLANDO, INC.


                      ENGLE HOMES/SOUTHWEST FLORIDA, INC.


                            ENGLE HOMES/TEXAS, INC.


                           ENGLE HOMES/VIRGINIA, INC.


                          PEMBROKE FALLS REALTY, INC.


                        PREFERRED BUILDERS REALTY, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice President -- Finance and     October 30, 2002
 ------------------------------------------------      Administration, Treasurer and
                 Tommy L. McAden                     Director (Principal Financial and
                                                            Accounting Officer)


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                 John A. Kraynick


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis

                           ENGLE HOMES/GEORGIA, INC.


                         ENGLE HOMES/JACKSONVILLE, INC.


                             GREENLEAF HOMES, INC.


                         ST. TROPEZ AT BOCA GOLF, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                            President and Director (Principal   October 30, 2002
 ------------------------------------------------           Executive Officer)
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice President -- Finance and     October 30, 2002
 ------------------------------------------------      Administration, Treasurer and
                 Tommy L. McAden                     Director (Principal Financial and
                                                            Accounting Officer)


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                 John A. Kraynick


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 30, 2002.


                                          UNIVERSAL LAND TITLE AGENCY, INC.
                                          UNIVERSAL LAND TITLE, INC.
                                          UNIVERSAL LAND TITLE OF VIRGINIA, INC.
                                          UNIVERSAL LAND TITLE OF TEXAS, INC.

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                       UNIVERSAL LAND TITLE AGENCY, INC.


                           UNIVERSAL LAND TITLE, INC.


                     UNIVERSAL LAND TITLE OF VIRGINIA, INC.


                      UNIVERSAL LAND TITLE OF TEXAS, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----
                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------      Administration, Treasurer and
                 Tommy L. McAden                     Director (Principal Financial and
                                                            Accounting Officer)


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                 John A. Kraynick


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis


                        *                            President and Director (Principal   October 30, 2002
 ------------------------------------------------           Executive Officer)
                  Michael Glass

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami State of Florida on October 30, 2002.


                                          NEWMARK FINANCE CORPORATION


                                          By:      /s/ TOMMY L. MCADEN

                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


                                          NEWMARK FINANCE AFFILIATE, LTD.



                                          By: NEWMARK FINANCE CORPORATION


                                            as general partner



                                          By:      /s/ TOMMY L. MCADEN

                                            ------------------------------------

                                                      Tommy L. McAden


                                               Vice-President -- Finance and
                                                        Administration



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                   SIGNATURE                                  CAPACITY                   DATE
                   ---------                                  --------                   ----

                       *                              Sole Director of Newmark        October 30,
------------------------------------------------        Finance Corporation              2002
                Andreas Stengos


                /s/ TERRY WHITE                      Vice President of Newmark        October 31,
------------------------------------------------   Finance Corporation (Principal        2002
                  Terry White                           Accounting Officer)


               /s/ LONNIE FEDRICK                   President of Newmark Finance      October 30,
------------------------------------------------       Corporation (Principal            2002
                 Lonnie Fedrick                          Executive Officer)


                /s/ TOMMY MCADEN                   Vice-President -- Finance and      October 30,
------------------------------------------------     Administration of Newmark           2002
                  Tommy McAden                     Finance Corporation (Principal
                                                         Financial Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami State of Florida on October 30, 2002.


                                          ENGLE HOMES DELAWARE, INC.
                                          ENGLE HOMES FINANCING, INC.

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                           ENGLE HOMES DELAWARE, INC.


                          ENGLE HOMES FINANCING, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                 /s/ PAUL LEIKERT                                Director                October 30, 2002
 ------------------------------------------------
                   Paul Leikert


               /s/ JOAN DOBRZYNSKI                   Secretary, Treasurer and Director   October 30, 2002
 ------------------------------------------------
                 Joan Dobrzynski


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                  Holly Hubenak


                /s/ MILDRED SMITH                     President (Principal Executive     October 31, 2002
 ------------------------------------------------                Officer)
                  Mildred Smith


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------        Administration (Principal
                 Tommy L. McAden                     Financial and Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami State of Florida on October 30, 2002.


                                          NHC HOMES, INC.
                                          NMH INVESTMENTS, INC.

                                          PUDC, INC.


                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                                NHC HOMES, INC.


                             NMH INVESTMENTS, INC.


                                   PUDC, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                              President, Treasurer and Sole     October 30, 2002
 ------------------------------------------------      Director (Principal Executive
                Yannis Delikanakis                               Officer)


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------        Administration (Principal
                 Tommy L. McAden                     Financial and Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami State of Florida on October 30, 2002.


                                          NEWMARK HOMES BUSINESS TRUST

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


                                          NEWMARK HOMES PURCHASING, L.P.



                                          By: NEWMARK HOMES BUSINESS TRUST


                                            NEWMARK HOMES BUSINESS TRUST


                                            as general partner



                                          By:      /s/ TOMMY L. MCADEN

                                            ------------------------------------

                                                      Tommy L. McAden


                                               Vice-President -- Finance and
                                                        Administration



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                          NEWMARK HOMES BUSINESS TRUST



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                 /s/ TERRY WHITE                        President and Sole Managing      October 31, 2002
 ------------------------------------------------      Trustee (Principal Executive
                   Terry White                                   Officer)


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------        Administration (Principal
                 Tommy L. McAden                     Financial and Accounting Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 30, 2002.


                                          ENGLE HOMES, INC.

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                               ENGLE HOMES, INC.



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                               President, Chief Executive       October 30, 2002
 ------------------------------------------------     Officer and Director (Principal
                  Antonio B. Mon                            Executive Officer)


               /s/ TOMMY L. MCADEN                       Chief Financial Officer,        October 30, 2002
 ------------------------------------------------               Treasurer,
                 Tommy L. McAden                      Vice-President  --  Finance and
                                                        Administration and Director
                                                         (Principal Financial and
                                                            Accounting Officer)


                        *                                        Director                October 30, 2002
 ------------------------------------------------
               Constantine Stengos


                        *                               Vice President and Director      October 30, 2002
 ------------------------------------------------
                Yannis Delikanakis


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                  George Stengos


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                 Andreas Stengos


                        *                                        Director                October 30, 2002
 ------------------------------------------------
                   Ronald Korn

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami State of Florida on October 30, 2002.


                                          PREFERRED HOME MORTGAGE COMPANY

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration

                                          TM INVESTMENTS, L.L.C.

                                          By: PREFERRED HOME MORTGAGE COMPANY
                                            as its managing member

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration

                                          TECHNICAL MORTGAGE, L.P.

                                          By: TM INVESTMENTS, L.L.C.,
                                            its general partner

                                          By: PREFERRED HOME MORTGAGE COMPANY
                                            as its managing member

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------     Preferred Home Mortgage Company
                  Antonio B. Mon


                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------     Preferred Home Mortgage Company
                 John A. Kraynick


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------     Administration and Director of
                 Tommy L. McAden                      Preferred Home Mortgage Company
                                                     (Principal Financial Officer and
                                                            Accounting Officer)


                        *                               Director of Preferred Home       October 30, 2002
 ------------------------------------------------            Mortgage Company
                  Holly Hubenak


                 /s/ PAUL LEIKERT                       President of Preferred Home      October 30, 2002
 ------------------------------------------------       Mortgage Company (Principal
                   Paul Leikert                             Executive Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 30, 2002.


                                          UNIVERSAL LAND TITLE INVESTMENT #1,
                                          L.L.C.
                                          UNIVERSAL LAND TITLE INVESTMENT #2,
                                          L.L.C.
                                          UNIVERSAL LAND TITLE INVESTMENT #3,
                                          L.L.C.
                                          UNIVERSAL LAND TITLE INVESTMENT #4,
                                          L.L.C.
                                          PRESTIGE ABSTRACT & TITLE, L.L.C.

                                          By: UNIVERSAL LAND TITLE, INC.
                                            as Managing Member of each
                                              respective entity

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------     Administration and Director of
                 Tommy L. McAden                        Universal Land Title, Inc.
                                                         (Principal Financial and
                                                            Accounting Officer)


                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                 John A. Kraynick


                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                Yannis Delikanakis


                        *                                President and Director of       October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                  Michael Glass                        (Principal Executive Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami State of Florida on October 30, 2002.



                                          NEWMARK HOME CORPORATION


                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


                                          NEWMARK HOMES L.P.


                                          By: NEWMARK HOME CORPORATION,
                                            as general partner

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration

                                          SILVERLAKE INTERESTS, L.C.

                                          By: NEWMARK HOMES L.P.,
                                            as managing member

                                          By: NEWMARK HOME CORPORATION,
                                            as general partner

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                              Sole Director of Newmark Home     October 30, 2002
 ------------------------------------------------               Corporation
                 Andreas Stengos


                /s/ LONNIE FEDRICK                      Chief Executive Officer of       October 30, 2002
 ------------------------------------------------        Newmark Home Corporation
                  Lonnie Fedrick                       (Principal Executive Officer)


                 /s/ TERRY WHITE                        Chief Financial Officer of       October 30, 2002
 ------------------------------------------------        Newmark Home Corporation
                   Terry White                         (Principal Financial Officer)


                  /s/ ERIC ROME                         Chief Operating Officer of       October 30, 2002
 ------------------------------------------------        Newmark Home Corporation
                    Eric Rome                         (Principal Accounting Officer)


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------     Administration of Newmark Home
                 Tommy L. McAden                                Corporation

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami State of Florida on October 30, 2002.



                                          PACIFIC UNITED DEVELOPMENT CORP


                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


                                          PACIFIC UNITED L.P.


                                          By: PACIFIC UNITED DEVELOPMENT CORP.,
                                            as general partner

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                                Chief Executive officer,        October 30, 2002
 ------------------------------------------------     President and Sole Director of
                Yannis Delikanakis                   Pacific United Development Corp.
                                                       (Principal Executive Officer)


                 /s/ GINEA HOSEA                             Controller, Vice            October 31, 2002
 ------------------------------------------------      President-Finance of Pacific
                   Ginea Hosea                           United Development Corp.
                                                               (Controller)


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------        Administration (Principal
                 Tommy L. McAden                            Financial Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on October 30, 2002.



                                          PROFESSIONAL ADVANTAGE TITLE, LTD.


                                          UNIVERSAL LAND TITLE OF THE PALM


                                          BEACHES, LTD.


                                          By: UNIVERSAL LAND TITLE, INC.
                                            as general partner of each
                                              respective entity

                                          By:      /s/ TOMMY L. MCADEN
                                            ------------------------------------
                                                      Tommy L. McAden
                                               Vice-President -- Finance and
                                                        Administration


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:



                    SIGNATURE                                    CAPACITY                      DATE
                    ---------                                    --------                      ----

                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                  Antonio B. Mon


               /s/ TOMMY L. MCADEN                     Vice-President -- Finance and     October 30, 2002
 ------------------------------------------------     Administration and Director of
                 Tommy L. McAden                        Universal Land Title, Inc.
                                                         (Principal Financial and
                                                            Accounting Officer)


                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                 John A. Kraynick


                        *                             Vice President and Director of     October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                Yannis Delikanakis


                        *                                President and Director of       October 30, 2002
 ------------------------------------------------       Universal Land Title, Inc.
                  Michael Glass                        (Principal Executive Officer)


 *By:              /s/ TOMMY L. MCADEN
        ------------------------------------------
                     Tommy L. McAden
                   Attorney -- in-Fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  1.1          Purchase Agreement dated June 14, 2002, between Newmark
               Homes Corp., certain direct and indirect subsidiaries of
               Newmark, Salomon Smith Barney Inc., Deutsche Bank Securities
               Inc. and Fleet Securities, Inc. as the Initial Purchasers
               (incorporated by reference to Exhibit 1.1 to the Company's
               Current Report on Form 8-K dated July 9, 2002).
  2.1          Agreement and Plan of Merger dated April 8, 2002, by and
               among Newmark Homes Corp., Engle Holdings Corp., and
               Technical Olympic, Inc. (incorporated by reference to
               Exhibit 99.A to the Company's Information Statement on
               Schedule 14-C filed with the Commission on June 3, 2002).
  3.1          Certificate of Incorporation of Newmark Homes Corp.
               (incorporated by reference to Exhibit 3.1 to the Company's
               Current Report on Form 8-K dated March 23, 2001).
  3.2*         Certificate of Amendment to the Certificate of
               Incorporation.
  3.3*         Amended and Restated Bylaws.
  4.2          Indenture, dated as of June 25, 2002, by and among Technical
               Olympic USA, Inc. and the subsidiaries named therein and
               Wells Fargo Bank Minnesota, National Association, as trustee covering up to $200,000,000 9% Senior Notes due 2010
               (incorporated herein by reference to Exhibit 4.1 to the
               Company's Current Report on Form 8-K dated July 9, 2002).
  4.3          Indenture, dated as of June 25, 2002 by and among Technical
               Olympic USA, Inc., the subsidiaries name therein and Wells
               Fargo Bank Minnesota, National Association, as trustee
               covering up to $150,000,000 10 3/8% Senior Subordinated
               Notes due 2012 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated July 9,
               2002).
  4.4*         Supplemental Indenture for the 9% Senior Notes due 2010,
               dated July 24, 2002 by and among Technical Olympic USA, Inc.
               and the subsidiaries named therein and Wells Fargo Bank
               Minnesota, National Association, as trustee.
  4.5*         Supplemental Indenture for the 10 3/8% Senior Subordinated
               Notes due 2012, dated July 24, 2002 by and among Technical
               Olympic USA, Inc. and the subsidiaries named therein and
               Wells Fargo Bank Minnesota, National Association, as
               trustee.
  4.6          Form of Technical Olympic USA, Inc. 9% Senior Note due 2010
               (included in Exhibit A to Exhibit 4.2).
  4.7          Form of Technical Olympic USA, Inc. 10 3/8% Senior
               Subordinated Note due 2012 (included in Exhibit A of Exhibit
               4.3).
  4.8          Registration Rights Agreement dated June 25, 2002, among
               Technical Olympic USA, Inc., certain direct and indirect
               subsidiaries of Technical Olympic USA, Inc., Salomon Smith
               Barney, Inc., Deutsche Bank Securities, Inc. and Fleet
               Securities, Inc. relating to the Senior Notes (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K dated July 9, 2002).
  4.9          Registration Rights Agreement dated June 25, 2002, among
               Technical Olympic USA, Inc., certain direct and indirect
               subsidiaries of Technical Olympic USA, Inc., Salomon Smith
               Barney Inc., Deutsche Bank Securities Inc. and Fleet
               Securities, Inc. relating to the Senior Subordinated Notes
               (incorporated by reference to Exhibit 4.4 to the Company's
               Current Report on Form 8-K dated July 9, 2002).
  4.10         Registration Rights Agreement dated June 25, 2002, among
               Technical Olympic USA, Inc. and Technical Olympic, Inc.
               (incorporated by reference to Exhibit 2.2 to the Company's
               Current Report on Form 8-K dated July 9, 2002).
  5.1*         Form of Opinion of Vinson & Elkins L.L.P. regarding the
               validity of the securities being registered.
 10.1          Credit Agreement dated June 25, 2002, among Technical
               Olympic USA, Inc., the Lenders and Issuers named therein,
               Citicorp North America, Inc. as Administrative Agent, Fleet
               National Bank as Documentation Agent and Salomon Smith
               Barney Inc. as Sole Arranger and Sole Book Manager
               (incorporated by reference to Exhibit 99.2 to the Company's
               Current Report on Form 8-K dated July 9, 2002).

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
 10.2          Employment Agreement between Newmark Homes Corp. and Antonio
               B. Mon dated April 5, 2002, effective June 25, 2002
               (incorporated by reference to Exhibit 99.E to the Company's
               Information Statement on Schedule 14-C filed on June 3,
               2002).
 10.3          Employment Agreement between Technical Olympic USA, Inc. and
               Tommy L. McAden dated July 12, 2002, effective June 25, 2002
               (incorporated by reference to Exhibit 10.10 to the Company's quarterly report on Form 10-Q filed August 13, 2002).
 10.4          Technical Olympic USA, Inc. Annual and Long-Term Incentive
               Plan (incorporated by reference to the Company's Form S-8
               filed September 9, 2002).
 12*           Statement Re: Ratio of Earnings to Fixed Charges.
 23.1*         Consent of Ernst & Young LLP independent certified public
               accountants.
 23.2*         Consent of BDO Seidman, LLP independent certified public
               accountants.
 23.3*         Consent of BDO Seidman, LLP independent certified public
               accountants.
 23.4*         Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
 24.1**        Power of Attorney (included in the signature pages of this
               Registration Statement).
 25.1*         Statement of Eligibility on form T-1 of Wells Fargo Bank
               Minnesota National Association with respect to the 9% Senior
               Notes due 2010 and the 10 3/8% Senior Subordinated Notes due
               2012.
 99.1*         Form of Letter of Transmittal (Senior Notes).
 99.2*         Form of Letter of Transmittal (Senior Subordinated Notes).


---------------

 * Filed herewith.


** Filed previously.